                                                                  Exhibit 10.58

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                     AMENDED AND RESTATED CREDIT AGREEMENT

                                     among

                          WORKFLOW MANAGEMENT, INC.,

                         DATA BUSINESS FORMS LIMITED,

                         VARIOUS LENDING INSTITUTIONS,

                     BANK ONE, N.A., as SYNDICATION AGENT

                                      and

                 FLEET NATIONAL BANK, as ADMINISTRATIVE AGENT

                                     with

            FLEETBOSTON ROBERTSON STEPHENS INC. acting as ARRANGER

                          Dated as of March 10, 2000


                                 $250,000,000

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                               TABLE OF CONTENTS
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                                                                           Page
                                                                           ----
SECTION 1.   Amount and Terms of Credit..................................    1

             1.01  Revolving Commitments.................................    1
             1.02  Minimum Borrowing Amounts, etc........................    4
             1.03  Notice of Borrowing...................................    4
             1.04  Competitive Bid Borrowings............................    5
             1.05  Disbursement of Funds.................................    7
             1.06  Notes; etc............................................    9
             1.07  Conversions...........................................   11
             1.08  Pro Rata Borrowings...................................   11
             1.09  Interest..............................................   11
             1.10  Interest Periods......................................   13
             1.11  Increased Costs, Illegality, etc......................   14
             1.12  Compensation..........................................   16
             1.13  Lending Offices; Changes Thereto......................   16
             1.14  Replacement of Lenders................................   17
             1.15  Bankers' Acceptance Provisions........................   18
             1.16  Certain Override Provisions Regarding Utilizations of
                   the Total Canadian Sub-Commitment.....................   18
             1.17  Term Out of Canadian Revolving Loans..................   20

SECTION 2.   Letters of Credit...........................................   21

             2.01  Letters of Credit.....................................   21
             2.02  Letter of Credit Requests; Notices of Issuance........   22
             2.03  Agreement to Repay Letter of Credit Drawings..........   23
             2.04  Letter of Credit Participations.......................   24
             2.05  Increased Costs.......................................   25

SECTION 3.   Fees; Adjustments of Commitments............................   26

             3.01  Fees..................................................   26
             3.02  Voluntary Reduction of Revolving Commitments..........   27
             3.03  Mandatory Adjustments of Revolving Commitments and
                   Prepayment of Term Loans..............................   27

SECTION 4.   Payments....................................................   30

             4.01  Voluntary Prepayments.................................   30
             4.02  Prepayments of Loans to Reflect Revolving Committements,
                   Canadian Sub-Commitments and Sublimits; Scheduled
                   Payments of Term Loans; Etc...........................   31
             4.03  Method and Place of Payment...........................   34
             4.04  Net Payments..........................................   34

SECTION 5.   Conditions Precedent........................................   36

             5.01  Execution of Agreement................................   36
             5.02  Notes.................................................   36

                               TABLE OF CONTENTS
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                                                                            Page
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             5.03  No Default; Representations and Warranties............... 36
             5.04  Officer's Certificate.................................... 36
             5.05  Opinions of Counsel and Other Experts.................... 36
             5.06  Corporate Proceedings.................................... 37
             5.07  Leverage Ratio........................................... 38
             5.08  Adverse Change; Approvals................................ 38
             5.09  Litigation............................................... 38
             5.10  Guaranties............................................... 38
             5.11  Pledge Agreements; Security Agreements................... 39
             5.12  Mortgages; Title Insurance; Surveys...................... 40
             5.13  Financial Statements; Pro Forma Balance Sheet;
                   Projections.............................................. 40
             5.14  Solvency Certificate; Environmental Analyses; Insurance
                   Certificates............................................. 41
             5.15  Plans; Shareholders' Agreements; Management Agreements;
                   Collective Bargaining Agreements; Tax Sharing Agreements;
                   Existing Indebtedness Agreements......................... 41
             5.16  Payment of Fees.......................................... 42
             5.17  Notice of Borrowing; Letter of Credit Request............ 42
             5.18  Additional Conditions to Canadian Effective Date......... 42

SECTION 6.   Representations, Warranties and Agreements..................... 42

             6.01  Status................................................... 43
             6.02  Power and Authority...................................... 43
             6.03  No Violation............................................. 43
             6.04  Litigation............................................... 43
             6.05  Use of Proceeds; Margin Regulations...................... 44
             6.06  Approvals................................................ 44
             6.07  Investment Company Act................................... 44
             6.08  Public Utility Holding Company........................... 44
             6.09  True and Complete Disclosure............................. 44
             6.10  Financial Condition; Financial Statements................ 45
             6.11  Security Interests....................................... 46
             6.12  Tax Returns and Payments................................. 46
             6.13  Compliance with ERISA.................................... 47
             6.14  Ownership; Subsidiaries.................................. 48
             6.15  Capitalization........................................... 48
             6.16  Intellectual Property.................................... 48
             6.17  Compliance with Statutes, etc............................ 48
             6.18  Environmental Matters.................................... 48
             6.19  Real Properties.......................................... 49
             6.20  Labor Relations.......................................... 49
             6.21  Indebtedness............................................. 49
             6.22  Existing Subordinated Indebetness........................ 49
             6.23  Insurance................................................ 50

SECTION 7.   Affirmative Covenants.......................................... 50

             7.01  Information Covenants.................................... 50
             7.02  Books, Records and Inspections; Annual Meetings.......... 52

                               TABLE OF CONTENTS
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                                                                            Page
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             7.03  Maintenance of Property; Insurance.......................  3
             7.04  Payment of Taxes.........................................  3
             7.05  Corporate Franchises.....................................  3
             7.06  Compliance with Statutes, etc............................  3
             7.07  Good Repair..............................................  3
             7.08  Compliance with Environmental Laws.......................  4
             7.09  ERISA....................................................  4
             7.10  Performance of Obligations...............................  5
             7.11  End of Fiscal Years; Fiscal Quarters.....................  5
             7.12  Additional Security; Further Assurances..................  6
             7.13  Foreign Subsidiaries Security............................  6
             7.14  Landlord Waivers, Estoppel Certificates etc..............  7
             7.15  Cash/Cancel Transaction; Cash/Cancel Escrow Account......  7
             7.16  Guaranty and Security from Canadian Credit Parties.......  8
             7.17  Margin Stock.............................................  8

SECTION 8.   Negative Covenants.............................................  8

             8.01  Changes in Business......................................  8
             8.02  Consolidation; Merger, Sale or Purchase of Assets, etc...  8
             8.03  Liens....................................................  1
             8.04  Indebtedness.............................................  2
             8.05  Capital Expenditures.....................................  4
             8.06  Advances, Investments and Loans..........................  5
             8.07  Dividends, etc...........................................  5
             8.08  Transactions with Affiliates.............................  6
             8.09  Leverage Ratio...........................................  6
             8.10  Consolidated Interest Coverage Ratio.....................  6
             8.11  Limitation on Modification of Certificate of Corporation;
                   By-Laws..................................................  7
             8.12  Limitation on the Creation of Subsidiaries...............  7
             8.13  Limitation on Payments and Modifications of Subordinated
                   Indebtedness.............................................  7

SECTION 9.   Events of Default..............................................  8

             9.01  Payments.................................................  8
             9.02  Representations, etc.....................................  8
             9.03  Covenants................................................  8
             9.04  Default Under Other Agreements...........................  8
             9.05  Bankruptcy, etc..........................................  9
             9.06  ERISA....................................................  9
             9.07  Security Documents.......................................  0
             9.08  Guaranties...............................................  0
             9.09  Judgments................................................  0
             9.10  Change of Control........................................  0
             9.11  Existing Subordinated Indebtedness.......................  0

SECTION 10.  Definitions....................................................  1

                               TABLE OF CONTENTS
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                                                                           Page
                                                                           ----
Section 11.  The Agent...................................................   98

             11.01  Appointment............................................. 9
             11.02  Delegation of Duties.................................... 9
             11.03  Exculpatory Provisions.................................. 9
             11.04  Reliance by Agent....................................... 0
             11.05  Notice of Default....................................... 0
             11.06  Non-Reliance on Agent and other Lenders................. 0
             11.07  Indemnification......................................... 1
             11.08  Agent in its Individual Capacity........................ 1
             11.09  Holders................................................. 2
             11.10  Resignation of the Agent; Successor Agent............... 2
             11.11  Syndication Agent and Co-Agents......................... 2

SECTION 12.  Miscellaneous...............................................  103

             12.01  Payment of Expenses, etc.............................  103
             12.02  Right of Setoff......................................  104
             12.03  Notices..............................................  104
             12.04  Benefit of Agreement.................................  104
             12.05  No Waiver; Remedies Cumulative.......................  106
             12.06  Payments Pro Rata....................................  106
             12.07  Calculations; Computations...........................  107
             12.08  GOVERNING LAW; SUBMISSION TO JURISDICTION VENUE......  108
             12.09  Counterparts.........................................  109
             12.10  Effectiveness; Canadian Effective Date...............  109
             12.11  Headings Descriptive.................................  109
             12.12  Amendment or Waiver..................................  109
             12.13  Survival.............................................  111
             12.14  Domicile of Loans....................................  111
             12.15  Confidentiality......................................  111
             12.16  Waiver of Jury Trial.................................  111
             12.17  Register.............................................  112
             12.18  Judgment Currency....................................  112
             12.19  Authorization for Quebec Security....................  113
             12.20  Acknowledgement Regarding Canadian General Guaranty..  113

SECTION 13.  Transitional Arrangements...................................  113

             13.01  Existing Credit Agreement Superseded.................  113
             13.02  Return and Cancellation of Notes.....................  113
             13.03  Interest and Fees Under Superseded Agreement.........  114


ANNEX I-A      Revolving Commitments
ANNEX I-B      Canadian Sub-Commitments
ANNEX I-C      Dollar Term Loan Commitments
ANNEX II       Bank Addresses; Applicable Lending Offices
ANNEX III      Certain Provisions Relating to Bankers' Acceptances
ANNEX IV       Subsidiaries

                               TABLE OF CONTENTS
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ANNEX V        Real Property
ANNEX VI       Existing Debt
ANNEX VII      Insurance
ANNEX VIII     Existing Liens
ANNEX IX       Existing Investments
ANNEX X        ERISA Matters

EXHIBIT A-1 -  Form of Notice of Borrowing
EXHIBIT A-2 -  Form of Letter of Credit Request
EXHIBIT B   -  Form of Notice of Competitive Bid Borrowing
EXHIBIT C-1 -  Form of Dollar Revolving Note
EXHIBIT C-2 -  Form of Canadian Revolving Note
EXHIBIT C-3 -  Form of Swingline Note
EXHIBIT C-4 -  Form of Dollar Term Note
EXHIBIT C-5 -  Form of Canadian Term Note
EXHIBIT D   -  Form of Section 4.04(b)(ii) Certificate
EXHIBIT E-1 -  Form of Opinion of Kaufman & Canoles
EXHIBIT E-2 -  Form of Opinion of Goodman, Phillips & Vineberg
EXHIBIT F   -  Form of Officers' Certificate
EXHIBIT G-1 - Form of Amended and Restated U.S. Subsidiaries Guaranty EXHIBIT G-2 - Form of Amended and Restated Canadian General Guaranty EXHIBIT G-3 - Form of Amended and Restated Canadian Parent/Subsidiaries
               Guaranty
EXHIBIT H-1 -  Form of Amended and Restated U.S. Pledge Agreement
EXHIBIT H-2 -  Form of Amended and Restated Canadian Pledge Agreement
EXHIBIT I-1 -  Form of Amended and Restated U.S. Security Agreement
EXHIBIT I-2 -  Form of Amended and Restated Canadian Security Agreement
EXHIBIT I-3 -  Form of Amended and Restated Canadian Security Agreement
               (Hypothec)
EXHIBIT I-4 -  Form of Amended and Restated Canadian Debenture and Debenture
               Pledge Agreement
EXHIBIT J   -  Form of Solvency Certificate
EXHIBIT K   -  Form of Assignment and Assumption Agreement
EXHIBIT L   -  Form of Intercompany Note

     AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 10, 2000 among WORKFLOW MANAGEMENT, INC., a Delaware corporation ("Workflow"), DATA BUSINESS FORMS LIMITED, a corporation organized and existing under the laws of Ontario ("DBF" and, together with Workflow, the "Borrowers" and each, a "Borrower"), the Lenders from time to time party hereto, BANK ONE, N.A., as Syndication Agent (in such capacity, the "Syndication Agent"), BANK OF AMERICA, COMERICA BANK, and UNION BANK OF CALIFORNIA, N.A. as Co-Agents, FLEET NATIONAL BANK, as Administrative Agent (in such capacity, the "Agent") and, upon the appointment thereof, the Canadian Co-Agent. This Agreement amends and restates in its entirety the Existing Credit Agreement. Unless otherwise defined herein, all capitalized terms used herein and defined in Section 10 are used herein as so defined.

                             W I T N E S S E T H :
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     WHEREAS, subject to and upon the terms and conditions herein set forth, the Lenders are willing to make available to the Borrowers the respective credit facilities provided for herein;

     NOW, THEREFORE, IT IS AGREED:

     SECTION 1.  Amount and Terms of Credit.
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     1.01 Revolving Commitments.
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          (a)  Subject to and upon the terms and conditions set forth herein,
(x) each Revolver Lender (other than a Canadian Lender in its capacity as such) severally agrees to make a revolving loan or revolving loans to Workflow, which revolving loans shall be made and maintained in Dollars (each a "Dollar Revolving Loan" and, collectively, the "Dollar Revolving Loans") and (y) each Canadian Lender severally agrees to make a revolving loan or revolving loans to DBF, which revolving loans shall be made and maintained in Canadian Dollars (each a "Canadian Revolving Loan" and, collectively, the "Canadian Revolving Loans", and with the revolving loans made to the Borrowers pursuant to this
Section 1.01(a) being herein called a "Revolving Loan" and, collectively, the "Revolving Loans"), which Revolving Loans:

               (i) shall be made (X) at any time and from time to time on and after the Effective Date and prior to the Final Maturity Date in the case of the Dollar Revolver Loans and (Y) at any time and from time to time on and after the Canadian Effective Date and prior to the Canadian Term Out Date in the case of the Canadian Revolver Loans;

               (ii) shall, in the case of Dollar Revolving Loans, and at the option of Workflow, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (A) except as otherwise
                                          --------
     specifically provided herein, all Dollar Revolving Loans comprising the same Borrowing shall be of the same Type and (B) prior to the Syndication Date, Dollar Revolving Loans may only be incurred as Eurodollar Loans on the first day of a PSD Interest Period;

               (iii) shall, in the case of Canadian Revolving Loans, and at the option of DBF, be made either by means of (x) Canadian Prime Rate Loans in Canadian Dollars or (y) Bankers' Acceptances Loans in Canadian Dollars on the terms and conditions provided for herein and in Annex III (the terms and conditions of which shall be deemed incorporated by reference into this Agreement);

               (iv) may be repaid and reborrowed in accordance with the provisions hereof;

               (v) shall not be made (or be required to be made) by any Revolver Lender on any date if, after giving effect thereto, the Revolving Credit Exposure of such Revolver Lender would exceed the Revolving Commitment of such Lender at such time;

               (vi) shall not, in the case of Canadian Revolving Loans, exceed for any Canadian Lender at the time of the making of any such Canadian Revolving Loans, and after giving effect thereto, that aggregate principal amount or Face Amount, as the case may be, of such Canadian Revolving Loans (for this purpose, using the Dollar Equivalent of the principal amount or Face Amount, as the case may be, thereof) which, when added to the Dollar Equivalent of the aggregate principal amount or Face Amount, as the case may be, of all other Canadian Revolving Loans then outstanding from such Canadian Lender, equals the lesser of (i) the Canadian Sub-Commitment of such Canadian Lender at such time and (ii) the Canadian Percentage of such Canadian Lender times the Canadian EBITDA
                                                 -----
     Sublimit at such time;

               (vii) shall not, in the case of Canadian Revolving Loans, exceed for all Canadian Lenders at the time of the making of any such Canadian Revolving Loans, and after giving effect thereto, that aggregate principal amount or Face Amount, as the case may be, of such Canadian Revolving Loans (for this purpose, using the Dollar Equivalent of the principal amount or Face Amount, as the case may be, thereof) which, when added to the Dollar Equivalent of the aggregate principal amount or Face Amount, as the case may be, of all other Canadian Revolving Loans then outstanding, equals the lesser of (i) Total Canadian Sub-Commitment at such time and (ii) the Canadian EBITDA Sublimit at such time;

               (viii) shall not, in the case of Dollar Revolving Loans, exceed for all Revolver Lenders at the time of the making of any such Dollar Revolving Loans, and after giving effect thereto, that aggregate principal amount of such Dollar Revolving Loans which, when added to the sum of (I) the aggregate principal amount of all other Dollar Revolving Loans then outstanding, (II) the aggregate principal amount of all Swingline Loans then outstanding and (III) the aggregate amount of all Letter of Credit Outstandings at such time, equals the Total Dollar Revolving Sub-Commitment at such time; and

               (ix) shall not, in the case of all Revolving Loans, be made at any time if, after giving effect thereto, the Aggregate Revolving Credit Exposure would exceed the Total Revolving Commitment at such time.

          (b) Subject to and upon the terms and conditions set forth herein, each Dollar Term Lender severally agrees to make term loans to Workflow in the amount of its Dollar Term Loan Commitment, which term loans shall be made and maintained in Dollars (the "Dollar Term Loans"), which Dollar Term Loans;

               (i)     shall be made on the Effective Date; and

               (ii) shall, at the option of Workflow, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (A) except as
     --------
     otherwise specifically provided herein, all Dollar Term Loans comprising the same Borrowing shall be of the same Type and (B) prior to the Syndication Date, Dollar Term Loans may only be incurred as or converted into Eurodollar Loans on the first day of a PSD Interest Period.

          (c)  (A)     Subject to and upon the terms and conditions set forth
herein, Fleet in its individual capacity agrees to make, at any time and from time to time on and after the Effective Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans to Workflow (each a "Swingline Loan" and, collectively, the "Swingline Loans"), which Swingline Loans:

               (i)     shall be made and maintained in Dollars and as Base Rate
     Loans;

               (ii) may be repaid and reborrowed in accordance with the provisions hereof;

               (iii) shall not be made (or required to be made) on any date if, after giving effect thereto, the Aggregate Revolving Credit Exposure would exceed the Total Revolving Commitment at such time; and

               (iv) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount.

               (B) Fleet shall not be obligated to make any Swingline Loans at a time when a Lender Default exists unless Fleet has entered into arrangements satisfactory to it and Workflow to eliminate Fleet's risk with respect to the Defaulting Lender's or Lenders' participation in such Swingline Loans, including by cash collateralizing each such Defaulting Lender's Dollar Percentage of the outstanding Swingline Loans. Fleet will not make a Swingline Loan after it has received written notice from Workflow, any other Credit Party or the Required Lenders stating that a Default or an Event of Default exists until such time as (x) Fleet shall have received a written notice of (i) rescission of such notice from the party or parties originally delivering the same or (ii) the waiver of such Default or Event of Default from the Required Lenders or (y) the cure of such Default or Event of Default.

               (C) On any Business Day, Fleet may, in its sole discretion, give notice to the Revolver Lenders that its outstanding Swingline Loans shall be funded with a Borrowing of Dollar Revolving Loans (provided that each such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 9.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 9), in which case a Borrowing or Borrowings of Dollar Revolving Loans, as the case may be, constituting Base Rate Loans (each such Borrowing or Borrowings, collectively, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Revolver Lenders pro rata based on each Revolver Lender's Dollar Percentage, and the proceeds thereof shall be applied directly to repay Fleet for such outstanding Swingline Loans. Each Revolver Lender hereby irrevocably agrees to make Dollar Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by Fleet notwithstanding
(i) that the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 5 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing and (v) the amount of, or termination of, the

Total Revolving Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of Workflow), each Revolver Lender (other than Fleet) hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from Workflow on or after such date and prior to such purchase) from Fleet such participations in the outstanding Swingline Loans as shall be necessary to cause such Revolver Lenders to share in such Swingline Loans ratably based upon their respective Dollar Percentages, provided that (x) all
                                                        --------
interest payable on the Swingline Loans shall be for the account of Fleet until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Revolver Lender shall be required to pay Fleet interest on the principal amount of the participation purchased for each day from and including the day upon which the respective participation would otherwise have occurred to but excluding the date of payment for such participation, at the Federal Funds Effective Rate for the first day and at the rate otherwise applicable to Dollar Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

          (d) Subject to and upon the terms and conditions set forth herein, each Lender severally agrees that Workflow may, in accordance with the procedures established pursuant to Section 1.04, incur a loan or loans (each a "Competitive Bid Loan" and, collectively, the "Competitive Bid Loans"), denominated in Dollars, pursuant to a Competitive Bid Borrowing at any time and from time to time after the Effective Date and prior to the date which is 30 days prior to the Final Maturity Date, provided that no Competitive Bid Loan may
                                       --------
be made if, after giving effect thereto, (i) the Aggregate Revolving Credit Exposure would exceed the Total Revolving Commitment as then in effect or (ii) the aggregate principal amount of Competitive Bid Loans would exceed the Total Competitive Bid Loan Limit, provided further that no Competitive Bid Loan may be
                            -------- -------
made if, after giving effect thereto, the Leverage Ratio would be greater than or equal to 3.25:1.00. Within the foregoing limits and subject to the terms and conditions set forth in Sections 1.04 and 5, Competitive Bid Loans may be repaid and reborrowed in accordance with the provisions hereof.

     1.02 Minimum Borrowing Amounts, etc.  The aggregate principal amount of
          ------------------------------
each Borrowing of Loans (other than Revolving Loans made pursuant to a Mandatory Borrowing) shall not be less than the Minimum Borrowing Amount applicable thereto. More than one Borrowing may be incurred on any day, provided that at no time shall there be outstanding more than ten Borrowings of Eurodollar Loans (or such greater number of Borrowings of Eurodollar Loans as is acceptable to the Agent).

     1.03 Notice of Borrowing.
          -------------------

          (a) Whenever a Borrower desires to incur Revolving Loans hereunder (excluding (x) Revolving Loans incurred pursuant to a Mandatory Borrowing and
(y) Borrowings of Canadian Prime Rate Loans to the extent resulting from automatic conversions of Bankers' Acceptance Loans as provided in clause (i) of Annex III), such Borrower shall give the Agent at the Notice Office (and, in the case of Canadian Revolving Loans, such Borrower shall also give the Canadian Co-Agent at the Canadian Notice Office), (w) prior to 11:00 A.M. (New York time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans, (x) prior to 11:00 A.M. (New York time), written notice (or telephonic notice promptly confirmed in writing) on the date of each Borrowing of Base Rate Loans, (y) prior to 11:00

A.M. (New York time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Banker's Acceptance Loans, and (z) prior to 11:00 A.M. (New York time) written notice (or telephonic notice promptly confirmed in writing) on the date of each Borrowing of Canadian Prime Rate Loans. Each such notice (each, a "Notice of Borrowing") shall, except as provided in Section 1.11(a) or (b), be irrevocable, and, in the case of each written notice and each written confirmation of telephonic notice, shall be in the form of Exhibit A-1, appropriately completed to specify: (i) the aggregate principal amount (or Face Amount, as the case may be) of the Revolving Loans to be incurred pursuant to such Borrowing (stated in the Applicable Currency); (ii) the date of such Borrowing (which shall be a Business Day);
(iii) in the case of Dollar Revolving Loans, whether the respective Borrowing shall consist of Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto; and (iv) in the case of Canadian Revolving Loans, whether the Canadian Revolving Loans being made pursuant to such Borrowing are to be initially maintained as Canadian Prime Rate Loans or Bankers' Acceptance Loans and, if Bankers' Acceptance Loans, the term thereof (which shall comply with the requirements of clause (a) of Annex III).

          (b) (i) Whenever Workflow desires to incur Swingline Loans hereunder, Workflow shall give Fleet no later than 12:00 Noon (New York time) on the day such Swingline Loan is to be incurred, written notice (or telephonic notice promptly confirmed in writing) of such Swingline Loan. Each such notice shall be irrevocable and shall specify in each case (x) the date of such incurrence (which shall be a Business Day) and (y) the aggregate principal amount of the Swingline Loan requested to be made.


               (ii) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(c)(C), with Workflow irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such
Section 1.01(c)(C).

          (c) The Agent (or, in the case of the Canadian Revolving Loans, the Canadian Co-Agent) shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Revolving Loans, of such Lender's proportionate share thereof, and of the other matters covered by the respective Notice of Borrowing.

          (d) Without in any way limiting the obligation of any Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Agent, the Canadian Co-Agent (in the case of a Borrowing of Canadian Revolving Loans) or Fleet (in the case of a Borrowing of Swingline Loans), as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Agent, the Canadian Co-Agent or Fleet in good faith to be from the president, any vice-president or any Authorized Financial Officer of such Borrower, or from any other authorized officer of such Borrower designated in writing by such Borrower to the Agent, the Canadian Co-Agent or Fleet, as applicable, as being authorized to give such notices. In each such case, each Borrower hereby waives the right to dispute the Agent's, the Canadian Co-Agent's or Fleet's record of the terms of such telephonic notice.

     1.04 Competitive Bid Borrowings.
          --------------------------

          (a) Whenever Workflow desires to incur a Competitive Bid Borrowing, Workflow shall deliver to the Agent at the Notice Office prior to 11:00 A.M. (New York time), at least three Business Days prior to the date of such proposed Competitive Bid Borrowing, a written notice substantially in the form of Exhibit B (each a "Notice of Competitive Bid Borrowing"), such notice to specify in each case (i) the date of the proposed Competitive Bid Borrowing (which shall be a Business Day), (ii) the aggregate principal amount of the proposed Competitive Bid Borrowing (which shall not be less than the Minimum Borrowing Amount applicable thereto), (iii) the maturity date (each a "Competitive Bid Loan Maturity Date") for repayment of each Competitive Bid Loan to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than seven days after the date of such Competitive Bid Borrowing or later than 360 days after the date of such Competitive Bid Borrowing (but in no event later than the thirtieth day preceding the Final Maturity Date)), (iv) the interest payment date or dates relating thereto (which shall be at least every three months in the case of maturities in excess of three months), and (v) any other terms to be applicable to such Competitive Bid Borrowing (although all Competitive Bid Borrowings shall be required to be made, and maintained, in Dollars). The Agent shall promptly notify each Bidder Lender of each such request for a Competitive Bid Borrowing received by it from Workflow by telecopying to each such Bidder Lender a copy of the related Notice of Competitive Bid Borrowing.

          (b) Each Bidder Lender shall, if in its sole discretion it elects to do so, irrevocably offer to make one or more Competitive Bid Loans to Workflow as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Bidder Lender in its sole discretion and determined by such Bidder Lender independently of each other Bidder Lender, by notifying the Agent in writing (which notice shall be promptly distributed to Workflow, provided that the Agent shall not be liable to any Bidder Lender or to Workflow
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for failure to distribute any such notice to Workflow unless such failure resulted from the gross negligence or willful misconduct on the part of the Agent (as finally determined by a court of competent jurisdiction)), before 10:00 A.M. (New York time) on the date (the "Reply Date") which is two Business Days before the date of such proposed Competitive Bid Borrowing, of the minimum amount, if any, and maximum amount of each Competitive Bid Loan which such Bidder Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts may, subject to the proviso to the first sentence of
Section 1.01(d), exceed such Lender's Revolving Commitment) and the rate or rates of interest therefor; provided, that if the Agent in its capacity as a
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Bidder Lender shall, in its sole discretion, elect to make any such offer, it shall notify Workflow in writing of such offer before 9:30 A.M. (New York time) on the Reply Date. If any Bidder Lender shall elect not to make such an offer, such Bidder Lender shall so notify the Agent, before 10:00 A.M. (New York time) on the Reply Date, and such Bidder Lender shall not be obligated to, and shall not, make any Competitive Bid Loan as part of such Competitive Bid Borrowing; provided, that the failure by any Bidder Lender to give such notice shall not
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cause such Bidder Lender to be obligated to, and such Bidder Lender shall not, make any Competitive Bid Loan as part of such proposed Competitive Bid Borrowing.

          (c) Workflow shall, in turn, before 12:00 Noon (New York time) on the Reply Date, either

               (1) cancel such Competitive Bid Borrowing by giving the Agent notice (in writing or by telephone promptly confirmed in writing) to that effect, or

               (2) accept one or more of the offers made by any Bidder Lender or Bidder Lenders pursuant to clause (b) above by giving notice (in writing or by telephone confirmed in writing) to the Agent of the amount of each Competitive Bid Loan (which amount shall be equal to or greater than the minimum amount, if any, and equal to or less than the maximum amount, notified to Workflow by the Agent on behalf of each such Bidder Lender for such Competitive Bid Borrowing) and reject any remaining offers made by Bidder Lenders pursuant to clause (b) above by giving the Agent notice to that effect; provided that
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     acceptance of offers may only be made on the basis of ascending Absolute Rates commencing with the lowest rate so offered; provided further,
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     however, if offers are made by two or more Bidder Lenders at the same rate
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     and acceptance of all such equal offers would result in a greater principal amount of Competitive Bid Loans being accepted than the aggregate principal amount requested by Workflow, Workflow shall have the right to accept one or more such equal offers in their entirety and reject the other equal offer or offers or to allocate acceptance among all such equal offers (but giving effect to the minimum amounts, if any, and maximum amounts specified for each such offer pursuant to clause (b) above), as Workflow may elect in its sole discretion.

          (d) If Workflow notifies the Agent that such Competitive Bid Borrowing is canceled pursuant to clause (c)(1) above, the Agent shall give prompt written notice thereof to the Bidder Lenders and such Competitive Bid Borrowing shall not be made.

          (e) If Workflow accepts one or more of the offers made by any Bidder Lender or Bidder Lenders pursuant to clause (c)(2) above, the Agent shall in turn promptly notify (in writing or by telephone confirmed in writing) (x) each Bidder Lender that has made an offer as described in clause (b) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Bidder Lender pursuant to clause (b) above have been accepted by Workflow and (y) each Bidder Lender that is to make a Competitive Bid Loan as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Loan to be made by such Bidder Lender as part of such Competitive Bid Borrowing.

          (f) On the last Business Day of each calendar quarter, the Agent shall notify the Borrowers and the Lenders of the aggregate principal amount of Competitive Bid Loans outstanding to Workflow at such time.

     1.05 Disbursement of Funds.
          ---------------------

          (a) No later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing (or (w) in the case of Swingline Loans, no later than 2:00 P.M. (New York time) on the date specified in the notice delivered pursuant to Section 1.03(b), (x) in the case of Mandatory Borrowings, no later than 12:00 Noon (New York time) on the date specified in Section 1.01(c)(C), (y) in the case of Competitive Bid Loans, no later than 1:00 P.M. (New York time) on the date specified pursuant to Section 1.04(a)), each Revolver Lender (or, in the case of a Borrowing of Canadian Revolving Loans, each Canadian Lender) will make available its pro rata share of each Borrowing requested to be made on such date (or (x) in the case of Swingline Loans, Fleet shall make available the full amount thereof and (y) in the case of Competitive Bid Loans, the respective Bidder Lenders which are to make such Competitive Bid Loans in accordance with
Section 1.04(e) shall make available their respective amounts thereof) in the manner provided below:

               (i) All amounts in respect of Dollar Loans shall be made available to the Agent in Dollars and immediately available funds at the appropriate Payment Office and, except for Revolving Loans made pursuant to a Mandatory Borrowing, the Agent promptly will make available to the respective Borrower by depositing to its account at the appropriate Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Agent its portion of the Borrowing or Borrowings to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on such date of Borrowing, and the Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the respective Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender and the Agent has made available same to the respective Borrower, the Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the respective Borrower, and such Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Lender or such Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to such Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (x) if paid by such Lender, the Federal Funds Effective Rate or (y) if paid by such Borrower, the then applicable rate of interest, calculated in accordance with Section 1.09, for the respective Loans.

               (ii) All amounts in respect of Canadian Revolving Loans shall be made available to the Canadian Co-Agent in Canadian Dollars and immediately available funds at the appropriate Payment Office and the Canadian Co-Agent promptly will make available to DBF by depositing to its account at the appropriate Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Canadian Co-Agent shall have been notified by any Canadian Lender prior to the date of Borrowing that such Lender does not intend to make available to the Canadian Co-Agent its portion of the Borrowing or Borrowings to be made on such date, the Canadian Co-Agent may assume that such Canadian Lender has made such amount available to the Canadian Co-Agent on such date of Borrowing, and the Canadian Co-Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to DBF a corresponding amount. If such corresponding amount is not in fact made available to the Canadian Co-Agent by such Canadian Lender and the Canadian Co-Agent has made available same to DBF, the Canadian Co-Agent shall be entitled to recover such corresponding amount from such Canadian Lender.
     If such Canadian Lender does not pay such corresponding amount forthwith upon the Canadian Co-Agent's demand therefor, the Canadian Co-Agent shall promptly notify DBF, and DBF shall immediately pay such corresponding amount to the Canadian Co-Agent. The Canadian Co-Agent shall also be entitled to recover from such Canadian Lender or DBF, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Canadian Co-Agent to DBF to the date such corresponding amount is recovered by the Canadian Co-Agent, at a rate per annum equal to (x) if paid by such Canadian Lender, the prevailing interbank rate for late payments or (y) if paid by DBF, the then applicable rate of interest, calculated in accordance with Section 1.09, for the respective Loans.

          (b) Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which any Borrower may have against any Lender as a result of any default by such Lender hereunder.

     1.06 Notes; etc.
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          (a) Each Borrower's obligation to pay the principal of (or the Face Amount of, as the case may be), and interest on, all the Loans made to such Borrower by each Lender shall be set forth in the Register maintained by the Agent pursuant to Section 12.17 and shall, if requested by any Lender, also be evidenced (i) if Dollar Revolving Loans, by a promissory note duly executed and delivered by Workflow substantially in the form of Exhibit C-1, with blanks appropriately completed in conformity herewith (each a "Dollar Revolving Note" and, collectively, the "Dollar Revolving Notes"), (ii) if Canadian Revolving Loans, by a promissory note duly executed and delivered by DBF substantially in the form of Exhibit C-2, with blanks appropriately completed in conformity herewith (each a "Canadian Revolving Note" and, collectively, the "Canadian Revolving Notes"), (iii) if Swingline Loans, by a promissory note duly executed and delivered by Workflow substantially in the form of Exhibit C-3, with blanks appropriately completed in conformity herewith (the "Swingline Note"), (iv) if Dollar Term Loans, by a promissory note duly executed and delivered by Workflow substantially in the form of Exhibit C-4, with blanks appropriately completed in conformity herewith (each a "Dollar Term Note" and, collectively, the "Dollar Term Notes") and (v) if Canadian Term Loans, by a promissory note duly executed and delivered by DBF substantially in the form of Exhibit C-5, with blanks appropriately completed in conformity herewith (each a "Canadian Term Note" and, collectively, the "Canadian Term Notes"). The terms of each Competitive Bid Loan shall be evidenced by the respective correspondence between Workflow and the respective Bidder Lender pursuant to Section 1.04 and, unless otherwise agreed by Workflow and the respective Bidder Lender or unless the respective Bidder Lender makes a request pursuant to the immediately succeeding sentence, Competitive Bid Loans shall not be evidenced by promissory notes. If requested by any Lender, (x) Workflow agrees to execute and deliver a promissory note, in form reasonably satisfactory to the respective Lender, evidencing the Competitive Bid Loans of such Lender to Workflow (with any such promissory notes herein called "Competitive Bid Notes") and (y) each Borrower agrees to execute and deliver a Dollar Revolving Note, a Canadian Revolving Note, the Swingline Note, a Dollar Term Note and a Canadian Term Note, as the case may be, evidencing the Dollar Revolving Loans, the Canadian Revolving Loans, the Swingline Loans, the Dollar Term Loan or the Canadian Term Loan, respectively, of such Lender to such Borrower.

          (b) The Dollar Revolving Note issued to each Lender shall (i) be executed by Workflow, (ii) be payable to the order of such Lender and be dated the Effective Date (or, if issued to a Person that became a Lender after the Effective Date, be dated the date of issuance thereof), (iii) be in a stated principal amount equal to the Revolving Commitment of such Lender (or, if issued after the termination thereof, be in a stated principal amount equal to the outstanding Dollar Revolving Loans of such Lender at such time) and be payable in the outstanding principal amount of the Dollar Revolving Loans evidenced thereby, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.09 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory prepayment as provided in Section 3.03 and Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (c) The Canadian Revolving Note and the Canadian Term Note issued by DBF to each Lender that has a Canadian Sub-Commitment, outstanding Canadian Revolving Loans or outstanding Canadian Term Loans shall (i) be executed by DBF,
(ii) be payable to the order of such Lender (or an Affiliate thereof designated by such Lender) and be dated (A) in the case of Canadian Revolving Loans, the Effective Date (or, if issued to a Person that has become a Lender after the Effective Date, be dated the date of issuance thereof) and (B) in the case of Canadian Term Loans, the Canadian Term Out Date (or, if issued to a Person that has become a Lender after the Canadian Term Out Date, be dated the date of issuance thereof), (iii) be in a stated principal amount (expressed in Canadian Dollars) which exceeds by 25% the Canadian Dollar Equivalent (as of the date of issuance) of the respective Lender's Canadian Sub-Commitment prior to the Canadian Term Out Date and the respective Lender's outstanding Canadian Term Loans on and subsequent to the Canadian Term Out Date; provided that if, because of fluctuations in
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exchange rates after the Effective Date or Canadian Term Out Date, as applicable, the amount of the Canadian Revolving Note or Canadian Term Note of DBF held by any Lender would not be at least as great as the outstanding principal amount of, and the Face Amount of, as applicable, Canadian Revolving Loans or Canadian Term Loans made by such Lender to DBF and evidenced thereby, the respective Lender may request (and in such case DBF shall promptly execute and deliver) a new Canadian Revolving Note or Canadian Term Note, as applicable, in an amount equal to the greater of (x) that amount (expressed in Canadian Dollars) which at that time exceeds by 25% the Canadian Dollar Equivalent of the respective Lender's Canadian Sub-Commitment or (y) the then outstanding principal amount of, and the Face Amount of, as applicable, all Canadian Revolving Loans or Canadian Term Loans, as applicable, made by such Lender to DBF, (iv) be payable in Canadian Dollars in the outstanding principal amount of, and Face Amount of, as applicable, the Canadian Revolving Loans or Canadian Term Loans, as applicable, made to DBF and evidenced thereby, (v) bear interest as provided in the appropriate clause of Section 1.09 in respect of the Canadian Prime Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (d) The Swingline Note issued to Fleet shall (i) be executed by Workflow, (ii) be payable to the order of Fleet and be dated the Effective Date,
(iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the outstanding principal amount of the Swingline Loans evidenced thereby, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in Section 1.09 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory prepayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (e) The Dollar Term Note issued to each Lender with a Dollar Term Loan Commitment shall (i) be executed by Workflow, (ii) be payable to the order of such Lender and be dated the Effective Date (or, if issued to a Person that became a Lender after the Effective Date, be dated the date of issuance thereof), (iii) be in a stated principal amount equal to the initial Dollar Term Loan Commitment of such Lender and be payable in the outstanding principal amount of the Dollar Term Loans evidenced thereby, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.09 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (f) Each Lender will note on its internal records the amount of each Loan made by it to each Borrower and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans (including, without limitation, the Face Amount of any Bankers' Acceptances) evidenced thereby. Failure to make any such notation, or any error in such notation, shall not affect the respective Borrower's obligations in respect of such Loans.

     1.07 Conversions.
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          (a) Workflow shall have the option to convert on any Business Day all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of Dollar Revolving Loans or Dollar Term Loans of one Type into Borrowing of the other Type of Dollar Revolving Loans or Dollar Term Loans, as applicable, provided that (i) no conversion of Base Rate Loans into Eurodollar Loans may be made prior to the Syndication Date except for a conversion made on the first day of a PSD Interest Period, (ii) no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (iii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, and (iv) Borrowings of Eurodollar Loans resulting from this Section 1.07 shall be limited in number as provided in
Section 1.02. Each such conversion shall be effected by Workflow by giving the Agent at the Notice Office, prior to 11:00 A.M. (New York time), at least three Business Days' (or one Business Day's in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion") specifying the Dollar Revolving Loans and Term Loans to be so converted, the Type of Dollar Revolving Loans and Term Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall give each Lender prompt notice of any such proposed conversion affecting any of such Lender's Dollar Revolving Loans or Term Loans.

          (b) Mandatory conversions of Bankers' Acceptance Loans into Canadian Prime Rate Loans shall be made in the circumstances, and to the extent, provided in clause (i) of Annex III. Except as otherwise provided in the immediately preceding sentence and as provided in clause (i) of Annex III, Bankers' Acceptance Loans shall not be permitted to be converted into Canadian Prime Rate Loans, and Canadian Prime Rate Loans shall not be permitted to be converted into Bankers' Acceptance Loans. However, subject to compliance with the terms and conditions of this Agreement, DBF may from time to time repay Canadian Revolving Loans of one Type made to it and, concurrently therewith, may borrow another Type of Canadian Revolving Loans permitted to be incurred by it.

     1.08 Pro Rata Borrowings.  Subject to the provisions of Section 1.01(c)(C)
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in the case of Mandatory Borrowings and clause (e) of Annex III in the case of Bankers' Acceptance Loans, (i) all Borrowings of Dollar Revolving Loans under this Agreement shall be made by the Lenders pro rata on the basis of their Dollar Percentages, (ii) all Borrowings of Canadian Revolving Loans and Canadian Term Loans under this Agreement shall be made by the Canadian Lenders pro rata on the basis of their Canadian Percentages and (iii) all Borrowings of Dollar Term Loans under this Agreement shall be made by the Dollar Term Lenders pro
                                                                         ---
rata on the basis of their Dollar Term Loan Percentages.  It is understood that
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no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans required to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

     1.09 Interest.
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          (a) Workflow agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan made to it from the date of the Borrowing thereof until the conversion or maturity (whether by acceleration or otherwise) of such Base Rate Loan, at a rate per annum which shall at all times be the sum of the Applicable Base Rate Margin plus the Base Rate, each as in effect from time to time.

          (b) Workflow agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan made to it from the date of the Borrowing thereof until the conversion or maturity (whether by acceleration or otherwise) of such Eurodollar Loan at a rate per annum which shall, at all times during each Interest Period applicable thereto, be the sum of the Applicable Revolver Eurodollar Margin or Applicable Term Eurodollar Margin (as applicable) as in effect from time to time plus the relevant Eurodollar Rate for such Interest Period.

          (c) DBF agrees to pay interest in respect of the unpaid principal amount of each Canadian Prime Rate Loan made to it from the date the proceeds thereof are made available to it (which shall, in the case of a conversion pursuant to clause (i) of Annex III, be deemed to be the date upon which a maturing Bankers' Acceptance is converted into a Canadian Prime Rate Loan pursuant to said clause (i), with the proceeds thereof to be equal to the full Face Amount of the maturing Bankers' Acceptances) until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall be equal to the sum of the Applicable Canadian Prime Rate Margin plus the Canadian Prime Rate, each as in effect from time to time.

          (d) With respect to Bankers' Acceptance Loans, Acceptance Fees shall be payable in connection therewith as provided in clause (g) of Annex III. Until maturity of the respective Banker's Acceptances, interest shall not otherwise be payable with respect thereto.

          (e) Workflow agrees to pay interest in respect of the unpaid principal amount of each Competitive Bid Loan made to it from the date the proceeds thereof are made available to it until the maturity thereof (whether by acceleration or otherwise) at the rate or rates per annum specified pursuant to
Section 1.04(b) by the Bidder Lender or Bidder Lenders, as the case may be, making such Competitive Bid Loan and accepted by Workflow pursuant to Section 1.04(c)(2).

          (f) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan, any other overdue amount payable hereunder and, during the continuance of an Event of Default, any amounts not overdue shall, in each case, bear interest at a rate per annum (i) in the case of overdue principal of, and interest or other amounts owing with respect to, Canadian Revolving Loans, Canadian Term Loans and any other amounts owing or, if applicable, outstanding, in Canadian Dollars, equal to 2% per annum in excess of the rate of interest otherwise applicable to Canadian Prime Rate Loans from time to time, and (ii) in all other cases, equal to the greater of (x) 2% per annum in excess of the rate otherwise applicable to Base Rate Loans from time to time and (y) the rate which is 2% in excess of the rate then borne by such Loans. Notwithstanding anything to the contrary contained in this Section 1.09(f), so long as any Canadian Revolving Loans or Canadian Term Loans are secured by Real Property located in Canada, overdue principal in respect of any Canadian Revolving Loans and Canadian Term Loans shall bear interest at the rate otherwise applicable thereto pursuant to Section 1.09(c) unless a higher rate of interest is then permitted under applicable law, in which case such higher rate of interest shall apply subject to the provisions of this Section 1.09(f).

          (g) Interest shall accrue from and including the date of any Borrowing of any Loan to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan and Canadian Prime Rate Loan, quarterly in arrears on the last Business Day of each April, July, October and January, (ii) in respect of each Eurodollar Loan, on the last day of each

Interest Period applicable thereto and, in the case of an Interest Period of six months, on the date occurring three months after the first day of such Interest Period, (iii) in respect of each Competitive Bid Loan, at such times as specified in the Notice of Competitive Bid Borrowing relating thereto and (iv) in respect of each Loan (other than Bankers' Acceptances), on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand, provided, that
                                                                --------
in the case of Dollar Revolving Loans maintained as Base Rate Loans, interest shall not be payable pursuant to the preceding clause (iv) at the time of any repayment or prepayment thereof unless the respective repayment or prepayment is made in conjunction with a permanent reduction of the Total Revolving Commitment.

          (h) All computations of interest hereunder shall be made in accordance with Section 12.07(b).

          (i) The Agent, upon determining the Eurodollar Rate for any Borrowing of Eurodollar Loans for any Interest Period, shall promptly notify Workflow and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

     1.10 Interest Periods.  At the time Workflow gives a Notice of Borrowing or
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Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 11:00 A.M. (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, Workflow shall have the right to elect, by giving the Agent written notice (or telephonic notice promptly confirmed in writing), the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of Workflow, be a one, two, three or six month period, provided that:
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               (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

               (ii) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

               (iii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

               (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided, that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

               (v) subject to the foregoing clauses (i) through (iv), only a one month Interest Period shall be available to be selected prior to the Syndication Date, with all Dollar Revolving Loans and Term Loans constituting Eurodollar Loans during such period to be outstanding pursuant to a single Borrowing, with all such Borrowings to commence and end on the same day;

               (vi) no Interest Period may be elected if it would extend beyond the Final Maturity Date; and

               (vii) no Interest Period may be elected at any time when a Default or an Event of Default is then in existence.

If upon the expiration of any Interest Period, Workflow has failed to, or is not permitted to, elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, Workflow shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

     1.11 Increased Costs, Illegality, etc.
          --------------------------------

          (a)  In the event that (x) in the case of clause (i) below, the Agent,
(y) in the case of clauses (ii) and (iii) below, any Lender, or (z) in the case of clause (iv) below, the Canadian Co-Agent shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

               (i) on any date for determining the Eurodollar Rate for any Interest Period, that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

               (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans or Competitive Bid Loans because of (x) any change since the date of this Agreement in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the adoption or introduction of any new law or governmental rule, regulation, guideline, order or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on the Loans, the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Lender pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances since the date of this Agreement affecting such Lender, the interbank Eurodollar market or the position of such Lender in such market; or

               (iii) at any time, that the making or continuance of any Eurodollar Loan or Competitive Bid Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market; or

               (iv) at any time that Canadian Dollars are not available in sufficient amounts, as determined in good faith by the Agent, to fund any Borrowing of Canadian Revolving Loans requested pursuant to Section 1.01;

then, and in any such event, the Agent (in the case of clause (i) above), such Lender (in the case of clauses (ii) and (iii) above) or the Canadian Co-Agent (in the case of clause (iv) above) shall give notice (by telephone confirmed promptly in writing) to the respective Borrower or Borrowers and (except in the case of clause (i)) to the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Lenders). Thereafter (w) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Agent notifies Workflow and the Lenders that the circumstances giving rise to such notice by the Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by Workflow with respect to Eurodollar Loans which have not yet been incurred shall be deemed rescinded by Workflow,
(x) in the case of clause (ii) above, the respective Borrower or Borrowers agree to pay to such Lender, upon written demand therefor (accompanied by the written notice referred to below), such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to such Borrower or Borrowers by such Lender shall, absent ;manifest error, be final and conclusive and binding upon all parties hereto),
(y) in the case of clause (iii) above, the respective Borrower or Borrowers shall take one of the actions specified in Section 1.11(b) as promptly as possible and, in any event, within the time period required by law and (z) in the case of clause (iv) above, Canadian Revolving Loans (exclusive of Canadian Revolving Loans which have theretofore been funded) shall no longer be available until such time as the Canadian Co-Agent notifies the Agent, DBF and the Lenders that the circumstances giving rise to such notice by the Canadian Co-Agent no longer exist, and any Notice of Borrowing given by DBF with respect to such Canadian Revolving Loans which have not been incurred shall be deemed rescinded by DBF.

          (b) At any time that any Eurodollar Loan or Competitive Bid Loan is affected by the circumstances described in Section 1.11(a)(ii) or (iii), the respective Borrower may (and in the case of a Eurodollar Loan or Competitive Bid Loan affected pursuant to Section 1.11(a)(iii) the respective Borrower shall) either (i) if the affected Eurodollar Loan or Competitive Bid Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Agent telephonic notice (confirmed promptly in writing) thereof on the same date that such Borrower was notified by a Lender pursuant to Section 1.11(a)(ii) or
(iii)), or (ii) if the affected Eurodollar Loan or Competitive Bid Loan is then outstanding, upon at least three Business Days' notice to the Agent, (A) in the case of a Eurodollar Loan, require the affected Lender to convert each such Eurodollar Loan into a Base Rate Loan (which conversion, in the case of the circumstances described in Section 1.11(a)(iii), shall occur no later than the last day of the Interest Period then applicable to such Eurodollar Loan (or such earlier date as shall be required by applicable law)) and (B) in the case of a Competitive Bid Loan, repay such Competitive Bid Loan in full; provided, that if
                                                               --------
more than one Lender is affected at any time as described above in this clause
(b), then all affected Lenders must be treated the same pursuant to this Section 1.11(b).

          (c) If any Lender shall have determined that after the date hereof, the adoption, introduction or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Revolving Commitment, Loans outstanding or obligation hereunder, then from time to time, upon written demand by such Lender (with a copy to the Agent), the Borrowers jointly and severally shall pay to such Lender such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such
                                                            --------
Lender's determination of compensation owing under this Section 1.11(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.11(c), will give prompt written notice thereof to the Borrowers, which notice shall show in reasonable detail the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Borrowers' obligations to pay additional amounts pursuant to this Section 1.11(c) upon the subsequent receipt of such notice.

     1.12 Compensation.  The respective Borrower or Borrowers agree to
          ------------
compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans or Competitive Bid Loans but excluding loss of anticipated profit with respect to any Loans) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Agent) a Borrowing of Eurodollar Loans or Competitive Bid Loans does not occur on a date specified therefor in a Notice of Borrowing, Notice of Competitive Bid Borrowing or Notice of Conversion (whether or not withdrawn or deemed withdrawn pursuant to Section 1.11(a) or (b)); (ii) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02 or as a result of an acceleration of the Loans pursuant to Section 9) or conversion of any Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02 or as a result of an acceleration of the Loans pursuant to Section 9) of any Competitive Bid Loans or Bankers' Acceptance Loans occurs on a date which is not the maturity date of the respective Competitive Bid Loans or Bankers' Acceptance, as the case may be;
(iv) if any prepayment of any Eurodollar Loans, Competitive Bid Loans or Bankers' Acceptance Loans is not made on any date specified in a notice of prepayment given by the respective Borrower or Borrowers; or (v) as a consequence of (x) any other default by the Borrower or Borrowers to repay its Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 1.11(b).

     1.13 Lending Offices; Changes Thereto.
          --------------------------------

          (a) Each Lender may at any time or from time to time designate, by written notice to the Agent (and, with respect to the Canadian Loans, to the Canadian Co-Agent) to the extent not already reflected on Annex II, one or more lending offices (which, for this purpose, may include Affiliates of the respective Lender) for the various Loans made, and Letters of Credit participated in, by such Lender (including by designating a separate lending office (or Affiliate) to act as such with respect to Dollar Loans and Letter of Credit Outstandings versus Canadian Loans); provided that, for designations made after the Effective Date, to the extent such designation shall result in increased costs under
Section 1.11, 2.05 or 4.04 in excess of those which would be charged in the absence of the designation of a different lending office (including a different Affiliate of the respective Lender), then the Borrowers shall not be obligated to pay such excess increased costs (although the Borrowers, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay the costs which would apply in the absence of such designation and any subsequent increased costs of the type described above resulting from changes after the date of the respective designation). Each lending office and Affiliate of any Lender designated as provided above shall, for all purposes of this Agreement, be treated in the same manner as the respective Lender (and shall be entitled to all indemnities and similar provisions in respect of its acting as such hereunder).

          (b) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 1.11(a)(ii) or (iii), 1.11(c), 2.05 or 4.04 with respect to such Lender, it will, if requested by the applicable Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event; provided, that such designation is made on such terms that, in the sole judgment of such Lender, such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequences of the event giving rise to the operation of any such Section. Nothing in this Section 1.13 shall affect or postpone any of the obligations of any Borrower or the right of any Lender provided in Section 1.11, 2.05 or 4.04.

     1.14 Replacement of Lenders.
          ----------------------

          (a) (i) If any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings, (ii) if any Lender refuses to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 12.12(b) or (iii) upon the occurrence of any event giving rise to the operation of Section 1.11(a)(ii) or (iii), Section 1.11(c), Section 2.05 or Section 4.04 with respect to any Lender which results in such Lender charging to any Borrower increased costs in excess of those being generally charged by the other Lenders, the Borrowers shall have the right, in accordance with the requirements of Section 12.04(b), if no Event of Default will exist after giving effect to such replacement, to replace such Lender (the "Replaced Lender") with an Eligible Transferee or Transferees, none of which shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender"), and each of whom shall be reasonably acceptable to the Agent and the Letter of Credit Issuer and, if the Replacement Lender is a Canadian Lender, the Canadian Co-Agent, provided that (A) at the time of any replacement pursuant to this Section 1.14, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 12.04(b) (and with the assignment fee payable pursuant to said Section 12.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire the entire Revolving Commitment (including any Canadian Sub-Commitment), Dollar Term Loan Commitment and all outstanding Loans of, and in each case participations in Swingline Loans and Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay (x) to the Replaced Lender in respect thereof an amount (in the respective currencies in which such Obligations are denominated) equal to the sum of (I) an amount equal to the principal of (including, without limitation, the Face Amount of Bankers' Acceptance Loans), and all accrued interest on, all outstanding Loans of the Replaced Lender, (II) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (III) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 3.01, (y) to the Letter of Credit Issuer an amount equal to such Replaced Lender's Dollar Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender and (z) to Fleet an amount equal to such Replaced Lender's Dollar Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Lender and (B) all obligations of the Borrowers owing to the Replaced Lender (other than those specifically described in clause (A) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement.

          (b) Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (A) and (B) of Section 1.14(a) and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the respective Borrowers, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions applicable to the Replaced Lender under this Agreement (including, without limitation, Sections 1.11, 1.12, 2.05, 4.04,
12.01 and 12.06), which shall survive as to such Replaced Lender.

     1.15 Bankers' Acceptance Provisions.  The parties hereto agree that the
          ------------------------------
provisions of Annex III shall apply to all Bankers' Acceptances and Bankers' Acceptance Loans created hereunder, and that the provisions of Annex III shall be deemed incorporated by reference into this Agreement as if such provisions were set forth in their entirety herein.

     1.16 Certain Override Provisions Regarding Utilizations of the Total
          ---------------------------------------------------------------
Canadian Sub-Commitment.
-----------------------

          (a) Notwithstanding anything to the contrary contained in this Agreement, the parties hereto agree that (i) the Total Canadian Sub-Commitment shall be fixed on a quarterly basis at the end of each calendar quarter during the Canadian Revolver Period in accordance with this Section 1.16, (ii) in no event shall the Total Canadian Sub-Commitment exceed the least of (w) $50,000,000, (x) the sum of the Canadian Sub-Commitments of the various Canadian Lenders as then in effect (after giving effect to any reductions to such Canadian Sub-Commitments from time to time, including pursuant to Sections 3.02, 3.03, 4.02(e) and/or 9), or (y) the Total Revolving Commitment then in effect,
(iii) in no event shall the Canadian Sub-Commitment for any Canadian Lender exceed the amount set forth opposite such Canadian Lender's name in Annex I-B directly below the column entitled "Canadian Sub-Commitment," as the same may be reduced from time to time pursuant to Sections 3.02, 3.03, 4.02(e) and/or 9 or as the same may be further adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.14 or 12.04(b), (iv) at no time shall Workflow be permitted to request an extension of credit pursuant to the Total Revolving Commitment (whether in the form of Revolving Loans, Swingline Loans, Competitive Bid Loans or Letter of Credit Outstandings) and no such credit shall be made available if, after giving effect thereto, the sum of the aggregate principal amount of outstanding Revolving Loans (excluding for this purpose Canadian Revolving Loans), Swingline Loans and Competitive Bid Loans and the amount of Letter of Credit Outstandings at such time would exceed an amount equal to the Total Revolving Commitment as then in effect less the Total Canadian Sub-Commitment as then in effect, (v) at no time shall DBF be permitted to request an extension of credit in the form of Canadian Revolving Loans if, after giving effect thereto, the aggregate principal (and Face Amount, as applicable) of outstanding Canadian Revolving Loans (for this purpose, using the Dollar Equivalent of the principal and/or Face Amount, as appropriate, of Canadian Revolving Loans) would at any time exceed the Total Canadian Sub-Commitment; and (vi) the Canadian Sub-Commitment for any Canadian Lender at any time shall be an amount equal to its pro rata share of the Total Canadian Sub-Commitment at such time determined on the basis of the Canadian Percentages of the various Canadian Lenders. At all times from and after the date of this Agreement until the Canadian Effective Date and an adjustment is made in accordance with this Section 1.16, the Total Canadian Sub-Commitment shall be $0.

          (b) Workflow, not more than 30 days and not less than 5 Business Days prior to the last day of each calendar quarter ending during the Canadian Revolver Period, shall, and at any time prior to the Canadian Syndication Date, may give written notice to the Agent and the Canadian Co-Agent either (x) requesting an adjustment (subject to the limitations set forth in clause (a) of this Section 1.16) effective as of the first Business Day of the immediately following calendar quarter (each such date an "Adjustment Date") to the amount of the Total Canadian Sub-Commitment; or (y) confirming that there will be no adjustments to the amount available under the Total Canadian Sub-Commitment, provided that (i) no reduction to the amount of the Total Canadian Sub-
--------
Commitment on any Adjustment Date may be made if, after giving effect to any such reduction, the Total Canadian Sub-Commitment would be less than the sum of the aggregate Face Amount of all Bankers' Acceptance Loans and the principal amount of all Canadian Prime Rate Loans (for this purpose, using the Dollar Equivalent of the Face Amounts or principal amounts thereof) then outstanding (other than any such Canadian Revolving Loans which will be repaid in full on or before the respective Adjustment Date), (ii) the failure by Workflow to deliver any such written notice (or the delivery by Workflow of any such notice which does not comply with the requirements contained in this Section) to the Agent and the Canadian Co-Agent within the period required above will be deemed to be delivery by Workflow to the Agent and the Canadian Co-Agent of a written notice that there will be no adjustment to the Total Canadian Sub-Commitment, (iii) if Workflow requests any increase in the Total Canadian Sub-Commitment pursuant to this Section 1.16(b), such an adjustment shall be made only if one or more Lenders agree to increase their Canadian Sub-Commitments by an aggregate amount equal to such increase in the Total Canadian Sub-Commitment and one or more Lenders agree to decrease their Dollar Revolving Sub-Commitments by an amount equal to the corresponding decrease in the Total Dollar Revolving Sub-Commitment and (iv) if Workflow requests any decrease in the Total Canadian Sub-Commitment pursuant to this Section 1.16(b), such an adjustment shall be made only if one or more Lenders agree to decrease their Canadian Sub-Commitments by an aggregate amount equal to such decrease in the Total Canadian Sub-Commitment and one or more Lenders agree to increase their Dollar Revolving Sub-Commitments by an amount equal to the corresponding increase in the Total Dollar Revolving Sub-Commitment. If any adjustment is made on an Adjustment Date as described in this Section, then (a) on the respective Adjustment Date all repayments required by this Section and Section 4.02(a) shall be made on such date to the extent required as a result of such adjustments and in manner provided in Section 4.02 and (b) Annex I-B shall be automatically amended to reflect such adjustments.

          (c) In connection with any loans and/or repayments made as a result of adjustments to the Total Canadian Sub-Commitment and the Canadian Sub-Commitment for any Canadian Lender as requested above, then, so long as arrangements satisfactory to the Agent and Canadian Co-Agent are made for the repayment of all amounts which will be due on the respective Adjustment Date as a result thereof, loans shall be permitted to be requested by the Borrowers as a result of any change in the amount of the Total Canadian Sub-Commitment on such date (subject to satisfaction of the other terms and conditions of this Agreement) so long as arrangements satisfactory to the Agent and the Canadian Co-Agent are made so that, by the time required by
Section 4.03, all payments will be made by the Borrowers on such Adjustment Date as a result of any change in the amount of the Total Canadian Sub-Commitment, on such date. It is understood and agreed that neither the Agent nor the Canadian Co-Agent shall have any liability to any Lenders if the payments contemplated above in this Section are not actually made on the Adjustment Date, and that any failure to make the payments required to be made on an Adjustment Date pursuant to this Section or Section 4.02(a) shall constitute an Event of Default in accordance with the terms of Section 9.01.

          (d) Notwithstanding anything in this Credit Agreement to the contrary, if any increase to the Total Canadian Sub-Commitment pursuant to this
Section 1.16 is made on or prior to the Canadian Syndication Date, such increase in the Total Canadian Sub-Commitment (the amount of such increase referred to herein as the "Adjustment Amount") and the corresponding decrease in the Total Dollar Revolving Sub-Commitment by the Adjustment Amount shall, unless the Agent otherwise consents, occur by reducing Fleet's Dollar Revolving Sub-Commitment and increasing Fleet's or its assignee's Canadian Sub-Commitment by an amount equal to the Adjustment Amount. Each Lender's Dollar Percentage and Canadian Percentage shall be automatically adjusted and Annex I shall be automatically amended to reflect such adjustments to Fleet's Dollar Revolving Sub-Commitment and Canadian Sub-Commitment.

     1.17 Term Out of Canadian Revolving Loans.
          ------------------------------------

          (a) Unless terminated earlier pursuant to the provisions of this Agreement, DBF may request Canadian Revolving Loans during the Canadian Revolver Period after the Canadian Effective Date. On the Canadian Term Out Date, no Lender shall have any further commitment to make Canadian Revolving Loans to DBF, and the outstanding aggregate principal amount of the Canadian Revolving Loans shall convert into the Canadian Term Loan in accordance with this Section
1.17. The "Canadian Term Out Date" shall initially be 364 days after the Effective Date and may be extended from time to time as set forth below. DBF may request in writing from the Canadian Lenders and the Canadian Co-Agent, no later than ninety (90) days prior to the Canadian Term Out Date then in effect, a 364-day extension of the Canadian Revolver Period (the date of such request, the "Extension Request Date"), provided that the Canadian Revolver Period shall
                               --------
in no event extend beyond the Final Maturity Date. If all of the Canadian Lenders and the Canadian Co-Agent approve, in their sole discretion, such request in writing (the Canadian Lenders and the Canadian Co-Agent agreeing to inform DBF of such approval or refusal to approve no later than sixty (60) days after the Extension Request Date (the date of such response, the "Response Date")), then the Canadian Term Out Date shall be deemed to be 364 days after the Canadian Term Out Date then in effect or such other date as the Canadian Lenders may agree. A consent, if any, to the extension of the Canadian Revolver Period shall be given by the Canadian Lenders and the Canadian Co-Agent no later than sixty (60) days after the Extension Request Date, provided that if any
                                                       --------
Canadian Lender or the Canadian Co-Agent does not respond to DBF's request on or prior to sixty (60) days after the Extension Request Date, such Person shall be deemed to have refused such request to extend the Canadian Revolver Period.

           (b) Upon the occurrence of the Canadian Term Out Date, subject to the terms and conditions contained herein, an amount equal to the sum of the aggregate amount of Canadian Revolving Loans outstanding on such date (the "Canadian Loan Amount") shall automatically convert into the Canadian Term Loans, provided that the Canadian Borrower shall, prior to the Canadian Term Out
       --------
Date, repay the Canadian Revolver Loans such that immediately after the conversion of the Canadian Revolver Loans into the Canadian Term Loan the Dollar Equivalent of the principal amount (or Face Amount, as the case may be) of the Canadian Term Loan at such time shall represent no more than 20% of the Dollar Equivalent of the principal amount (or Face Amount, as the case may be) of all Loans and Letters of Credit outstanding at such time. After the Canadian Term Out Date, (i) the Bankers' Acceptance Loans shall remain outstanding and such Bankers' Acceptance Loans shall be renewable by DBF during the Canadian Term Out Period as provided in Annex III, and (ii) the obligations in respect of the Bankers' Acceptance Loans shall be deemed to be a portion of the Canadian Term Loans for all purposes hereof. The portion of the Canadian Term Loans owed to each Canadian Lender on the Canadian Term Out Date shall be determined in accordance with the Canadian Lenders' Canadian Percentages immediately prior to the conversion of the Canadian Revolving Loans to the Canadian Term Loan.

     SECTION 2.  Letters of Credit.
                 -----------------

     2.01 Letters of Credit.
          -----------------

          (a) Subject to and upon the terms and conditions set forth herein, Workflow may request the Letter of Credit Issuer at any time and from time to time on or after the Effective Date and prior to the 30th day prior to the Final Maturity Date to issue, for the account of Workflow and in support of (x) trade obligations and other obligations of Workflow or any of its Subsidiaries incurred in the ordinary course of business and (y) such other obligations of Workflow or any of its Subsidiaries to any other Person that are reasonably acceptable to the Agent and the Letter of Credit Issuer, and subject to and upon the terms and conditions set forth herein, the Letter of Credit Issuer agrees to issue from time to time, irrevocable letters of credit in such form as may be approved by the Letter of Credit Issuer and the Agent (each such letter of credit, a "Letter of Credit" and, collectively, the "Letters of Credit").

          (b) The Letter of Credit Issuer hereby agrees that it will (subject to the terms and conditions contained herein), at any time and from time to time on and after the Effective Date and prior to the 30th day prior to the Final Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of Workflow, subject to the terms and conditions of this Agreement, one or more Letters of Credit, provided that the Letter of Credit
                                          --------
Issuer shall be under no obligation to issue any Letter of Credit if at the time of such issuance:

               (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain the Letter of Credit Issuer from issuing such Letter of Credit or any requirement of law applicable to the Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Letter of Credit Issuer shall prohibit, or request that the Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Letter of Credit Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Letter of Credit Issuer is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to the Letter of Credit Issuer as of the date hereof and which the Letter of Credit Issuer reasonably and in good faith deems material to it; or

               (ii) the Letter of Credit Issuer shall have received notice from Workflow, any other Credit Party or the Required Lenders prior to the issuance of such Letter of Credit of the type described in clause (v) of
     Section 2.01(c).

          (c) Notwithstanding the foregoing, (i) no Letter of Credit (other than the OEI Letters of Credit) shall be issued the Stated Amount of which, when added to the Non-OEI Letter of Credit Outstandings at such time, would exceed $5,000,000, (ii) the OEI Letter of Credit Outstandings shall at no time exceed $10,500,000, (iii) no Letter of Credit shall be issued if, after giving effect thereto, the Aggregate Revolving Credit Exposure would exceed the Total Revolving Commitment at such time, (iv) each Letter of Credit shall have an expiry date occurring not later than the earlier of (x) one year (or 180 days in the case of a trade Letter of Credit) after such Letter of Credit's date of issuance, provided that any standby Letter of Credit may be automatically extendible for periods of up to one year so long as such standby Letter of Credit provides that the Letter of Credit Issuer retains an option, satisfactory to the Letter of Credit Issuer, to terminate such standby Letter of Credit within a specified period of time prior to each scheduled extension date and (y) the fifth Business Day (or the 30th day in the case of trade Letters of Credit) prior to the Final Maturity Date, (v) each Letter of Credit shall be denominated in Dollars and issued on a sight basis, and (vi) the Letter of Credit Issuer will not issue any Letter of Credit after it has received written notice from Workflow, any other Credit Party or the Required Lenders stating that a Default or an Event of Default exists until such time as the Letter of Credit Issuer shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering same or (y) a waiver of such Default or Event of Default by the Required Lenders.

          (d) Notwithstanding the foregoing, in the event a Lender Default exists, the Letter of Credit Issuer shall not be required to issue any Letter of Credit unless the Letter of Credit Issuer has entered into arrangements satisfactory to it and Workflow to eliminate the Letter of Credit Issuer's risk with respect to the participation in Letters of Credit of any Defaulting Lender or Lenders, including by cash collateralizing any such Defaulting Lender's or Lenders' Percentage of the Letter of Credit Outstandings.

     2.02 Letter of Credit Requests; Notices of Issuance.
          ----------------------------------------------

          (a) Whenever Workflow desires that a Letter of Credit be issued, Workflow shall give the Agent and the Letter of Credit Issuer written notice thereof prior to 11:00 A.M. (New York time) at least five Business Days (or such shorter period as may be acceptable to the Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day), which notice shall be in the form of Exhibit A-2 appropriately completed (each a "Letter of Credit Request"). Each Letter of Credit Request shall include any other documents as the Letter of Credit Issuer customarily requires in connection therewith.

          (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by Workflow that (i) such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01(c) and (ii) all of the applicable conditions set forth in Section 5 shall be met at the time of such issuance. Unless the Letter of Credit Issuer has received notice from Workflow, any other Credit Party or the Required Lenders before it issues a Letter of Credit that one or more of the conditions specified in Section 5 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(c), then the Letter of Credit Issuer may issue the requested Letter of Credit for the account of Workflow in accordance with the Letter of Credit Issuer's usual and customary practices.

          (c) The Letter of Credit Issuer shall, promptly upon its issuance of a Letter of Credit, give the Agent and Workflow written notice thereof, in each case accompanied by a copy to the Agent of the Letter of Credit or Letters of Credit issued by the Letter of Credit Issuer.

     2.03 Agreement to Repay Letter of Credit Drawings.
          --------------------------------------------

          (a) Workflow hereby agrees to reimburse the Letter of Credit Issuer, by making payment to the Agent in Dollars and in immediately available funds at the appropriate Payment Office, for any payment or disbursement made by the Letter of Credit Issuer under any Letter of Credit (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") promptly upon but no later than one Business Day after the Letter of Credit Issuer notifies Workflow that such payment or disbursement has occurred (provided that no such notice shall be required to be given if a Default or an Event of Default under Section 9.05 shall have occurred and be continuing, in which case the Unpaid Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by Workflow)), with interest on the amount so paid or disbursed by the Letter of Credit Issuer, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date the Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the Applicable Base Rate Margin plus the Base Rate, each as in effect from time to time (plus an additional 2% per annum if not reimbursed by the third Business Day after the date of such notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 9.05), with such interest to be payable on demand.

          (b) Workflow's obligation under this Section 2.03 to reimburse the Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which Workflow or any of its Subsidiaries may have or have had against the Letter of Credit Issuer, the Agent, any Lender, the beneficiary of any Letter of Credit or any other Person, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing, provided that Workflow shall not be obligated to reimburse the Letter of Credit Issuer for any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer (as finally determined by a court of competent jurisdiction).

     2.04 Letter of Credit Participations.
          -------------------------------

          (a) Immediately upon the issuance by the Letter of Credit Issuer of any Letter of Credit, the Letter of Credit Issuer shall be deemed to have sold and transferred to each other Revolver Lender, and each such Revolver Lender (each a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from the Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Revolver Lender's Dollar Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of Workflow under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Agent for the account of the Revolver Lenders as provided in Section 3.01(b) and the Participants shall have no right to receive any portion of any Facing Fees) and any security therefor or guaranty pertaining thereto. Upon any change in the

Revolving Commitments or Dollar Percentages of the Revolver Lenders pursuant to this Agreement (or in the circumstances provided in the proviso to the immediately preceding sentence, upon any change in the Percentages of the Revolver Lenders pursuant to this Agreement), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Dollar Percentages or, in the circumstances described in the proviso to the immediately preceding sentence, the new Percentages of the various Revolver Lenders.

          (b) In determining whether to pay under any Letter of Credit, the Letter of Credit Issuer shall not have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Letter of Credit Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction), shall not create for the Letter of Credit Issuer any resulting liability to any Person.

          (c) In the event that the Letter of Credit Issuer makes any payment under any Letter of Credit and Workflow shall not have reimbursed such amount in full to the Letter of Credit Issuer pursuant to Section 2.03(a), the Letter of Credit Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Agent for the account of the Letter of Credit Issuer, the amount of such Participant's Dollar Percentage of such payment in Dollars and in same day funds, provided that no Participant shall be obligated to pay to the Agent its Dollar Percentage of such unreimbursed amount for any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer (as finally determined by a court of competent jurisdiction). If the Agent so notifies any Participant required to fund a payment under a Letter of Credit prior to 11:00 A.M. (New York time) on any Business Day, such Participant shall make available to the Agent for the account of the Letter of Credit Issuer such Participant's Dollar Percentage of the amount of such payment on such Business Day in Dollars and in same day funds. If and to the extent such Participant shall not have so made its Dollar Percentage of the amount of such payment available to the Agent for the account of the Letter of Credit Issuer, such Participant agrees to pay to the Agent for the account of the Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of the Letter of Credit Issuer at the Federal Funds Effective Rate. The failure of any Participant to make available to the Agent for the account of the Letter of Credit Issuer its Dollar Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Agent for the account of the Letter of Credit Issuer its Dollar Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Agent for the account of the Letter of Credit Issuer such other Participant's Dollar Percentage of any such payment.

          (d) Whenever the Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Agent has received for the account of the Letter of Credit Issuer any payments from the Participants pursuant to clause (c) above, the Letter of Credit Issuer shall pay to the Agent and the Agent shall promptly pay to each Participant which has paid its Dollar Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's Dollar Percentage of the principal amount thereof and interest thereon accruing after the actual funding of the respective participations.

          (e) The obligations of the Participants to make payments to the Agent for the account of the Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever (except as otherwise expressly provided in the proviso to the first sentence in Section 2.04(c)) and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

               (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

               (ii) the existence of any claim, set-off, defense or other right which Workflow or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between Workflow or any such Subsidiary and the beneficiary named in any such Letter of Credit);

               (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

               (v)   the occurrence of any Default or Event of Default.

     2.05 Increased Costs.  If at any time after the date hereof, the adoption,
          ---------------
introduction or effectiveness of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Letter of Credit Issuer or any Participant with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by the Letter of Credit Issuer or such Participant's participation therein, or (ii) impose on the Letter of Credit Issuer or any Participant any other conditions affecting this Agreement, any Letter of Credit or such Participant's participation therein; and the result of any of the foregoing is to increase the cost to the Letter of Credit Issuer or such Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by the Letter of Credit Issuer or such Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit, then, upon written demand to Workflow by the Letter of Credit Issuer or such Participant (a copy of which demand shall be sent by the Letter of Credit Issuer or such Participant to the Agent), Workflow shall pay to the Letter of Credit Issuer or such Participant such additional amount or amounts as will compensate the Letter of Credit Issuer or such Participant for such increased cost or reduction. A certificate submitted to Workflow by the Letter of Credit Issuer or such Participant, as the case may be (a copy of which certificate shall be sent by the Letter of Credit

Issuer or such Participant to the Agent), setting forth the basis for the determination of such additional amount or amounts necessary to compensate the Letter of Credit Issuer or such Participant as aforesaid shall be final and conclusive and binding on Workflow absent manifest error, although the failure to deliver any such certificate shall not release or diminish Workflow's obligations to pay additional amounts pursuant to this Section 2.05 upon subsequent receipt of such certificate.

     SECTION 3.  Fees; Adjustments of Commitments.
                 --------------------------------

     3.01 Fees.
          ----

          (a) (i) Workflow agrees to pay to the Agent for distribution to each Non-Defaulting Lender that is a Revolver Lender a facility fee (the "Facility Fee") for the period from the Effective Date to but not including the date the Total Revolving Commitment has been terminated, computed for each day at a rate per annum equal to the Applicable Facility Fee Percentage (as in effect from time to time) on the full amount of the Revolving Commitment of such Lender. Accrued Facility Fees shall be due and payable quarterly in arrears on the last Business Day of each April, July, October and January of each year and the date upon which the Total Revolving Commitment has been terminated.

          (b) Workflow agrees to pay to the Agent for distribution to each Lender (based on its Dollar Percentage), a fee in respect of each Letter of Credit (the "Letter of Credit Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed for each day at a rate per annum equal to the Applicable Revolver Eurodollar Margin (as in effect from time to time) on the daily average Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on the last Business Day of each April, July, October and January of each year and on the first day on or after the termination of the Total Revolving Commitment upon which no Letters of Credit remain outstanding.

          (c) Workflow agrees to pay directly to the Letter of Credit Issuer for the account of the Letter of Credit Issuer a fee in respect of each Letter of Credit (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed for each day at a rate per annum equal to 1/4 of 1% on the daily average Stated Amount of such Letter of Credit, provided that in no event shall the annual Facing Fee with respect to any Letter of Credit be less than $500. Accrued Facing Fees shall be due and payable quarterly in arrears on the last Business Day of each April, July, October and January of each year and on the first day on or after the termination of the Total Revolving Commitment upon which no Letters of Credit remain outstanding.

          (d) Workflow agrees to pay directly to the Letter of Credit Issuer upon each issuance of, payment under, and/or amendment of, a Letter of Credit issued by it such amount as shall at the time of such issuance, payment or amendment be the administrative charge which the Letter of Credit Issuer is customarily charging for issuances of, payments under or amendments of comparable letters of credit issued by it.

          (e) At the time of the incurrence of each Bankers' Acceptance Loan, Acceptance Fees shall be paid by the Borrowers as required by, and in accordance with, clause (g) of Annex III.

          (f) Each Borrower agrees to pay to the Agent, for its own account, such other fees as have been agreed to in writing from time to time by such Borrower and the Agent.

          (g) All computations of Fees shall be made in accordance with Section 12.07(b).

     3.02 Voluntary Reduction of Revolving Commitments.
          --------------------------------------------

          (a) Upon at least three Business Days' prior written notice to the Agent at the Notice Office and the Canadian Co-Agent at the Canadian Notice Office (which notice the Agent shall promptly transmit to each of the Lenders), Workflow shall have the right, without premium or penalty, to terminate or partially reduce the Unutilized Total Revolving Commitment, provided that any
                                                            --------
partial reduction pursuant to this Section 3.02(a) shall be in the amount of at least $5,000,000 or any integral multiple of $1,000,000 in excess thereof. Each reduction to the Unutilized Total Revolving Commitment pursuant to this Section 3.02(a) shall apply to reduce permanently the Revolving Commitments of the various Lenders pro rata based on their respective Percentages. At the time of
                --------
each reduction to the Revolving Commitment of any Lender pursuant to this
Section 3.02(a), Workflow shall specify the amount of such reduction to apply to the Canadian Sub-Commitment of such Lender and to the Dollar Revolving Sub-Commitment of such Lender (the sum of which must equal the reduction to the Revolving Commitment of such Lender); provided that all Lenders with Canadian Sub-Commitments shall be treated in a consistent fashion (i.e., with no
                                                          ----
reductions, or with proportionate reductions, to their respective Canadian Sub-Commitments) at the time of any reduction to the Unutilized Total Revolving Commitment pursuant to this Section 3.02(a). In the absence of a designation by Workflow pursuant to this Section 3.02, the amount of any reduction to the Revolving Commitment of any Lender pursuant to this Section 3.02 shall apply (i) first, to reduce the Dollar Revolving Sub-Commitment of the respective Lender and (ii) second, to the extent in excess thereof, to reduce the Canadian Sub-Commitment of such Lender in each case on a pro rata basis.
                                            --------

          (b) On any date Workflow may, at its option, permanently reduce or terminate the Canadian Sub-Commitments by written notice to the Canadian Co-Agent and the Agent to such effect (specifying the aggregate amount of reductions to the Canadian Sub-Commitments); provided that (i) no such reduction shall be made in an amount which would cause the Dollar Equivalent of the then outstanding aggregate principal amount or Face Amount, as the case may be, of the Canadian Loans to exceed the Canadian Sub-Commitments of the Canadian Lenders after giving effect to the respective reduction pursuant to this clause
(b), (ii) each reduction pursuant to this clause (b) shall apply pro rata to reduce the Canadian Sub-Commitments of the various Canadian Lenders (based upon the relative amounts of such Canadian Sub-Commitments) and (iii) except to the extent the reduction to the Canadian Sub-Commitments pursuant to this Section 3.02(b) is accompanied by a like reduction to the amount of the Total Revolving Commitment pursuant to Section 3.02(a), the amount of each Lender's reduction to its Canadian Sub-Commitment pursuant to this clause (b) shall result in a like increase to its Dollar Revolving Sub-Commitment.

     3.03 Mandatory Adjustments of Revolving Commitments and Prepayments of Term
          ----------------------------------------------------------------------
Loans.
------

          (a) The Total Revolving Commitment shall terminate and the Term Loans shall be due and payable on the earlier of (i) the date on which a Change of Control occurs and (ii) the Final Maturity Date.

          (b) (i) (x) On the date of receipt by Workflow and/or any of its Subsidiaries (other than a Canadian Credit Party) of Cash Proceeds from any Asset Sale, the Total Revolving Commitment shall be permanently reduced and the Dollar Term Loans shall be prepaid (such reduction and prepayment to be applied pro rata to the Total Revolving Commitment and Dollar Term Loans in accordance
--- ----
with the amount of the Total Revolving Commitment and the outstanding Dollar Term Loans) on such date by an amount equal to the Net Cash Proceeds from such Asset Sale, and (y) on the date of receipt by any Canadian Credit Party and/or any of its Subsidiaries of Cash Proceeds from any Asset Sale, the Total Canadian Sub-Commitment shall be permanently reduced and, if such Cash Proceeds are received during the Canadian Term Out Period, the Canadian Term Loans shall be prepaid on such date by an amount equal to the Net Cash Proceeds from such Asset Sale, and if such Cash Proceeds exceed the Total Canadian Sub-Commitment or the Canadian Term Loans (as applicable), such excess shall be applied to the Total Revolving Commitment and the Dollar Term Loans in accordance with clause (x) above, provided that such reductions shall not be required to the extent that
       --------
Workflow (in the case of clause (x) above) or DBF (in the case of clause (y) above), elects, as hereinafter provided, to cause such Net Cash Proceeds to be reinvested in Reinvestment Assets (such election, together with any other election made pursuant to 3.03(c), a "Reinvestment Election"). Workflow or DBF, as applicable, may exercise its Reinvestment Election with respect to an Asset Sale if (x) no Default or Event of Default exists and (y) Workflow or DBF, as applicable, delivers a Reinvestment Notice to the Agent (and the Canadian Co-Agent, if such notice is made with respect to Canadian assets) on the date of the consummation of the respective Asset Sale, with such Reinvestment Election being effective with respect to the Net Cash Proceeds from such Asset Sale equal to the Anticipated Reinvestment Amount specified in such Reinvestment Notice.
(ii) On the date of receipt by Workflow and/or any of its Subsidiaries of Cash Proceeds from the QPO, the Swingline Loans, Dollar Revolving Loans and Dollar Term Loans shall be prepaid and, if applicable, Competitive Bid Loans and Letters of Credit shall be cash collateralized on such date by an amount equal to the Net QPO Proceeds from the QPO (such prepayment and cash collateralization to be applied (x) pro rata to the prepayment and/or cash collateralization of
                  --- ----
the Swingline Loans, Dollar Revolving Loans, Competitive Bid Loans and Letters of Credit, on the one hand, and the prepayment of the Dollar Term Loans, on the other, in accordance with, respectively, the amount of the Aggregate Dollar Revolving Credit Exposure and the outstanding Dollar Term Loans and (y) to the prepayment and/or cash collateralization of the Swingline Loans, Dollar Revolving Loans, Competitive Bid Loans and Letters of Credit in accordance with the priorities set forth in Section 4.02(a)(iii).

          (c) (x) On the Business Day following the date of receipt by Workflow and/or any of its Subsidiaries (other than a Canadian Credit Party) of Cash Proceeds from any Recovery Event, the Total Revolving Commitment shall be permanently reduced and the Dollar Term Loans shall be prepaid (such reduction and prepayment to be applied pro rata to the Total Revolving Commitment and
                             --- ----
Dollar Term Loans in accordance with the amount of the Total Revolving Commitment and the outstanding Dollar Term Loans) on such date by an amount equal to the Net Insurance Proceeds from such Recovery Event, and (y) on the Business Day following the date of receipt by any Canadian Credit Party of Cash Proceeds from any Recovery Event, the Total Canadian Sub-Commitment shall be permanently reduced and, if such Cash Proceeds are received during the Canadian Term Out Period, the Canadian Term Loans shall be prepaid on such date by an amount equal to the Net Insurance Proceeds from such Recovery Event and if such Cash Proceeds exceed the Total Canadian Sub-Commitment or the Canadian Term Loans (as applicable), such excess shall be applied to the Total Revolving Commitment and the Dollar Term Loans in accordance with clause (x) above, provided that such reduction shall not be required to the extent that Workflow
--------
(in the case of clause (x) above) or DBF (in the case of clause (y) above) elects, as hereinafter provided, to cause such Net Insurance Proceeds to be reinvested in Reinvestment Assets. Workflow or DBF, as applicable, may exercise its Reinvestment Election with respect to a Recovery Event if (x) no Default or Event of Default exists and (y) Workflow or DBF, as applicable, delivers a Reinvestment Notice to the Agent (and the Canadian Co-Agent, if such notice is made with respect to Canadian insurance proceeds) on the Business Day following the date of Workflow's or its respective Subsidiary's receipt of the proceeds from the respective Recovery Event, with such Reinvestment Election being effective with respect to the Net Insurance Proceeds from such Recovery Event equal to the Anticipated Reinvestment Amount specified in such Reinvestment Notice.

          (d) The Total Revolving Commitment shall be permanently reduced and the Dollar Term Loans shall be prepaid (such reduction and prepayment to be applied pro rata to the Total Revolving Commitment and Dollar Term Loans in
        --- ----
accordance with the amount of the Total Revolving Commitment and the outstanding Dollar Term Loans) on the Reinvestment Reduction Date with respect to a Reinvestment Election with respect to Asset Sales made by, or Recovery Events applicable to Workflow or any of its Subsidiaries other than a Canadian Credit Party, in an amount equal to the Reinvestment Reduction Amount, if any, with respect to such Reinvestment Election. The Total Canadian Sub-Commitment shall be reduced and, if any are outstanding, the Canadian Term Loans shall be prepaid on the Reinvestment Reduction Date with respect to a Reinvestment Election with respect to the Asset Sales made by or Recovery Events applicable to a Canadian Credit Party, in an amount equal to the Reinvestment Reduction Amount, if any, with respect to such Reinvestment Election and if such Reinvestment Reduction Amount exceeds the Total Canadian Sub-Commitment or the Canadian Term Loans (as applicable), such excess shall be applied to the Total Revolving Commitment and the Dollar Term Loans in accordance with the first sentence of this clause (d).

          (e) (x) On the date of receipt by Workflow and/or any of its Subsidiaries (other than a Canadian Credit Party) of cash proceeds from the incurrence of Indebtedness for borrowed money by Workflow and/or any of its Subsidiaries (other than by a Canadian Credit Party and other than Indebtedness permitted by Section 8.04), the Total Revolving Commitment shall be permanently reduced and the Dollar Term Loans shall be prepaid (such reduction and prepayment to be applied pro rata to the Total Revolving Commitment and Dollar
                         --- ----
Term Loans in accordance with the amount of the Total Revolving Commitment and the outstanding Dollar Term Loans) on such date by an amount equal to the cash proceeds from such incurrence of Indebtedness (net of underwriting discounts and commissions and other reasonable costs associated therewith), provided, however,
                                                              --------  -------
that on the date of receipt by Workflow and/or any of its Subsidiaries (other than a Canadian Credit Party) of cash proceeds incurred in respect of Subordinated Indebtedness such proceeds shall be applied to prepay permanently the Term Loans (and not to reduce the Total Revolving Commitment) on such date by an amount equal to the cash proceeds from such incurrence of Indebtedness (net of underwriting discounts and commissions and other reasonable costs associated therewith). (y) On the date of receipt by a Canadian Credit Party of cash proceeds from the incurrence of Indebtedness for borrowed money by a Canadian Credit Party (other than Indebtedness permitted by Section 8.04), the Total Canadian Sub-Commitment shall be permanently reduced and, if any are outstanding, the Canadian Term Loans shall be prepaid on such date by an amount equal to the cash proceeds from such incurrence of Indebtedness (net of underwriting discounts and commissions and other reasonable costs associated therewith) and if such cash proceeds exceed the Total Canadian Sub-Commitment or the Canadian Term Loans (as applicable), such excess shall be applied to the Total Revolving Commitment and the Dollar Term Loans in accordance with clause
(x) above, provided, however, that on the date of receipt by a Canadian Credit
           --------  -------
Party of cash proceeds incurred in respect of Subordinated Indebtedness such proceeds shall be applied to prepay permanently the Canadian Term Loans if any are then outstanding (but, if no Canadian Term Loans are then outstanding, such amounts shall not be used to reduce the Total Canadian Sub-Commitment) on such date by an amount equal to the cash proceeds from such incurrence of Indebtedness (net of underwriting discounts and commissions and other reasonable costs associated therewith).

          (f)  Each reduction of the Total Revolving Commitment pursuant to this
Section 3.03 shall apply to proportionally and permanently reduce the Revolving Commitment of each Lender. Each reduction of the Total Canadian Sub-Commitment pursuant to this Section 3.03 shall apply to proportionally and permanently reduce the Canadian Sub-Commitment of each Canadian Lender. At the time of each reduction to the Revolving Commitment of any Lender pursuant to this Section 3.03, such amounts shall apply first to the Dollar Revolving Sub-Commitment of such Lender; provided that all Lenders with Dollar Revolving Sub-Commitments shall be treated in a consistent fashion (i.e., with proportionate reductions to their respective Dollar Revolving Sub-Commitments) at the time of any reduction to the Total Revolving Commitment pursuant to this Section 3.03. Each prepayment of the Dollar Term Loans or Canadian Term Loans pursuant to this Section 3.03 shall apply proportionally to the Dollar Term Loans and Canadian Term Loans of each Lender in accordance with their Dollar Term Loan Percentages or Canadian Percentages, as applicable.

     SECTION 4.  Payments.
                 --------

     4.01 Voluntary Prepayments.  Each Borrower shall have the right to prepay
          ---------------------
the Loans made to it, in whole or in part, without premium or penalty, from time to time on the following terms and conditions:

               (i) such Borrower shall give the Agent at the Notice Office (and the Canadian Co-Agent at the Canadian Notice Office in the case of Canadian Loans) written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, whether Dollar Revolving Loans, Canadian Loans, Term Loans or Swingline Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which made, which notice shall be given by the respective Borrower prior to 12:00 Noon (New York time) at least three Business Days (or, in the case of Base Rate Loans or Canadian Prime Rate Loans, at least one Business Day) prior to the date of such prepayment, which notice shall, except in the case of Swingline Loans, promptly be transmitted by the Agent to each of the Lenders;

               (ii) each prepayment shall be in an aggregate principal amount of at least $500,000 (or (x) Cdn. $250,000 in the case of Canadian Prime Rate Loans or (y) $250,000 in the case of Swingline Loans), provided that no partial prepayment of Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Eurodollar Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto;

               (iii) each prepayment in respect of any Revolving Loans or Canadian Term Loans made pursuant to a Borrowing shall be applied pro rata among all Revolving Loans and Canadian Term Loans;

               (iv) prepayments of Bankers' Acceptance Loans may not be made prior to the maturity date of the respective Bankers' Acceptances;

               (v) no Competitive Bid Loan may be prepaid without the consent of the Lender that made such Competitive Bid Loan;

               (vi) each partial prepayment of the Dollar Term Loans shall be allocated among the Dollar Term Lenders, in proportion, as nearly as practicable, to the respective outstanding amount of each Dollar Term Lender's Dollar Term Loan Percentages, with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion; and

               (vii) any prepayment of principal of the Term Loans shall include all interest accrued to the date of prepayment and shall be applied against the scheduled installments of principal due on the Term Loans in the inverse order of maturity.

     4.02 Prepayments of Loans to reflect Revolving Commitments, Canadian Sub-
          -------------------------------------------------------------------
Commitments and Sublimits; Scheduled Payments of Term Loans; Etc.
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          (a)  (i)    If on any day the Aggregate Revolving Credit Exposure
exceeds the Total Revolving Commitment as then in effect, Workflow shall prepay on such day the principal of outstanding Swingline Loans and, after all Swingline Loans have been prepaid in full or if no Swingline Loans are outstanding, the Borrowers shall prepay on such day the principal of outstanding Revolving Loans and Canadian Term Loans (other than Bankers' Acceptance Loans where the underlying Bankers Acceptances have not yet matured) (allocated between Dollar Revolving Loans, on the one hand, and Canadian Revolving Loans or Canadian Term Loans, on the other, as the Borrowers may elect) in an amount (for this purpose, using the Dollar Equivalent of payments in Canadian Dollars made with respect to Canadian Loans) equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans, Revolving Loans and Canadian Term Loans (other than Bankers' Acceptance Loans as referenced in the immediately preceding sentence), the sum of the outstanding Bankers' Acceptance Loans (for this purpose, using the Dollar Equivalent of the Face Amounts thereof), Competitive Bid Loans and Letter of Credit Outstandings exceeds the Total Revolving Commitment then in effect, (i) an amount of cash and/or Cash Equivalents equal to the lesser of such excess and the then outstanding Face Amount of all Bankers' Acceptances shall be deposited by DBF with the Canadian Co-Agent as collateral for the obligations of DBF to the Canadian Lenders (rounded up to the nearest integral multiple of Cdn. $100,000) in respect of an equivalent Face Amount of outstanding Bankers' Acceptances accepted by the Canadian Lenders which shall be paid to and applied by the Canadian Lenders, in satisfaction of the obligations of DBF to the Canadian Lenders in respect of such Banker's Acceptances, on the maturity date thereof, (ii) to the extent such excess exceeds the amount applied pursuant to preceding clause (i), cash and/or Cash Equivalents in an amount equal to such remaining excess or, if less, an amount equal to the then outstanding principal amount of Competitive Bid Loans shall be paid by Workflow to the Agent to be held as collateral for the repayment of such Competitive Bid Loans at maturity and (iii) to the extent such excess exceeds the amount applied pursuant to preceding clauses (i) and (ii), Workflow shall pay to the Agent cash and/or Cash Equivalents in an amount equal to the amount of such excess (less the amount applied pursuant to preceding clauses (i) and (ii)) (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash and/or Cash Equivalents to be held as security for all obligations of Workflow hereunder and under the other Credit

Documents in a cash collateral account (and invested from time to time in Cash Equivalents selected by the Agent) to be established by the Agent.

               (ii) If on any day the Dollar Equivalent of the aggregate outstanding principal amount (or Face Amount, as the case may be) of Canadian Loans made to DBF exceeds the lesser of the Total Canadian Sub-Commitment and the Canadian EBITDA Sublimit as then in effect, DBF agrees to prepay on such day principal of outstanding Canadian Loans (other than Bankers' Acceptance Loans where the underlying Bankers' Acceptances have not yet matured) in an amount equal to such excess over the lesser of the Total Canadian Sub-Commitment and the Canadian EBITDA Sublimit. If, after giving effect to the prepayment in full of all such outstanding Canadian Loans other than the Bankers' Acceptance Loans referenced in the immediately preceding sentence, the aggregate outstanding Face Amount of Bankers' Acceptance Loans exceeds the lesser of the Total Canadian Sub-Commitment and the Canadian EBITDA Sublimit as then in effect, DBF agrees to pay to the Canadian Co-Agent on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess over the lesser of the Total Canadian Sub-Commitment and the Canadian EBITDA Sublimit (rounded up to the nearest integral multiple of Cdn. $100,000), such cash and/or Cash Equivalents to be held as cash collateral for the obligations of DBF to the Canadian Lenders in respect of an equivalent Face Amount of outstanding Bankers' Acceptances accepted by the Canadian Lenders which shall be paid to and applied by the Canadian Lenders, in satisfaction of the obligations of the Borrowers to the Canadian Lenders in respect of such Bankers' Acceptances, on the maturity date thereof.

               (iii) If on any day the aggregate outstanding principal amount of Dollar Revolving Loans, Competitive Bid Loans and Swingline Loans made to Workflow and the aggregate amount of all Letter of Credit Outstandings at such time exceeds an amount equal to the Total Dollar Revolving Sub-Commitment as then in effect, Workflow shall prepay on such day the principal of outstanding Swingline Loans and, after all Swingline Loans have been repaid in full or ii no Swingline Loans are outstanding, principal of outstanding Dollar Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all such outstanding Swingline Loans and Dollar Revolving Loans, the sum of the outstanding Competitive Bid Loans and Letter of Credit Outstandings exceeds the Total Dollar Revolving Sub-Commitment as then in effect, (i) an amount of cash and/or Cash Equivalents equal to such excess shall be deposited by Workflow with the Agent as Collateral for the obligations of Workflow in respect of outstanding Competitive Bid Loans and shall be applied to the repayment of such Competitive Bid Loans at maturity and (ii) to the extent such excess exceeds the amount applied pursuant to preceding clause (i), Workflow shall pay to the Agent cash and/or Cash Equivalents in an amount equal to the amount of such excess (less the amount applied pursuant to preceding clause (i)) (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash and/or Cash Equivalents to be held as security for all obligations of Workflow hereunder and under the other Credit Documents in a cash collateral account (and invested from time to time in Cash Equivalents selected by the Agent) to be established by the Agent.

               (iv) In the event that any Borrower is required pursuant to the other provisions of this Section 4.02 to deliver any cash and/or Cash Equivalents to the Agent or the Canadian Co-Agent to be held as security for the Obligations of such Borrower hereunder and under the other Credit Documents, the Agent (or the Canadian Co-Agent, if applicable) shall, at the request of such Borrower and so long as no Default or Event of Default then exists, release to such Borrower from time to time any investment earnings on such cash and/or Cash Equivalents so long as the principal amount and/or Face Amount, as the case may be, of the underlying Obligations remain fully collateralized at all times.

          (b) With respect to each prepayment of Loans required by this Section 4.02, the respective Borrower may designate the Types of Loans which are to be repaid and, in the case of Eurodollar Loans and Bankers' Acceptances Loans, the specific Borrowing(s) pursuant to which such Loans were made, provided that (i) if any prepayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be immediately converted into Base Rate Loans, (ii) no prepayment of Bankers' Acceptance Loans may be made prior to the maturity date of the related Bankers' Acceptances and (iii) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans.
                           --------

          (c) Workflow promises to pay to the Agent for the account of the Dollar Term Lenders the principal amount of the Dollar Term Loans in twelve (12) consecutive quarterly payments of $250,000 each, such installments to be due and payable on the last Business Day of each April, July, October and January, commencing on April 30, 2001, with an additional final payment on the Final Maturity Date in the amount equal to the unpaid balance of the Dollar Term Loans. DBF promises to pay to the Canadian Co-Agent for the account of the Canadian Lenders the principal amount of the Canadian Term Loans in equal consecutive quarterly payments, such installments to be due and payable on the last Business Day of each April, July, October and January commencing on the first such Business Day subsequent to the Canadian Term Out Date, each such payment to be in such an amount that the number of such payments multiplied by the amount of each such payment equals the aggregate amount of the outstanding Canadian Term Loans on the Canadian Term Out Date, with an additional final payment on the Final Maturity Date in the amount equal to any unpaid balance of the Canadian Term Loans.

          (d) Notwithstanding anything to the contrary contained in this Agreement, (i) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date, (ii) all then outstanding Competitive Bid Loans shall be repaid in full on the respective Competitive Bid Loan Maturity Date, (iii) all then outstanding Revolving Loans and Term Loans shall be repaid in full on the Final Maturity Date and (iv) all then outstanding Loans shall be repaid in full on the date on which a Change of Control occurs.

          (e) Upon any repayment or prepayment of the Dollar Term Loans pursuant to this Agreement, the Dollar Term Loan Commitments shall be reduced by an amount equal to such repayment or prepayment, provided that any such prepayments, repayments and reductions shall be allocated among the Dollar Term Lenders, in proportion, as nearly as practicable, to each Dollar Term Lender's Dollar Term Loan Percentages, with adjustments to the extent practicable to equalize any prior repayments, prepayments or reductions not exactly in proportion. Upon any repayment or prepayment of the Canadian Term Loans pursuant to this Agreement, the Canadian Sub-Commitments shall be reduced by an amount equal to such repayment or prepayment, provided that any such prepayments, repayments and reductions shall be allocated among the Canadian Lenders, in proportion, as nearly as practicable, to each Canadian Lender's Canadian Percentage, with adjustments to the extent practicable to equalize any prior repayments, prepayments or reductions not exactly in proportion.

          (f) Each of the Borrowers hereby promise to make all payments required to be made by it under this Section 4.02 as and when required hereunder.

     4.03 Method and Place of Payment.  Except as otherwise specifically
          ---------------------------
provided herein, all payments under this Agreement or under any Note shall be made to the Agent (or to the Canadian Co-Agent, as set forth in clause (y) below) for the ratable account of the Lenders entitled thereto, not later than 12:00 Noon (local time in the city in which the Payment Office for the respective payments is located) on the date when due and shall be made in (x) Dollars in immediately available funds at the appropriate Payment Office of the Agent in respect of any obligation of the Borrowers under this Agreement and (y) Canadian Dollars in immediately available funds at the appropriate Payment Office of the Canadian Co-Agent, if such payment is made in respect of (i) principal of, the Face Amount of or interest on Canadian Loans, or (ii) any increased costs, indemnities or other amounts owing with respect to Canadian Loans, in the case of this clause (ii) to the extent the respective Lender which is charging same denominates the amounts owing in Canadian Dollars. Any payments under this Agreement which are made later than 12:00 Noon (local time in the city in which such payments are to be made) on any Business Day shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

     4.04 Net Payments.
          ------------

          (a) All payments made by any Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in
Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the respective Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the respective Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender, in each case in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The respective Borrower will furnish to the Agent within 30 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by such Borrower. Each Borrower agrees to indemnify and hold harmless each

Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

          (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for United States federal income tax purposes (other than a Canadian Lender in its capacity solely as a lender to DBF) agrees to deliver to Workflow and the Agent on or prior to the Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 12.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement (as of such date) to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 (or successor forms) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender (other than a Canadian Lender in its capacity solely as a lender to DBF) agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to Workflow and the Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms), or Form W-8 (or successor form) and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify Workflow and the Agent of its inability to deliver any such Form or Certificate in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(x), but subject to Section 12.04(b) and the immediately succeeding sentence, (x) Workflow shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for United States federal income tax purposes to the extent that such Lender has not provided to Workflow United States Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) Workflow shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender is not a United States person (defined as provided above) and has not provided to Workflow the Internal Revenue Service Forms provided for in the foregoing provisions of this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause
(ii) above, to the extent that ouch Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 12.04(b), Workflow agrees to pay any additional amounts and to indemnify each Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

          (c)  Notwithstanding anything to the contrary contained in this
Section 4.04, unless a Lender gives notice to the applicable Borrower that such Borrower is obligated to pay any amount under this Section 4.04 within one year after the later of (i) the date such Lender incurs the respective Taxes or (ii) the date such Lender has actual knowledge of its incurrence of the respective Taxes, then such Lender shall only be entitled to be compensated for such amount by such Borrower pursuant to this Section 4.04 to the extent such Taxes are incurred or suffered on or after the date which occurs one year prior to the date that such Lender gives notice to such Borrower that such Borrower is obligated to pay the respective amounts pursuant to this Section 4.04. This
Section 4.04(c) shall have no applicability to any Section of this Agreement other than this Section 4.04.

     SECTION 5.  Conditions Precedent.  The obligation of each Lender to make
                 --------------------
each Loan and the obligation of the Letter of Credit Issuer to issue each Letter of Credit hereunder are subject, at the time of each such Credit Event (except as otherwise hereinafter indicated), to the satisfaction of the following conditions (provided, that any conditions listed below as being necessary to be
            --------
satisfied on or prior to the Canadian Effective Date shall be conditions to the occurrence of the Canadian Effective Date and the making of any Canadian Loans and shall not be considered to be conditions to any other Credit Event):

     5.01 Execution of Agreement.  On or prior to the Effective Date, this
          ----------------------
Agreement shall have been executed and delivered in accordance with Section
12.10.

     5.02 Notes.  On the Effective Date, there shall have been delivered to the
          -----
Agent for the account of each Lender that has requested the same the appropriate Note or Notes executed by Workflow in the amount, maturity and as otherwise provided herein. On the Canadian Effective Date, there shall have been delivered to the Canadian Co-Agent for the account of each Canadian Lender that has requested the same the appropriate Note or Notes executed by DBF in the amount, maturity and as otherwise provided herein.

     5.03 No Default; Representations and Warranties.  At the time of each
          ------------------------------------------
Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

     5.04 Officer's Certificate.  On the Effective Date, the Agent shall have
          ---------------------
received a certificate dated such date signed by the president, any vice-president or any Authorized Financial Officer of Workflow stating that all of the applicable conditions set forth in Sections 5.03, 5.07, 5.08 and 5.09 exist as of such date. On the Canadian Effective Date, the Agent and the Canadian Co-Agent shall have received a certificate dated such date signed by the president, any vice-president or any Authorized Financial Officer of Workflow stating that all of the applicable conditions set forth in Sections 5.03, 5.08 and 5.09 exist as of such date.

     5.05 Opinions of Counsel and other Experts.  On the Effective Date, the
          -------------------------------------
Agent shall have received from Kaufman & Canoles, special United States counsel to the Credit Parties, an opinion addressed to the Agent, the Syndication Agent and the Collateral Agent (collectively the "Agent Group") and each of the Lenders and dated the Effective Date in the form of and as to the matters set forth in Exhibit E-1, and (ii) from local and other counsel to the Credit Parties reasonably satisfactory to the Agent, opinions each of which shall be addressed to the Agent Group and each of the Lenders and dated the Effective Date and shall cover such matters incident to the transactions contemplated herein and in the other Credit Documents (including, without limitation, the perfection of the security interests granted pursuant to the Security Documents) as the Agent may reasonably request and shall be in form and substance reasonably satisfactory to the Agent. On or prior to the Canadian Effective Date, the Agent and the Canadian Co-Agent shall have received from Goodman, Phillips & Vineberg, special Canadian counsel to the Credit Parties, a corporate and real property title opinion addressed to the Agent Group and each of the Lenders and dated the Canadian Effective Date in the form of and as to the matters set forth in Exhibit E-2

     5.06 Corporate Proceedings.
          ---------------------

          (a) On the Effective Date, the Agent shall have received from each U.S. Credit Party a certificate, dated the Effective Date, signed by the president or any vice-president of such Credit Party, and attested to by the secretary or any assistant secretary of such U.S. Credit Party, in the form of Exhibit F with appropriate insertions, together with certified copies of the certificate or articles of incorporation and by-laws, or equivalent organizational documents, of such U.S. Credit Party, the resolutions of such U.S. Credit Party referred to in such certificate and each of the other documents referred to in such certificate and all of the foregoing shall be in form and substance reasonably satisfactory to the Agent. On the Canadian Effective Date, the Agent and the Canadian Co-Agent shall have received from each Canadian Credit Party a certificate, dated the Canadian Effective Date, signed by the president or any vice-president of such Canadian Credit Party, and attested to by the secretary or any assistant secretary of such Canadian Credit Party, in the form of Exhibit F with appropriate insertions, together with certified copies of the certificate or articles of incorporation and by-laws, or equivalent organizational documents, of such Canadian Credit Party, the resolutions of such Canadian Credit Party referred to in such certificate and each of the other documents referred to in such certificate and all of the foregoing shall be in form and substance reasonably satisfactory to the Agent and the Canadian Co-Agent.

          (b) On the Effective Date, all corporate, limited liability company and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates, bring-down certificates and any other records of corporate proceedings and governmental approvals, if any, which the Agent reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities. On the Canadian Effective Date, the Agent and Canadian Co-Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates, bring-down certificates and any other records of corporate proceedings and governmental approvals, if any, which the Agent or the Canadian Co-Agent reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

          (c) On the Effective Date, the corporate, ownership and capital structure of Workflow and its Subsidiaries (including, without limitation, the terms of any capital stock, options, warrants or other securities issued by Workflow or any of its Subsidiaries) shall be in form and substance reasonably satisfactory to the Agent and the Required Lenders.

     5.07 Leverage Ratio.  After giving effect to all Borrowings and other
          --------------
extensions of credit and payments made pursuant to this Agreement and all other transactions, agreements and payments occurring in connection or simultaneously with the Transaction, the Leverage Ratio of Workflow shall not be greater than 3.25:1.00 on the Effective Date.

     5.08 Adverse Change; Approvals.
          -------------------------

          (a) On the Effective Date, nothing shall have occurred (and neither the Required Lenders nor the Agent shall have become aware of any facts or conditions not previously known) which the Required Lenders or the Agent shall determine has had, or could reasonably be expected to have, a Material Adverse Effect. On the Canadian Effective Date, nothing shall have occurred (and neither the Canadian Co-Agent nor the Agent shall have become aware of any facts or conditions not previously known) which the Canadian Co-Agent or the Agent shall determine has had, or could reasonably be expected to have, a Material Adverse Effect.

          (b) On or prior to the Effective Date and the Canadian Effective Date, all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the Transaction and the other transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon, the consummation of the Transaction or the other transactions contemplated by the Credit Documents or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the Transaction or the other transactions contemplated by the Credit Documents.

     5.09 Litigation.  On the Effective Date, there shall be no actions, suits
          ----------
or proceedings pending or threatened (x) with respect to the Transaction, this Agreement or any other Document or (y) which the Agent or the Required Lenders shall determine has, or could reasonably be expected to have, a Material Adverse Effect.

     5.10 Guaranties.
          ----------

          (a) On the Effective Date, each U.S. Subsidiary Guarantor shall have; duly authorized, executed and delivered an amended and restated Guaranty (in the form of Exhibit G-1 hereto) (such Guaranty, as modified, amended or supplemented from time to time in accordance with the terms hereof and thereof, the "U.S. Subsidiaries Guaranty"), and the U.S. Subsidiaries Guaranty shall be in full force and effect.

          (b) On the Canadian Effective Date, (i) Workflow and each U.S. Subsidiary Guarantor shall have duly authorized, executed and delivered an amended and restated Guaranty (in the form of Exhibit G-2 hereto) (as modified, amended or supplemented from time to time in accordance with the terms hereof and thereof, the "Canadian General Guaranty") and (ii) each Canadian Credit Party (other than DBF) shall have duly authorized, executed and delivered amended and restated Guaranties (in the form of Exhibit G-3 hereto) (each as modified, amended or supplemented from time to time in accordance with the terms hereof and thereof, a "Canadian Parent Guaranty" and, collectively, the "Canadian Parent Guaranties"), and each Canadian Guaranty shall be in full force and effect.

     5.11 Pledge Agreements; Security Agreements.
          --------------------------------------

          (a) On the Effective Date, each U.S. Credit Party shall have duly authorized, executed and delivered an amended and restated Pledge Agreement (in the form of Exhibit H-1 hereto) (as modified, amended or supplemented from time to time in accordance with the terms hereof and thereof, the "U.S. Pledge Agreement") and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the Pledged Securities referred to therein and then owned by each such U.S. Credit Party, endorsed in blank or accompanied by executed and undated stock powers, as appropriate, and the U.S. Pledge Agreement shall be in full force and effect.

          (b) On the Canadian Effective Date, DBF and each other Canadian Credit Party shall have duly authorized, executed and delivered an amended and restated Pledge Agreement (in the form of Exhibit H-2 hereto) (each as modified, amended or supplemented from time to time in accordance with the terms hereof and thereof, a "Canadian Pledge Agreement" and, collectively, the "Canadian Pledge Agreements") and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the Pledged Securities referred to therein and then owned by DBF and each such other Canadian Credit Party, endorsed in blank or accompanied by executed and undated stock powers, as appropriate, and each Canadian Pledge Agreement shall be in full force and effect.

          (c) On the Effective Date each U.S. Credit Party shall have duly authorized, executed and delivered an amended and restated Security Agreement (in the form of Exhibit I-1 hereto) (as modified, supplemented or amended from time to time in accordance with the terms hereof and thereof, the "U.S. Security Agreement") covering all of such U.S. Credit Party's present and future Security Agreement Collateral. On the Canadian Effective Date DBF and each other Canadian Credit Party shall have duly authorized, executed and delivered Security Agreements in the form of Exhibit I-2 hereto and DBF shall have executed a Hypothec in the form of Exhibit I-3 hereto and a Debenture and Debenture Pledge Agreement in the form of Exhibit I-4 hereto. On the Canadian Effective Date DBF and each other Canadian Credit Party shall have duly authorized, executed and delivered one or more additional security arrangements with respect to their inventory and proceeds thereof as may be requested by the Collateral Agent and in form and substance satisfactory to the Collateral Agent (each as modified, supplemented or amended from time to time in accordance with the terms hereof and thereof, a "Canadian Security Agreement" and, collectively, the "Canadian Security Agreements") covering all of DBF's and each such other Canadian Credit Party's present and future Security Agreement Collateral, in each case together with:

               (i) on the Effective Date, proper Financing Statements (Form UCC-1 or UCC-3, as applicable) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by each Security Agreement;

               (ii) on the Effective Date, certified copies of Requests for Information (Form UCC-11) or equivalent reports, listing all effective financing statements that name any Credit Party or any of its Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (i) above, together with copies of such other financing statements that name any

     Credit Party or any of its Subsidiaries as debtor (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received termination statements (Form UCC-3 or the equivalent) or such other termination statements as shall be required by state or local law fully executed for filing); and

               (iii) on the Effective Date and the Canadian Effective Date, evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by each Security Agreement have been taken;

and each Security Agreement shall be in full force and effect.

     5.12 Mortgages; Title Insurance; Surveys.  On the Effective Date and, in
          -----------------------------------
respect of Mortgaged Property in Canada, on the Canadian Effective Date, the Collateral Agent shall have received:

               (i) fully executed counterparts of amendments to Mortgages, in form and substance satisfactory to the Collateral Agent, which amendments to Mortgages shall cover the Mortgaged Properties owned by the respective U.S. Credit Parties on the Effective Date and the respective Canadian Credit Parties on the Canadian Effective Date as designated on Annex V, together with evidence that counterparts of such amendments to Mortgages have been delivered to the title insurance company insuring the Lien of such Mortgages (or, in respect of Mortgaged Properties located in Canada, to the applicable land registry office) for recording in all places to the extent necessary or, in the reasonable opinion of the Collateral Agent, desirable, to effectively create a valid and enforceable first priority mortgage lien on each such Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the applicable Secured Creditors;

               (ii) endorsements to the mortgagee title insurance policy on each such Mortgaged Property located in the United States issued by a title insurer reasonably satisfactory to the Collateral Agent (such policies referred to herein as the "Mortgage Policies") satisfactory to the Collateral Agent assuring the Collateral Agent that the Mortgages on such Mortgaged Properties are valid and enforceable first priority mortgage liens on the respective Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances and such Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to the Collateral Agent and shall include, as appropriate, an endorsement for future advances under this Agreement and the Notes and for any other matter that the Agent in its discretion may reasonably request, shall not include an exception for mechanics' liens, and shall provide for affirmative insurance and such reinsurance as the Collateral Agent in its discretion may reasonably request; and

               (iii) a survey, in form and substance reasonably satisfactory to the Collateral Agent of each Mortgaged Property, certified by a licensed professional surveyor reasonably satisfactory to the Agent.

     5.13 Financial Statements; Pro Forma Balance Sheet; Projections.  On or
          ----------------------------------------------------------
prior to the Effective Date, the Agent shall have received true and correct copies of the historical financial statements, the pro forma consolidated
                                                   ---------
financial statements and the projections referred to in Sections 6.09 and 6.10(b), which historical financial statements, pro forma consolidated financial statements and projections shall be in form and substance reasonably satisfactory to the Agent and the Required Lenders.

     5.14 Solvency Certificate; Environmental Analyses; Insurance Certificates.
          --------------------------------------------------------------------
On the Effective Date, Workflow shall have delivered to the Agent:

               (i) a solvency certificate from the chief financial officer of Workflow in the form of Exhibit J;

               (ii) environmental and hazardous substance assessments and analyses in scope, and in form and substance, reasonably satisfactory to the Agent and the Required Lenders; and

               (iii) certificates of insurance complying with the requirements of Section 7.03 for the business and properties of Workflow and its Subsidiaries, and naming the Collateral Agent as an additional insured and as loss payee, and stating that such insurance shall not be canceled without at least 30 days prior written notice by the respective insurer to the Collateral Agent (or such shorter period of time as a particular insurance company generally provides).

     5.15 Plans; Shareholders' Agreements; Management Agreements; Collective
          ------------------------------------------------------------------
Bargaining Agreements; Tax Sharing Agreements; Existing Indebtedness Agreements.
-------------------------------------------------------------------------------
On or prior to the Effective Date, there shall have been delivered to the Agent true and correct copies of the following documents (if any):

               (i) all Plans subject to Section 302 of ERISA or Section 412 of the Code (and for each such Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor), provided that the foregoing shall apply in the case of any multiemployer plan, as defined in 4001(a)(3) of ERISA, only to the extent that any document described therein is in the possession of Workflow or any Subsidiary of Workflow or any ERISA Affiliate or reasonably available thereto from the sponsor or trustee of any such plan;

               (ii) all collective bargaining agreements applying or relating to any employee of Workflow or any of its Subsidiaries (collectively, the "Collective Bargaining Agreements");

               (iii) all agreements entered into by Workflow or any of its Subsidiaries governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to any such entity with respect to its capital stock (collectively, the "Shareholders' Agreements");

               (iv) all material agreements with members of, or with respect to, the management of Workflow or any of its Subsidiaries to which Workflow or any of its Subsidiaries are parties (collectively, the "Management Agreements");

               (v) all tax sharing, tax allocation and other similar agreements entered into by Workflow or any of its Subsidiaries (collectively, the "Tax Sharing Agreements"); and

               (vi) all agreements evidencing or relating to Indebtedness in excess of $1,000,000 of Workflow or any of its Subsidiaries which is to remain outstanding after giving effect to the Effective Date (collectively, the "Existing Indebtedness Agreements");

all of which Plans, Collective Bargaining Agreements, Shareholders' Agreements, Management Agreements, Tax Sharing Agreements and Existing Indebtedness Agreements shall be in form and substance reasonably satisfactory to the Agent.

     5.16 Payment of Fees.  On the Effective Date and the Canadian Effective
          ---------------
Date, all costs, fees and expenses, and all other compensation contemplated by this Agreement, in each case due to the Agent or the Lenders (including, without limitation, legal fees and expenses) shall have been paid to the extent due.

     5.17 Notice of Borrowing; Letter of Credit Request.  The Agent shall have
          ---------------------------------------------
received a Notice of Borrowing satisfying the requirements of Section 1.03(a) with respect to each incurrence of Dollar Revolving Loans. The Agent and Canadian Co-Agent shall have received a Notice of Borrowing satisfying the requirements of Section 1.03(a) with respect to each incurrence of Canadian Revolving Loans. The Agent shall have received a Notice of Competitive Bid Borrowing satisfying the requirements of Section 1.04 with respect to each incurrence of Competitive Bid Loans. Fleet shall have received the notice satisfying the requirements of Section 1.03(b)(i) with respect to each incurrence of Swingline Loans. The Agent and the Letter of Credit Issuer shall have received a Letter of Credit Request satisfying the requirements of Section
2.02 with respect to each issuance of a Letter of Credit.

     5.18 Additional Conditions to Canadian Effective Date.  To the extent that
          ------------------------------------------------
any conditions listed above are required to be satisfied on or prior to the occurrence of the Effective Date, such conditions shall also be, at the Agent's or Canadian Co-Agent's determination, required to be satisfied prior to the occurrence of the Canadian Effective Date to the satisfaction of the Agent and the Canadian Co-Agent.

     The occurrence of the Effective Date and the Canadian Effective Date and the acceptance of the benefits of each Credit Event on or after the Effective Date shall constitute a representation and warranty by each Borrower to the Agent and each of the Lenders (and, on and after the Canadian Effective Date, the Canadian Co-Agent) that all of the conditions specified above exist as of the Effective Date, as of the Canadian Effective Date, and as of the date of each such Credit Event, as the case may be, in each case to the extent that such conditions are applicable to the Effective Date, the Canadian Effective Date or each such other Credit Event, as the case may be. All of the certificates, legal opinions and other documents and papers referred to in Section 5, unless otherwise specified, shall be delivered to the Agent for the account of each of the Lenders and, except for the Notes, in sufficient counterparts for each of the Lenders and shall be reasonably satisfactory in form and substance to the Agent.

     SECTION 6.  Representations, Warranties and Agreements.  In order to induce
                 ------------------------------------------
the Lenders to enter into this Agreement and to make the Loans and issue and/or participate in the Letters of Credit, provided for herein, each Borrower makes the following representations, warranties and agreements, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement, the making of the Loans and the issuance of the Letters of Credit with the occurrence of the Effective Date and each Credit Event on or after the Effective Date being deemed to constitute a representation and warranty by each Borrower that the matters specified in this Section 6 are true and correct in all material respects on and as of the Effective Date and the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).

     6.01 Status.  Each Credit Party and each of its Subsidiaries (i) is a duly
          ------
organized and validly existing corporation, partnership or limited liability company, as the case may be, and is in good standing, in each case under the laws of the jurisdiction of its organization, and has the corporate, partnership or limited liability company power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (ii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     6.02 Power and Authority.  Each Credit Party has the corporate, partnership
          -------------------
or limited liability company power and authority, as the case may be, to execute, deliver and carry out 'the terms and provisions of each of the Documents to which it is a party and has taken all necessary corporate, partnership or limited liability company action, as the case may be, to authorize the execution, delivery and performance of each of the Documents to which it is a party. Each Credit Party has duly executed and delivered each Document to which it is a party and each such Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

     6.03 No Violation.  Neither the execution, delivery or performance by any
          ------------
Credit Party of the Documents to which it is a party nor compliance by it with the terms and provisions thereof, nor the consummation of the transactions contemplated therein, (i) will contravene any applicable provision of any law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of its Subsidiaries pursuant to the terms of any material indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument to which such Credit Party or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the certificate or articles of incorporation or by-laws (or equivalent organizational documents), as the case may be, of such Credit Party or any of its Subsidiaries.

     6.04 Litigation.  There are no actions, suits or proceedings pending or, to
          ----------
the best knowledge of any Borrower, threatened, with respect to Workflow or any of its Subsidiaries that have, or that could reasonably be expected to have, a Material Adverse Effect.

     6.05 Use of Proceeds; Margin Regulations.
          -----------------------------------

          (a) The proceeds of all Loans shall be utilized for the general corporate and working capital purposes of Workflow and its Subsidiaries, provided that the proceeds of the Loans may also be used by Workflow to cancel
--------
options to purchase common stock of Workflow pursuant to the Cash/Cancel Transaction in aggregate amount not to exceed (i) prior to the successful completion of the QPO, $30,000,000 (provided that, until the successful
                                    --------
completion of the QPO and the occurrence of the Cash/Cancel Transaction, all such amounts shall be placed in the Cash/Cancel Escrow Account as provided in
Section 7.15) and (ii) after the successful completion of the QPO providing Net QPO Proceeds to Workflow and/or its Subsidiaries in a minimum amount of $30,000,000 (and including any amounts placed in the Cash/Cancel Escrow Account prior to the successful completion of the QPO), $43,000,000 plus the excess of
                                                            ----
the Net QPO Proceeds over $30,000,000 (provided that, until the occurrence of
                                       --------
the Cash/Cancel Transaction, all such amounts shall be placed in the Cash/Cancel Escrow Account as provided in Section 7.15).

          (b) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock except to the extent expressly permitted by Sections 8.06(c) and 8.07(a)(y). Neither the making of any Loan hereunder, nor the use of the proceeds thereof, nor the occurrence of any other Credit Event, will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

     6.06 Approvals.  No order, consent, approval, license, authorization or
          ---------
validation of, or filing, recording or registration with (except (x) as have been obtained or made and which remain in full force and effect, (y) if this representation is being made at any time prior to the tenth day following the Effective Date, filings or recordations of financing statements, Mortgages and other documents pursuant to the terms of the Security Documents (all of which filings and recordations shall be completed within 10 days after the Effective Date or, in the case of additional actions required by Section 7.12, such date as is provided in said Section 7.12) and (z) for those filings or recordings which may be required under the Federal Assignment of Claims Act to perfect a security interest in governmental receivables), or exemption by, any governmental or public body or authority, or any subdivision thereof or any other Person, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any such Document.

     6.07 Investment Company Act.  Neither Workflow nor any of its Subsidiaries
          ----------------------
is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     6.08 Public Utility Holding Company.  Neither Workflow nor any of its
          ------------------------------
Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     6.09 True and Complete Disclosure.  All factual information (taken as a
          ----------------------------
whole) heretofore or contemporaneously furnished by or on behalf of any Credit Party in writing to the Agent or any Lender (including, without limitation, all information contained in the Documents and in the Confidential Information Memorandum) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any officer of Workflow or the president or chief financial officer of DBF in writing to the Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. There is no place of business of Workflow or any of its Domestic Subsidiaries not listed on Annex B or C of the U.S. Subsidiaries Security Agreement. The projections and pro forma financial information contained in such materials are
                ---------
reasonable and attainable and are based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

     6.10 Financial Condition; Financial Statements.
          -----------------------------------------

          (a) On and as of the Effective Date, on a pro forma basis after giving
                                                    ---------
effect to the execution, delivery and performance of this Agreement and the other Documents and the consummation of the Transaction and to all Indebtedness incurred, and to be incurred, and Liens created, and to be created, by each Credit Party in connection therewith, and with respect to each Borrower on a stand-alone basis and each Borrower and its Subsidiaries taken as a whole, (x) the sum of their assets, at a fair valuation, will exceed their debts, (y) they have not incurred nor intend to, nor believe that they will, incur debts beyond their ability to pay such debts as such debts mature and (z) they will have sufficient capital with which to conduct their business. For purposes of this
Section 6.10, "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          (b) The consolidated and consolidating balance sheets of Workflow and its Subsidiaries for the fiscal year and nine month period ended on April 24, 1999 and January 22, 2000, respectively, and the related consolidated and consolidating statements of income, cash flows and shareholders' equity of Workflow and its Subsidiaries for the fiscal year or nine month period, as the case may be, ended on such dates, copies of which have been furnished to the Lenders prior to the Effective Date, present fairly in all material respects the consolidated and consolidating financial position of Workflow and its Subsidiaries at the dates of such balance sheets and the consolidated and consolidating results of the operations of Workflow and its Subsidiaries for the periods covered thereby. All of the foregoing historical financial statements have been prepared in accordance with generally accepted accounting principles consistently applied. The pro forma consolidated financial statements of
                           ---------
Workflow and its Subsidiaries as of April 24, 1999 and January 22, 2000, in each case after giving effect to the Transaction and the financing therefor, copies of which have been furnished to the Lenders prior to the Effective Date, present fairly in all material respects the pro forma consolidated financial position of
                                    ---------
Workflow and its Subsidiaries as of April 24, 1999 and January 22, 2000 and the pro forma consolidated results of operations of Workflow and its Subsidiaries
---------
for the twelve month and nine month periods covered thereby, as the case may be.

          (c) After giving effect to the Transaction (but for this purpose assuming that the Transaction had occurred prior to April 24, 1999, since April 24, 1999, nothing shall have occurred that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

          (d) Except as fully reflected in the financial statements described in
Section 6.10(b) or in the footnotes thereto and the Indebtedness incurred under this Agreement, there were as of the Effective Date (and after giving effect to any Loans made on such date), no liabilities or obligations with respect to Workflow or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, could reasonably be expected to be material to Workflow and its Subsidiaries taken as a whole. As of the Effective Date, no Borrower knows of any basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not disclosed in the financial statements delivered pursuant to Section 6.10(b) which, either individually or in the aggregate, could reasonably be expected to be material to Workflow and its Subsidiaries taken as a whole.

     6.11 Security Interests.  Each of the Security Agreements and Mortgages are
          ------------------
effective to create, upon the filing of Form UCC-1 Financing Statements (or the appropriate equivalent, Canadian or otherwise) and the Mortgages (which filings, if this representation and warranty is being made more than 10 days after the Effective Date, have been made) and each of the Pledge Agreements are effective to create, in each case as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto (other than fixtures which are not located on a Mortgaged Property), superior to and prior to the rights of all third Persons and subject to no other Liens (except that the Security Agreement Collateral may be subject to the security interests evidenced by Permitted Liens relating thereto and each Mortgaged Property may be subject to the Permitted Encumbrances relating thereto) in favor of the Collateral Agent (or such other trustee as may be required or desired under local law), and the Collateral Agent, for the benefit of the Secured Creditors, has a fully perfected lien on, and security interest in, all Collateral. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created under the Pledge Agreements.

     6.12 Tax Returns and Payments.  Each of Workflow and each of its
          ------------------------
Subsidiaries has filed all United States federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it (giving effect to any filing extension duly obtained in connection therewith) and has paid all material taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of Workflow and its Subsidiaries in accordance with GAAP. Workflow and each of its Subsidiaries have at all times paid, or have provided adequate reserves (in the good faith judgment of the management of Workflow) for the payment of, all United States federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to date. There is no material action, suit, proceeding, investigation, audit or claim now pending or, to the knowledge of any Borrower, threatened by any authority regarding any taxes relating to Workflow or any of its Subsidiaries. As of the Effective Date, neither Workflow nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of Workflow or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of Workflow or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. Neither Workflow nor any of its Subsidiaries will incur any taxes in connection with the Transaction.

     6.13 Compliance with ERISA.
          ---------------------

          (a) Each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; except for the Plans set forth on Annex X, each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code or
Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made; neither Workflow nor any Subsidiary of Workflow nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(1), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section
401(a)(29), 4971 or 4975 of the Code or expects to incur any such material liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to Workflow or any Subsidiary of Workflow or any ERISA Affiliate of incurring a material liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no material action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of Workflow and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $1,000,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of Workflow, any Subsidiary of Workflow or any ERISA Affiliate has at all times been operated in material compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of Workflow or any Subsidiary of Workflow or any ERISA Affiliate exists or is likely to arise on account of any Plan; and Workflow and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

          (b) Each Foreign Pension Plan has been maintained in material compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to a Foreign Pension Plan have been timely made. Neither Workflow nor any of its Subsidiaries has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of Workflow's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

     6.14 Ownership; Subsidiaries.  On the Effective Date, the corporations
          -----------------------
listed on Annex IV are all of the Subsidiaries of Workflow. Annex IV correctly sets forth, as of the Effective Date, the percentage ownership (direct and indirect) of Workflow in each class of capital stock of each of its respective Subsidiaries and also identifies the direct owner thereof and the jurisdiction of organization of such Subsidiaries.

     6.15 Capitalization.  On the Effective Date and after giving effect to the
          --------------
Transaction and the other transactions contemplated hereby, the authorized capital stock of Workflow shall consist of (i) 150,000,000 shares of common stock, $.001 par value per share, and (ii) 1,000,000 shares of preferred stock, $.001 par value per share, of which no shares of such preferred stock shall be issued and outstanding. All outstanding shares of capital stock of Workflow have been duly and validly issued and are fully paid and non-assessable. Workflow does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except for options and warrants to purchase shares of Workflow's common stock which may be issued from time to time.

     6.16 Intellectual Property.  Each of Workflow and each of its Subsidiaries
          ---------------------
owns or holds a valid license to use all the patents, trademarks, permits, service marks, trade names, technology, know-how,, copyrights, licenses, franchises, proprietary information (including, but not limited to, rights in computer programs and databases) and formulas or rights with respect to the foregoing, that are used in the operation of the business of Workflow and each of its Subsidiaries as presently conducted and as proposed to be conducted and are necessary to such business, except where the failure to own or hold a valid license with respect to any of the foregoing intellectual property could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     6.17 Compliance with Statutes, etc.  Each of Workflow and each of its
          -----------------------------
Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, individually or in aggregate, reasonably be expected to have a Material Adverse Effect.

     6.18 Environmental Matters.
          ---------------------

          (a) Each of Workflow and each of its Subsidiaries has complied with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the best knowledge of any Borrower, past or threatened Environmental Claims against Workflow or any of its Subsidiaries or any Real Property at any time owned, leased or operated by Workflow or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences concerning any business or operations of Workflow or any of its Subsidiaries or any Real Property at any time owned, leased or operated by Workflow or any of its Subsidiaries or, to the best knowledge of any Borrower, any property adjoining or in the vicinity of any such Real Property that could reasonably be expected (i) to form the basis of an Environmental Claim against Workflow or any of its Subsidiaries or any currently owned Real Property of Workflow or any of its Subsidiaries or (ii) to cause any such currently owned Real Property to be subject to any material restrictions on the ownership, occupancy, use or transferability of such Real Property by Workflow or any of its Subsidiaries under any applicable Environmental Law.

          (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or Released on or from, any Real Property at any time owned, leased or operated by Workflow or any of its Subsidiaries where such generation, use, treatment, storage, transportation or Release has violated or could reasonably be expected to violate any Environmental Law. There are not now any underground storage tanks located on any Real Property owned, leased or operated by Workflow or any of its Subsidiaries.

          (c) Notwithstanding anything to the contrary in this Section 6.18, the representations made in this Section 6.18 shall only be untrue if the effect of any or all failures, noncompliances, Environmental Claims, Hazardous Materials, Releases and presence of underground storage tanks, in each case of the types described above, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     6.19 Real Properties.  All Real Property owned or leased by Workflow or any
          ---------------
of its Subsidiaries as of the Effective Date, and the nature of the interest therein, is correctly set forth in Annex V. Workflow and each of its Subsidiaries have good and marketable title to, or a validly subsisting leasehold interest in, all material properties owned or leased by it, including all Real Property reflected in Annex V and in the financial statements referred to in Section 6.10(b), free and clear of all Liens, other than Permitted Liens.

     6.20 Labor Relations.  Neither Workflow nor any of its Subsidiaries is
          ---------------
engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against Workflow or any of its Subsidiaries or, to the best knowledge of any Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Workflow or any of its Subsidiaries or, to the best knowledge of any Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against Workflow or any of its Subsidiaries or, to the best knowledge of any Borrower, threatened against Workflow or any of its Subsidiaries and (iii) no union representation question exists with respect to the employees of Workflow or any of its Subsidiaries and, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

     6.21 Indebtedness.  Annex VI sets forth a true and complete list of all
          ------------
Indebtedness of Workflow and its Subsidiaries as of the Effective Date and which is to remain outstanding after giving effect to the Transaction (excluding the Obligations, the "Existing Debt"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

     6.22 Existing Subordinated Indebtedness.  From and after the issuance
          ----------------------------------
thereof, the subordination provisions contained in the Existing Subordinated Indebtedness will be enforceable against Workflow and the holders of the Existing Subordinated Indebtedness, and all Obligations of Workflow under this Agreement and the Canadian General Guaranty will be within the definition of "Senior Debt" included in such subordination provisions.

     6.23 Insurance.  Annex VII sets forth a true and complete listing of all
          ---------
insurance maintained by Workflow and its Subsidiaries as of the Effective Date, and with the amounts insured (and any deductibles) set forth therein.

     SECTION 7.  Affirmative Covenants.  Each Borrower hereby covenants and
                 ---------------------
agrees that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Revolving Commitments have terminated, no Letters of Credit or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

     7.01 Information Covenants.  Workflow will furnish to each Lender:
          ---------------------

          (a)  Annual Financial Statements.  Within 90 days after the close of
               ---------------------------
each fiscal year of Workflow (commencing with its fiscal year ending April 31, 2000), (i) the consolidated balance sheets of each of Workflow and its Subsidiaries (both with and without 1186202 Ontario and its Subsidiaries) and 1186202 Ontario and its Subsidiaries, in each case as at the end of such fiscal year and the related consolidated statements of income and stockholders' equity and of cash flows for such fiscal year and setting forth comparative figures for the preceding fiscal year and comparable budgeted figures for such fiscal year and certified by the chief financial officer or another Authorized Financial Officer of Workflow or DBF, as appropriate, that such statements fairly present the consolidated financial condition of Workflow and its Subsidiaries (both with and without 1186202 Ontario and its Subsidiaries) and 1186202 Ontario and its Subsidiaries, as the case may be, as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated and examined by independent certified public accountants of recognized national standing as shall be acceptable to the Agent, whose opinion shall not be qualified as to the scope of audit or as to the status of Workflow and its Subsidiaries or 1186202 Ontario and its Subsidiaries, each as a going concern, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of each such Person and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, no Default or Event of Default which has occurred and is continuing has come to their attention or, if such a Default or Event of Default has come to their attention a statement as to the nature thereof and (ii) management's discussion and analysis of the material operational and financial developments during such fiscal year.

          (b)  Quarterly Financial Statements. Within 45 days after the close of
               ------------------------------
each of the first three quarterly accounting periods in each fiscal year of Workflow, (i) the consolidated balance sheets of each of Workflow and its Subsidiaries (both with and without 1186202 Ontario and its Subsidiaries) and 1186202 Ontario and its Subsidiaries, in each case as at the end of such quarterly accounting period and the related consolidated statements of income and stockholders' equity and of cash flows for such quarterly accounting period, and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year and comparable budgeted figures for such quarterly accounting period, all of which shall be in reasonable detail and certified by the chief financial officer or another Authorized Financial Officer of Workflow or DBF, as appropriate, that they fairly present the consolidated financial condition of Workflow and its Subsidiaries (both with and without 1186202 Ontario and its Subsidiaries) and 1186202 Ontario and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments, and (ii) management's discussion and analysis of the material operational and financial developments during such quarterly accounting period.

          (c)  Monthly Reports.  Within 30 days after the end of each fiscal
               ---------------
month of Workflow (commencing with its fiscal month ending closest to March 31, 2000), the consolidated balance sheet of Workflow and its Subsidiaries at the end of such fiscal month and the related consolidated statements of income for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, in each case setting forth comparative figures for the corresponding fiscal month in the prior fiscal year and comparable budgeted figures for such fiscal month.

          (d)  Budgets, etc.  Not more than 45 days after the commencement of
               -------------
each fiscal year of Workflow, budgets in form reasonably satisfactory to the Agent (including, in any event, budgeted statements of income and sources and uses of cash and balance sheets) for (x) such fiscal year and for each of the monthly and quarterly accounting periods in such fiscal year, in each case prepared in detail and (y) each of the five years immediately following such fiscal year prepared in summary form, of Workflow and its Subsidiaries, in each case as customarily prepared by management for its internal use setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based.

          (e)  Officer's Certificates.  At the time of the delivery of the
               ----------------------
financial statements provided for in Sections 7.01(a) and (b), a certificate of the chief financial officer or another Authorized Financial Officer of Workflow to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth (in reasonable detail) the calculations required to establish whether Workflow and its Subsidiaries were in compliance with the provisions of Sections 7.12(a), 7.12(b), 8.04, 8.05, 8.09 and 8.10, as at the
end of such fiscal quarter or year, as the case may be.

          (f)  Notice of Default or Litigation.  Promptly, and in any event
               -------------------------------
within five Business Days after any officer of Workflow or any of its Subsidiaries obtains knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or an Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrowers propose to take with respect thereto and (y) the commencement of, or threat of, or any significant development in, any litigation or governmental proceeding pending against Workflow or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

          (g)  Auditors' Reports.  Promptly upon receipt thereof, a copy of each
               -----------------
report or "management letter" submitted to Workflow or any of its Subsidiaries by its independent accountants in connection with any annual, interim or special audit made by them of the books of Workflow or any of its Subsidiaries.

          (h)  Environmental Matters.  Promptly after any officer of Workflow or
               ---------------------
any of its Subsidiaries obtains knowledge of any of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to have a Material Adverse Effect:

               (i) any pending or threatened Environmental Claim against Workflow or any of its Subsidiaries or any Real Property owned, operated or leased by Workflow or any of its Subsidiaries;

               (ii) any condition or occurrence that (x) results in noncompliance by Workflow or any of its Subsidiaries with any applicable Environmental Law, or (y) could reasonably be anticipated to form the basis of an Environmental Claim against Workflow or any of its Subsidiaries or any Real Property owned, operated or leased by Workflow or any of its Subsidiaries;

               (iii) any condition or occurrence on any Real Property owned, operated or leased by Workflow or any of its Subsidiaries that could reasonably be anticipated to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by Workflow or its Subsidiary, as the case may be, of its interest in such Real Property under any Environmental Law; and

               (iv) the taking of any material removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, operated or leased by Workflow or any of its Subsidiaries.

All, such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Workflow's or such Subsidiary's response thereto. In addition, each Borrower agrees to provide the Lenders with copies of all material communications with any government or governmental agency relating to Environmental Laws, all material communications with any person relating to Environmental Claims, and such detailed reports of any Environmental Claim as may reasonably be requested by the Agent or the Required Lenders.

          (i)  Other Information.  Promptly upon transmission thereof, copies of
               -----------------
any filings and registrations with, and reports to, the SEC by Workflow or any of its Subsidiaries and copies of all financial statements, proxy statements, notices and reports as Workflow or any of its Subsidiaries shall send to the holders of their publicly held capital stock (in each case to the extent not theretofore delivered to the Lenders pursuant to this Agreement) and, with reasonable promptness, such other information or documents (financial or otherwise) as the Agent or any Lenders may reasonably request from time to time.

     7.02 Books, Records and Inspections; Annual Meetings.
          -----------------------------------------------

          (a) Each Borrower will, and will cause each of its Subsidiaries to, permit, upon reasonable prior notice to any officer of such Borrower, officers and designated representatives of the Agent or any Lender to visit and inspect any of the properties or assets of such Borrower or any of its Subsidiaries in whomsoever's possession, and to examine the books of account of such Borrower or any of its Subsidiaries and discuss the affairs, finances and accounts of such Borrower of any of its Subsidiaries with, and be advised as to the same by, their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Agent or such Lender may desire.

          (b) At a date to be mutually agreed upon between the Agent and Workflow occurring on or prior to the 120th day after the close of each fiscal year of Workflow, Workflow shall, at the request of the Agent, hold a meeting with all of the Lenders at which meeting shall be reviewed the financial results of Workflow and its Subsidiaries for the previous fiscal year and the budgets presented for the current fiscal year of Workflow (it being understood that Workflow shall not be responsible for paying the travel and lodging expenses of the Lenders in connection with their attending any such meeting).

     7.03 Maintenance of Property; Insurance.
          ----------------------------------

          (a) Each Borrower will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance with reputable and solvent insurers in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice. Workflow will furnish on the Effective Date and annually thereafter to the Agent a summary of the insurance carried in respect of Workflow and its Subsidiaries and the assets of Workflow and its Subsidiaries together with certificates of insurance and other evidence of such insurance, if any, naming the Collateral Agent as an additional insured (in the case of liability policies) and/or mortgagee and loss payee (in the case of casualty policies), to the extent of its interests therein.

          (b) If any Borrower or any of its Subsidiaries shall fail to maintain all insurance in accordance with this Section 7.03, or if any Borrower or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Agent and/or the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance and each Borrower agrees to reimburse the Agent or the Collateral Agent as the case may be, for all costs and expenses of procuring such insurance.

     7.04 Payment of Taxes.  Each Borrower will pay and discharge, and will
          ----------------
cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 8.03(a) or charge upon any properties of such Borrower or any of its Subsidiaries provided that neither Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

     7.05 Corporate Franchises.  Each Borrower will do, and will cause each of
          --------------------
its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, and its rights, franchises and authority to do business to the extent material to such Borrower or such Subsidiary, provided that any transaction permitted by Section 8.02 will not constitute a breach of this Section 7.05.

     7.06 Compliance with Statutes, etc.  Each Borrower will, and will cause
          -----------------------------
each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property other than those the non-compliance with which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     7.07 Good Repair.  Each Borrower will, and will cause each of its
          -----------
Subsidiaries to, ensure that its material properties and equipment used or useful in its business are kept in good repair, working order and condition, normal wear and tear excepted, and, subject to Section 8.05, that from time to time there are made, in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

     7.08 Compliance with Environmental Laws.
          ----------------------------------

          (a) Except where the failure to do so could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Borrower: (i) will comply, and will cause each of its Subsidiaries to comply, with all Environmental Laws applicable to the operation of their business and the ownership or use of any Real Property; (ii) will pay, and will cause each of its Subsidiaries to pay, all costs and expenses incurred in such compliance; (iii) will keep or cause to be kept all Real Properties owned, operated or leased by such Borrower or any of its Subsidiaries free and clear of any Liens imposed pursuant to such Environmental Laws; and (iv) will not, and will not permit any of its subsidiaries to, generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any such Real Property, or transport or permit the transportation of Hazardous Materials to or from any such Real Property except in compliance with applicable law. If any Borrower or any of its Subsidiaries, or any tenant or occupant of any such Real Property, causes or permits any intentional or unintentional act or omission resulting in the material presence or release of any Hazardous Material (except in compliance with applicable Environmental Laws), such Borrower agrees to undertake, and/or to cause any of its Subsidiaries, tenants or occupants to undertake, at their sole expense, any clean up, removal, remedial or other action required pursuant to Environmental Laws to remove and clean up any Hazardous Materials from any such Real Property, provided that neither Borrower nor any of its Subsidiaries shall be required to comply with any such order or directive which is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such compliance to the extent required in accordance with GAAP.

          (b) At the written reasonable request of the Agent or the Required Lenders made to any Borrower, such Borrower will provide, at such Borrower's sole cost and expense, an environmental site assessment report concerning any Real Property the subject of such notice, prepared by an environmental consulting firm approved by the Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property. If any Borrower fails to provide the same 90 days after such request was made, the Agent may order the same, and such Borrower shall grant and hereby grants to the Agent and its agents access to such Real Property and specifically grants the Agent an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Borrowers' expense.

     7.09 ERISA.  As soon as possible and, in any event, within ten (10) days
          -----
after Workflow, any Subsidiary of Workflow or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, Workflow will deliver to each of the Lenders a certificate of an Authorized Financial Officer of Workflow setting forth the full details as to such occurrence and the action, if any, that Workflow, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by Workflow, any Subsidiary, any ERISA Affiliate, the PBGC, any other governmental agency, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that Workflow has previously delivered to the Lenders a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section

302 of ERISA, has been incurred or an application is reasonably likely to be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings are reasonably likely to be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that Workflow, any Subsidiary of Workflow or any ERISA Affiliate will or may incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409, 502(1) or 502(1) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that Workflow or any Subsidiary of Workflow may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan. Workflow will deliver to each of the Lenders (i) a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service and (ii) copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC, and any material notices received by Workflow, any Subsidiary of Workflow or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Lenders no later than ten (10) days after the date such annual report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or such notice has been received by Workflow, any Subsidiary or any ERISA Affiliate, as applicable. Workflow and each of its applicable Subsidiaries shall ensure that all Foreign Pension Plans administered by it or into which it makes payments obtains or retains (as applicable) registered status under and respects in compliance with all applicable laws except where the failure to do any of the foregoing could not reasonably be expected to result in a Material Adverse Effect.

     7.10 Performance of Obligations.  Each Borrower will, and will cause each
          --------------------------
of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other agreement, contract or instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     7.11 End of Fiscal Years; Fiscal Quarters.  Each Borrower will, for
          ------------------------------------
financial reporting purposes, cause (i) each of its, and each of its Subsidiaries', fiscal years to end on the last; Saturday in April of each year and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on dates which are consistent with a fiscal year end as provided above in this
Section 7.11.

     7.12 Additional Security; Further Assurances.
          ---------------------------------------

          (a) At the time any Person which does not constitute a Material Subsidiary on the date on which such Person is acquired pursuant to a Permitted Acquisition becomes a Material Subsidiary thereafter (whether by acquisition, merger or otherwise), Workflow shall give prompt notice thereof to the Agent.
As soon as possible after such notice has been given, but in no event later than 60 days after such notice, Workflow shall cause such Subsidiary to (x) execute a counterpart of the applicable Pledge Agreement and Security Agreement (or another pledge agreement or security agreement, as the case may be, in substantially similar form if needed), and (y) execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 5 as such Subsidiary would have had to deliver if such Subsidiary were granting a security interest in its assets on the Effective Date, in each case, in form and substance satisfactory to the Agent.

          (b) At the time any Credit Party shall acquire after the Effective Date an ownership or Leasehold interest in any Material Real Property (or at the time of the acquisition or creation, after the Effective Date, of any Credit Party having an ownership or Leasehold interest in any Material Real Property), Workflow shall give prompt notice thereof to the Agent. Upon the request of the Agent or the Required Lenders, such Borrower shall, or shall cause such Subsidiary Guarantor to, execute a Mortgage with respect to such Material Real Property reasonably satisfactory in form and substance to the Agent and such Mortgage shall constitute a valid and enforceable perfected mortgage superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Mortgages or instruments related thereto delivered pursuant to this Section 7.12 shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to such Mortgages and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

          (c) Each Borrower will, and will cause each other Credit Party to, at the expense of the Credit Parties, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, each Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, real estate appraisals satisfying the requirements of applicable law, mortgage policies, title insurance and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section
7.12 has been complied with.

          (d) Each Borrower agrees that each action required above by Sections 7.12(b) and (c) shall be completed as soon as possible, but in no event later than 75 days after such action is requested to be taken by the Agent or the Required Lenders.

     7.13 Foreign Subsidiaries Security.  If following a change in the relevant
          -----------------------------
sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for Workflow reasonably acceptable to the Agent does not within 30 days after a request from the Agent or the Required Lenders deliver evidence, in form and substance mutually satisfactory to the Agent and Workflow, with respect to any Foreign Subsidiary which has not already had all of its stock pledged pursuant to the U.S. Pledge Agreement that (i) a pledge of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, (ii) the entering into by such Foreign Subsidiary of a security agreement in substantially the form of the U.S. Security Agreement and (iii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the U.S. Subsidiaries Guaranty, in any such case could reasonably be expected to cause (I) the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for United States federal income tax purposes which would not be substantially offset by a foreign tax credit or other similar benefit of such United States parent or (II) other material adverse United States federal income tax consequences to the Credit Parties, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock so issued by such Foreign Subsidiary not theretofore pledged pursuant to the U.S. Pledge Agreement shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the U.S. Pledge Agreement (or another pledge agreement in substantially similar form, if needed), and in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary shall execute and deliver the U.S. Security Agreement (or another security agreement in substantially similar form, if needed), granting the Collateral Agent for the benefit of the Secured Creditors a security interest in all of such Foreign Subsidiary's assets, and in the case of a failure to deliver the evidence described in clause (iii) above, such Foreign Subsidiary shall execute and deliver the U.S. Subsidiaries Guaranty (or another guaranty in substantially similar form, if needed), guaranteeing the Obligations of Workflow under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement, and with all documents delivered pursuant to this
Section 7.13 to be in form and substance reasonably satisfactory to the Agent.

     7.14   Landlord Waivers, Estoppel Certificates etc. Within 75 days
            --------------------------------------------
following Effective Date, the Borrowers shall use their reasonable best efforts to deliver to the Agent such landlord waivers and/or estoppel certificates as the Agent may have reasonably requested with respect to each Leasehold of Workflow and each other Credit Party designated as such on Annex V, which landlord waivers and/or estoppel certificates shall be in form and substance reasonably satisfactory to the Agent.

     7.15.  Cash/Cancel Transaction; Cash/Cancel Escrow Account.  No payments to
            ---------------------------------------------------
any holders of options to purchase common stock of Workflow shall be made in connection with the Cash/Cancel Transaction prior to the successful completion of the QPO providing Net QPO Proceeds in a minimum amount of $30,000,000 to Workflow and/or its Subsidiaries, provided that Workflow may, prior to the
                                  --------
successful completion of the QPO, contact and solicit holders of such options and otherwise prepare for the Cash/Cancel Transaction (other than by making any payments to holders of such options) in any manner that Workflow may reasonably consider appropriate. Prior to the successful completion of the QPO and the occurrence of the Cash/Cancel Transaction, Workflow shall place all proceeds of any extensions of credit under this Agreement intended to be used in connection with the Cash/Cancel Transaction into an account with the Agent (the "Cash/Cancel Escrow Account") in which the Collateral Agent shall have a security interest on terms and conditions satisfactory to the Agent. All amounts in the Cash/Cancel Escrow Account shall be used, subject to the limits set forth, above only in connection with the Cash/Cancel Transaction or be used to prepay the Loans and/or cash collateralize Bankers' Acceptance Loans and/or Letters of Credit, provided that on August 1, 2000 any amounts in the
                   --------
Cash/Cancel Escrow Account shall be used on such date to prepay the Loans and/or cash collateralize Bankers' Acceptance Loans and/or Letters of Credit.

     7.16.  Guaranty and Security from Canadian Credit Parties.  At any time
            --------------------------------------------------
upon the occurrence of any Event of Default, the Agent in its discretion may, or, at the request of the Required Lenders, shall, require the Borrowers to cause each of the Canadian Credit Parties to (a) execute and deliver joint and several guaranties in form and substance satisfactory to the Agent guarantying the full payment and performance by Workflow of its Obligations and (b) execute and deliver security agreements, mortgages, hypothecs and such other security documents as the Agent may require, each such security document to be in form and substance satisfactory to the Agent, securing the obligations of the Canadian Credit Parties in respect of their obligations under the guaranties referred to in clause (a) above. The Lenders and the Agent hereby acknowledge that the obligations of the Canadian Credit Parties under the guaranties referred to in clause (a) above and the liens on the assets of the Canadian Credit Parties are subordinate and junior to the obligations of the Canadian Credit Parties in respect of the Canadian Loans. Each of the actions to be taken by Canadian Credit Parties under this Section 7.15 shall be taken within 10 (ten) Business Days after the Agent's request therefor.

     7.17.  Margin Stock.  Workflow will take all actions so that at all times
            ------------
the fair market value of all Margin Stock owned by Workflow and its Subsidiaries shall not exceed $500,000 (exclusive of the Purchase Pro.com Shares). In addition, notwithstanding anything the contrary contained herein or in any other Security Document, all Margin Stock at any time owned by Workflow or any other Credit Party and the Purchase Pro.com Shares shall not constitute Collateral and shall not be required to be pledged pursuant to any Security Document.

     SECTION 8.  Negative Covenants.  Each Borrower hereby covenants and agrees
                 ------------------
that as of the Effective Date, and thereafter for so long as this Agreement is in effect and until the Revolving Commitments have terminated, no Letters of Credit or Notes are outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

     8.01   Changes in Business.  No Borrower will, nor will any Borrower permit
            -------------------
any of its Subsidiaries to, engage directly or indirectly in any business other than the businesses engaged in by Workflow and its Subsidiaries as of the Effective Date (including the graphic arts business and the office products business) and reasonable extensions thereof and business complimentary thereto.

     8.02   Consolidation; Merger, Sale or Purchase of Assets, etc.  No Borrower
            -------------------------------------------------------
will, nor will any Borrower permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets (other than sales of inventory and obsolete or worn-out equipment, in each case in the ordinary course of business), or enter into any partnerships, joint ventures or sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person, except that the following shall be permitted:

            (a) Consolidated Capital Expenditures by Workflow and its Subsidiaries to the extent not in violation of Section 8.05, and Workflow and its Subsidiaries may enter into operating leases as lessee with respect to real or personal property in the ordinary course of business and otherwise in compliance with this Agreement;

            (b) (i) Workflow and the U.S. Subsidiary Guarantors (other than Specified Subsidiaries and any U.S. Subsidiary Guarantors that are not required to execute and deliver, and have not executed and delivered, the respective Security Documents) may transfer assets among themselves, (ii) DBF and the other Canadian Credit Parties (other than Specified Subsidiaries and any Canadian Credit Parties that are not required to execute and deliver, and have not executed and delivered, the respective Security Documents) may transfer assets among themselves and to Workflow and the U.S. Subsidiary Guarantors (other than Specified Subsidiaries and any U.S. Subsidiary Guarantors that are not required to execute and deliver, and have not executed and delivered, the respective Security Documents), (iii) the Credit Parties may make intercompany loans to the extent permitted by
Section 8.04(d);

          (c)  Investments permitted pursuant to Section 8.06;

          (d) Workflow and its Subsidiaries may sell or discount, in each case without recourse, accounts receivables arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction;

          (e) Workflow and its Subsidiaries may sell or otherwise dispose of assets (including pursuant to a sale-leaseback transaction) for cash and at fair market value (as determined in good faith by Workflow or such Subsidiary), provided that the aggregate cash proceeds from all such sales pursuant to this
--------
clause (e) shall not exceed, in the aggregate, $10,000,000 in any two consecutive fiscal year period of Workflow;

          (f) the Credit Parties may acquire all or substantially all of the assets of any Acquired Business (or all or substantially all of the assets of a product line or division of any Acquired Business) or 100% of the capital stock of any Acquired Business (including by merger of the Acquired Business with a Credit Party so long as the survivor of such merger is, or becomes at such time, a Credit Party although in the case of any such merger which involves any Borrower, such Borrower shall be the surviving corporation) (any such acquisition, a "Permitted Acquisition" and the date of consummation of any such Permitted Acquisition, an "Acquisition Date"), provided that (i) the sum of the
                                               --------
aggregate cash consideration plus the aggregate fair market value of all other consideration paid by the Credit Parties (including any Indebtedness issued, incurred and/or assumed by the Credit Parties and any capital stock issued by Workflow, but excluding any amounts paid through an earn-out formula based on earnings) in connection with any Permitted Acquisition shall not exceed $35,000,000 (except that the total consideration for each of two Permitted Acquisitions during the term of this Agreement may be up to $50,000,000), provided that the Credit parties may consummate Permitted Acquisitions in which
--------
the aggregate consideration is greater than $35,000,000 but less than or equal to $50,000,000 so long as least 90% of such aggregate consideration shall consist of non-redeemable common stock and/or Qualified Preferred Stock of Workflow (although the proviso contained in this clause (i) shall not apply to the two $50,000,000 Permitted Acquisitions referred to above in this clause
(i)), (ii) no Default or Event of Default exists at the time of such Permitted Acquisition or will exist as a result thereof, (iii) all of the representations and warranties set forth in this Agreement are true and correct in all material respects, both before and after giving effect to any such Permitted Acquisition,
(iv) in respect of each Permitted Acquisition (or of all Permitted Acquisitions closing on the same date), Workflow shall have delivered to the Agent an officer's certificate executed by an Authorized Financial Officer of Workflow demonstrating (in reasonable detail) that (A) on a pro forma basis determined as
                                                   --- -----
if such Permitted Acquisition (or Acquisitions) had been consummated on the first day of the last Test Period of Workflow then ended (and assuming that any Indebtedness incurred, issued or assumed in connection therewith had been incurred, issued or assumed on the first day of, and had remained outstanding throughout, such Test Period), Workflow would have been in compliance with Sections 8.09 and 8.10 for such Test Period and (B) on a pro forma basis the Leverage Ratio of Workflow at the time of such
             --- -----
Permitted Acquisition (or Acquisitions) does not exceed 3.75:1.00 and, from and after the third anniversary of the Effective Date, on a pro forma basis the
                                                        --- -----
Senior Leverage Ratio does not exceed 3.50:1.00. (v) each such Acquired Business shall be in a line of business permitted under Section 8.01, (vi) each such Acquired Business shall be domiciled in the United States (including Puerto
Rico) or Canada and shall derive at least 51 % of its revenues from its operations in the United States (including Puerto Rico) and/or Canada, (vii) immediately after giving effect to any such Permitted Acquisition and any borrowings made in connection therewith, the Unutilized Total Revolving Commitment shall be equal to at least $10,000,000, and Workflow shall have delivered to the Agent an Officer's Certificate executed by the president, any vice-president or any Authorized Financial Officer of Workflow stating that such amount, together with any other amounts available to the Borrowers, represents adequate working capital for the Borrowers and their Subsidiaries for the 12 month period subsequent to such Permitted Acquisition, and (viii) before giving effect to any such Permitted Acquisition in which the aggregate consideration is greater than $10,000,000 Workflow shall have delivered to the Agent an Officer's Certificate executed by the president, any vice-president or any Authorized Financial Officer of Workflow stating that all of the applicable conditions set forth in this Section 8.02(f) have been satisfied with respect to such Permitted Acquisition;

          (g) (x) any Domestic Subsidiary (other than a Specified Subsidiary) of Workflow may be merged with or into, or be dissolved or liquidated, into Workflow or any U.S. Subsidiary Guarantor (other than a Specified Subsidiary and a U.S. Subsidiary Guarantor that is not required to execute and deliver, and has not executed and delivered, the respective Security Documents), provided that
                                                                --------
(i) the resulting entity must be a U.S. Subsidiary Guarantor unless such merger, dissolution or liquidation involves Workflow, in which case Workflow must be the resulting entity, and (ii) a Specified Subsidiary that is a Domestic Subsidiary may be merged with or into, or be dissolved or liquidated into, a U.S. Subsidiary Guarantor so long as the Indebtedness (if any) of, and/or Liens (if any) on the property of, such Specified Subsidiary would be permitted to be incurred by such Subsidiary Guarantor under the provisions hereof at the time of such merger, dissolution or liquidation and (y) any Foreign Subsidiary (other than a Specified Subsidiary) may be merged with or into, or be dissolved or liquidated into, DBF or any other Canadian Credit Party (other than a Specified Subsidiary and a Canadian Credit Party that is not required to execute and deliver, and has not executed and delivered, the respective Security Documents), provided that (i) the resulting entity must be a Canadian Credit Party and in
--------
the event that any such merger, dissolution or liquidation involves DBF, DBF must be the resulting entity, (ii) a Specified Subsidiary that is a Foreign Subsidiary may be merged with or into, or be dissolved or liquidated into, a Canadian Credit Party so long as (x) the Indebtedness (if any) of, and/or Liens (if any) and the property of, such Specified Subsidiary would be permitted to be incurred by such Canadian Credit Party under the provisions hereof at the time of such merger, dissolution or liquidation and (y) the resulting entity must be a Canadian Credit Party and in the event that any such merger, dissolution or liquidation involves DBF, DBF must be the resulting entity, and (iii) if any stock of any Foreign Subsidiary involved in such merger, dissolution or liquidation was pledged under the U.S. Pledge Agreement prior to such merger, dissolution or liquidation, at least 65% of the total combined voting power of all classes of capital stock of the surviving Foreign Subsidiary, and 100% of all other classes of capital stock of such surviving Foreign Subsidiary in each case shall be pledged pursuant to the U.S. Pledge Agreement;

          (h) each of Workflow and its Subsidiaries may grant leases or subleases to other Persons not materially interfering with the conduct of the business of Workflow or any of its Subsidiaries;

          (i)  Workflow may consummate the QPO;

          (j) Workflow may sell the Purchase Pro.com Shares for cash and at fair market value (as determined in good faith by Workflow); and

          (k) The Borrowers and their Subsidiaries may sell the manufacturing operations acquired in connection with the OEI Acquisition (including the equipment, raw materials and real estate associated with such operations) for fair market value pursuant to arms-length transactions for minimum consideration of $9,000,000.

To the extent the Required Lenders waive the provisions of this Section 8.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 8.02 (and such Collateral is released (or permitted to be released) from the Liens created by the respective Security Document), such Collateral in each case shall be sold free and clear of the Liens created by the Security Documents and the Agent shall take such actions(including, without limitation, directing the Collateral Agent to take such actions) as the Agent deems appropriate, or as any Borrower may reasonably request, in connection therewith.

     8.03 Liens.  No Borrower will, nor will any Borrower permit any of its
          -----
Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of such Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes) or assign any right to receive income, except (Liens described below are herein referred to as "Permitted Liens"):

          (a) Liens for taxes not yet due or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

          (b) Liens in respect of property or assets of Workflow and its Subsidiaries imposed by law which were incurred in the ordinary course of business and which have not arisen to secure Indebtedness for borrowed money, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens arising in the ordinary course of business, and which either (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of Workflow or any of its Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

          (c) Liens created by or pursuant to this Agreement or the Security Documents;

          (d) Liens in existence on the Effective Date, and which are to continue in effect after the Effective Date which are listed, and the property subject thereto described, in Annex VIII, without giving effect to any extensions or renewals thereof;

          (e) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 9.09, provided that no cash or property is deposited or delivered to secure the respective judgment or award (or any appeal bond in respect thereof);

          (f) Liens incurred or deposits made (x) in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security obligations, or to secure the performance of tenders, statutory obligations, surety bonds, bids, contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money) and (y) to secure the performance of leases of Real Property to the extent incurred or made in the ordinary course of business consistent with past practices;

          (g) licenses, leases or subleases granted to third Persons not interfering in any material respect with the business of Workflow or any of its Subsidiaries;

          (h) Liens arising from precautionary UCC financing statements regarding operating leases permitted by this Agreement;

          (i)  Liens created pursuant to Capital Leases permitted pursuant to
Section 8.04(b);

          (j) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired after the Effective Date, provided, that (i) any such Liens attach only to the assets so purchased, (ii) the Indebtedness secured by any such Lien does not exceed 100%, nor is less than 80%, of the lesser of the fair market value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness, and (iii) the Indebtedness secured thereby is permitted to be incurred pursuant to Section 8.04(b);

          (k) Liens existing with respect to specific assets at the time acquired pursuant to a Permitted Acquisition in compliance with Section 8.02(f) (and not to all such assets generally), provided that (x) any such Liens, and the Indebtedness secured thereby, were not created at the time of or in contemplation or anticipation of the acquisition of such assets by the respective Credit Party, (y) the Indebtedness secured by any such Lien does not exceed 100% of the fair market value of the asset to which such Lien relates, determined at the time of the acquisition of such asset, and (z) the Indebtedness secured thereby is permitted by Section 8.04(e);

          (l)  Permitted Encumbrances;

          (m) Liens arising in the ordinary course of business in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods; and

          (n) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of Workflow or any of its Subsidiaries.

     8.04 Indebtedness.  No Borrower will, nor will any Borrower permit any of
          ------------
its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

          (b) Capitalized Lease Obligations and Indebtedness incurred pursuant to purchase money Liens permitted by Section 8.03(j), provided, that the sum of all such Capitalized Lease Obligations outstanding at any time plus the aggregate principal amount of all such purchase money Indebtedness outstanding at such time shall not exceed $5,000,000;

          (c) Existing Debt listed on Annex VI, but only to the respective date, if any, set forth on such Annex VI with respect to any particular issue of Existing Debt, without giving effect to any subsequent extension, renewal or refinancing thereof;

          (d) Indebtedness (i) between and among Workflow and the U.S. Subsidiary Guarantors (other than Specified Subsidiaries), (ii) between and among DBF and the other Canadian Credit Parties (other than Specified Subsidiaries) and (iii) prior to the Canadian Effective Date, from DBF owing to Workflow in the maximum amount of $25,000,000, provided, that any such
                                               --------
Indebtedness between DBF and Workflow shall be in the form of an Intercompany Note pledged and delivered to the Collateral Agent pursuant to the U.S. Pledge Agreement, provided, further, that if any such other Indebtedness referred to in
           --------  -------
this clause (d) is evidenced by a note, such note shall be in the form of an Intercompany Note that is pledged and delivered pursuant to the applicable Pledge Agreement;

          (e) Indebtedness of a Person outstanding at the time it is first acquired by any Credit Party in a Permitted Acquisition pursuant to Section 8.02(f), provided that (A) any such Indebtedness was not created at the time of
         --------
or in contemplation or in anticipation of such Permitted Acquisition and (B) the aggregate principal amount of all Indebtedness permitted pursuant to this clause
(e) in connection with any Permitted Acquisition shall not exceed 10% of the aggregate purchase price of the Person so acquired or of the assets so acquired, as the case may be, in connection with such Permitted Acquisition;

          (f) Indebtedness of any Borrower under Interest Rate Protection Agreements entered into with respect to other Indebtedness of such Borrower otherwise permitted under this Section 8.04;

          (g) Indebtedness of Workflow or any of its Subsidiaries under Other Hedging Agreements providing protection against fluctuations in currency prices in connection with Workflow's or any of its Subsidiaries' ordinary business operations so long as management of Workflow or such Subsidiary has determined that the entering into of such Other Hedging Agreements are bona fide hedging
                                                            ---------
activities (and are not for speculative purposes) relating to the ordinary business operations of Workflow or such Subsidiary;

          (h) unsecured subordinated indebtedness of Workflow incurred subsequent to the Effective Date in an aggregate principal amount of no more than $150,000,000 ("Additional Subordinated Indebtedness") so long as (i) such Indebtedness does not mature before 2 years after the Final Maturity Date (with no interim amortizations, redemptions or sinking fund obligations prior to such time ), (iii) such Indebtedness shall be on arms-length and commercially reasonable terms (including subordination terms) no less favorable to Workflow or the Lenders than is customary for high-yield, public subordinated indebtedness, and (iv) all of the terms and conditions thereof (including subordination terms) are reasonably satisfactory to the Agent;

          (i)  Existing Subordinated Indebtedness;

          (j)  Indebtedness consisting of the OEI Promissory Notes; and

          (k) unsecured Indebtedness of Workflow and its Subsidiaries not otherwise permitted by the foregoing clauses (a) through (j), provided that the
                                                              --------
aggregate principal amount of all Indebtedness incurred pursuant to this clause
(i) shall not exceed $7,000,000 at any time outstanding;

Notwithstanding anything to the contrary contained above in this Section 8.04, in no event shall any Subsidiary of Workflow that has issued nonqualified preferred stock as defined in Section 351(g)(2) of the Code incur any Indebtedness under clause (b), (e) or (g) of this Section 8.04.

     8.05 Capital Expenditures.
          --------------------

          (a) No Borrower will, nor will any Borrower permit any of its Subsidiaries to, make Consolidated Capital Expenditures, provided that Workflow and its Subsidiaries may make Consolidated Capital Expenditures so long as the aggregate amount of Capital Expenditures made during each fiscal year (taken as one accounting period) commencing with the fiscal year ending closest to April 30, 2000, does not exceed the Capital Expenditure Amount for such fiscal year.

          (b) In addition to the foregoing, the Credit Parties may make Consolidated Capital Expenditures to the extent that same constitute a Permitted Acquisition pursuant to Section 8.02(f) (it being understood that any Consolidated Capital Expenditures made pursuant to this clause (b) will not reduce the amount of Consolidated Capital Expenditures permitted to be made under clause (a) of this Section 8.05).

          (c) In addition to the foregoing, Workflow and its Subsidiaries may make Consolidated Capital Expenditures with the Net Cash Proceeds of Asset Sales to the extent such proceeds are not required to be applied to reduce the Total Revolving Commitment or Loans pursuant to Section 3.03(b).

          (d) In addition to the foregoing, Workflow and its Subsidiaries may make Consolidated Capital Expenditures with the Net Insurance Proceeds received by Workflow or any of its Subsidiaries from any Recovery Event so long as such Consolidated Capital Expenditures are to replace or restore any properties or assets in respect of which such proceeds were paid within one year following the date of the receipt of such insurance proceeds to the extent such Net Insurance Proceeds are not required to be applied to reduce the Total Revolving Commitment or Loans pursuant to Section 3.03(c).

     8.06 Advances, Investments and Loans.  No Borrower will, nor will any
          -------------------------------
Borrower permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an "Investment" and, collectively, "Investments"), except that the following shall be permitted:

          (a) Workflow and its Subsidiaries may invest in cash and Cash Equivalents;

          (b) Workflow and its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of Workflow or such Subsidiary, as the case may be;

          (c) Workflow and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (d)  transactions permitted by Sections 8.02(b) and/or 8.04(d);

          (e) Investments in existence on the Effective Date and listed on Annex IX without giving effect to any additions thereto or replacements thereof;

          (f) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases of Real Property;

          (g) loans and advances to employees for moving and travel expenses and other similar expenses, in each case incurred in the ordinary course of business, in an aggregate outstanding principal amount not to exceed $500,000 at any time (determined without regard to any write-down or write-offs thereof);

          (h)  Permitted Acquisitions allowed pursuant to Section 8.02(f);

          (i) each Borrower may enter into Interest Rate Protection Agreements to the extent permitted by Section 8.04(f);

          (j) Workflow and its Subsidiaries may enter into Other Hedging Agreements to the extent permitted by Section 8.04(g); and

          (k) Investments not otherwise permitted by the foregoing clauses (a) through (j), inclusive, provided that the aggregate amount of all Investments
                        --------
made pursuant to this clause (k) shall not exceed $15,000,000 at any time (determined without regard to any write-downs or write-offs thereof).

     8.07 Dividends, etc.
          ---------------

          (a) No Borrower will, nor will any Borrower permit any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in common stock of such Borrower or any such Subsidiary, as the case may
be) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock (other than the issuance of common stock of Workflow upon conversion of any convertible preferred stock that may be issued by Workflow in accordance with this Agreement), now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, and Workflow will not permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of the Borrower or any other Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "Dividends"), except that: (x) any Subsidiary of Workflow may pay Dividends to Workflow or any other Subsidiary of Workflow, (y) repurchases may be made by Workflow of its capital stock and/or options or warrants to purchase its capital stock from management or directors of Workflow and its Subsidiaries so long as
(i) no Default or Event of Default exists at the time of such purchase and (ii) the aggregate amount paid by Workflow in connection with all such repurchases does not exceed $500,000 for each fiscal year of Workflow and (z) Workflow may make payments to holders of options to purchase common stock of Workflow in connection with the Cash/Cancel Transaction to the extent permitted pursuant to
Section 7.15.

          (b) No Borrower will, nor will any Borrower permit any of its Subsidiaries to, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or otherwise restricts (A) the ability of any such Subsidiary to (a) pay dividends or make other distributions or pay any Indebtedness owed to any Borrower or any Subsidiary Guarantor, (b) make loans or advances to Workflow or any Subsidiary of Workflow or (c) transfer any of its properties or assets to Workflow or any Subsidiary of Workflow, or (B) the ability of Workflow or any Subsidiary of Workflow, to create, incur, assume or suffer to exist any Lien upon its property or assets to secure the Obligations, other than prohibitions or restrictions existing under or by reason of: (i) this Agreement and the other Credit Documents; (ii) applicable law; (iii) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices; and (iv) Liens permitted under Sections 8.03(i) and (j), and any documents or instruments governing the terms of any Indebtedness or other obligations secured by any such Liens, provided that such prohibitions or restrictions apply only to the assets subject to such Liens.

     8.08 Transactions with Affiliates.  No Borrower will, nor will any Borrower
          ----------------------------
permit any of its Subsidiaries to, enter into any transaction or series of transactions with any Affiliate of such Borrower or any such Subsidiary other than in the ordinary course of business and on terms and conditions substantially as favorable to such Borrower or such Subsidiary as would be obtainable by such Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate, provided that
                                                                --------
(i) Dividends may be paid to the extent permitted by Section 8.03 and (ii) transactions between or among Workflow and its Subsidiaries pursuant to (and in accordance with the terms of) Sections 8.02, 8.04 and 8.06 shall be permitted.

     8.09 Leverage Ratio.
          --------------

          (a) The Borrowers will not permit the Leverage Ratio of Workflow at any time to be greater than 4.00:1.00.

          (b) The Borrowers will not permit the Senior Leverage Ratio of Workflow at any time after the third anniversary of the Effective Date to be greater than 3.75:1.00.

          (c) The Borrowers will not permit the Leverage Ratio of Workflow to be greater than 3.25:1.00 on the Effective Date after giving effect to all Borrowings and other extensions of credit and payment made pursuant to this Agreement and all other transactions, agreements and payments occurring in connection with or simultaneously with the Transaction.

     8.10 Consolidated Interest Coverage Ratio.  The Borrowers will not permit
          ------------------------------------
the Consolidated Interest Coverage Ratio of Workflow for any Test Period ending on the last day of a fiscal quarter of Workflow to be less than 2.0:1.0.

     8.11 Limitation on Modifications of Certificate of Corporation, By-Laws
          -------------------------------------------------------------------

          (a) No Borrower will, nor will any Borrower permit any of its Subsidiaries to:

               (i) amend, modify or change in any manner adverse to the interests of the Lenders, the certificate or articles of incorporation (including, without limitation, by the filing of any certificate of designation) or by-laws (or equivalent organizational documents) of such Borrower or any of its Subsidiaries, as the case may be, or any other agreement entered into by such Borrower or any of its Subsidiaries with respect to its capital stock, or enter into any new agreement with respect to the capital stock of such Borrower (to the extent adverse to the interests of the Lenders) or any of its Subsidiaries; or

               (ii) issue any class of capital stock other than (x) issuances of non-redeemable common stock, (y) issuances by Workflow of Qualified Preferred Stock and (z) issuances of preferred stock by Wholly-Owned Subsidiaries of Workflow to Workflow or another Wholly-Owned Subsidiary of Workflow.

          (b) Workflow will not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and issuances which do not decrease the percentage ownership of Workflow or any of its Subsidiaries in any class of the capital stock of such Subsidiary, (iii) to qualify directors to the extent required by applicable law, and (iv) for issuances by newly created or acquired Subsidiaries in accordance with the terms of this Agreement.

     8.12 Limitation on the Creation of Subsidiaries.  Notwithstanding anything
          ------------------------------------------
to the contrary contained in this Agreement, no Borrower will, nor will any Borrower permit any of its Subsidiaries to, establish, create or acquire any Subsidiary; provided that Wholly-Owned Subsidiaries may be established or created and, in connection with a Permitted Acquisition, acquired, in each case so long as (i) in the case of a Wholly-Owned Subsidiary created in order to effect a Permitted Acquisition, such Subsidiary has no assets except those contributed substantially contemporaneously with such Permitted Acquisition,
(ii) the capital stock of each such new Subsidiary is promptly pledged pursuant to, and to the extent required by, the applicable Pledge Agreement and the certificates representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent, (iii) such new Subsidiary promptly executes a counterpart of the applicable Guaranty (or another guaranty in substantially similar form if needed), in each case on the same basis (and to the same extent) as such Subsidiary would have executed such Guaranties if it were a Credit Party on the Effective Date, (iv) such new Subsidiary, to the extent that it is a Material Subsidiary, executes a counterpart of the applicable Pledge Agreement and Security Agreement (or another pledge agreement or security agreement, as the case may be, in substantially similar form if needed), in each case on the same basis (and to the same extent) as such Subsidiary would have executed such Credit Documents if it were a Credit Party on the Effective Date, and (v) to the extent requested by the Agent or the Required Lenders, any such new Subsidiary, to the extent that it is a Material Subsidiary, takes all actions required pursuant to Section 7.12.

     8.13 Limitation on Payments and Modification of Subordinated Indebtedness.
          --------------------------------------------------------------------
From and after the issuance of any Subordinated Indebtedness, Workflow will not, and will not permit any of its Subsidiaries to:

          (i) make (or give any notice in respect of) any payment, prepayment, redemption or acquisition for value of (including, without limitation, by way of depositing with any Person money or securities before due for the purpose of payment when due) any Subordinated Indebtedness (whether in respect of principal, interest or otherwise), provided that so long as no Default or Event of Default then exists or would result therefrom, Workflow may make cash and in-kind interest payments on the Existing Subordinated Indebtedness, provided that for the first three years after the issuance
                   --------
     thereof, the interest payments thereon shall consist of no more than 50% cash and at least 50% in-kind, provided, further that no cash interest
                                    --------  -------
     shall be required (nor shall any cash interest payments be made) at any time that a Default or Event of Default exists whether during or subsequent to such three year period; and

          (ii) amend or modify, or permit the amendment or modifications of, any provision of the Subordinated Indebtedness.

     SECTION 9.  Events of Default.  Upon the occurrence of any of the following
                 -----------------
specified events (each an "Event of Default"):

     9.01 Payments.  Any Borrower shall (i) default in the payment when due of
          --------
any principal of (or any Face Amount of, as the case may be) the Loans or (ii) default, and such default shall continue for three or more days, in the payment when due of any Unpaid Drawing, any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

     9.02 Representations, etc.  Any representation, warranty or statement made
          --------------------
or deemed made by any Borrower or any other Credit Party herein or in any other Credit Document or in any written statement or certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

     9.03 Covenants.  Any Credit Party shall (a) default in the due performance
          ---------
or observance by it of any term, covenant or agreement contained in Section 7.01(f)(x), 7.11 or 8, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 9.01, 9.02 or clause (a) of this Section 9.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after notice to the defaulting party by the Agent or the Required Lenders; or

     9.04 Default Under Other Agreements.  (a) Any Borrower or any of its
          ------------------------------
Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or (b) any Indebtedness (other than the Obligations) of any Borrower or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment, in each case prior to the stated maturity thereof, provided that it shall not constitute an Event of Default
                  --------
pursuant to clause (a)
or (b) of this Section 9.04 unless the principal amount of all such Indebtedness referred to in clauses (a) and (b) above equals or exceeds $1,000,000 at any one time; or

     9.05 Bankruptcy, etc.  Any Borrower or any of its Subsidiaries shall
          ---------------
commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against any Borrower or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Borrower or any of its Subsidiaries; or commences any other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Borrower or any of its Subsidiaries; or there is commenced against any Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or any Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or an order for relief or other order approving any such case or proceeding is entered; or any Borrower or any of its Subsidiaries suffers any appointment of any custodian, receiver, trustee or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or any Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by any Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

     9.06 ERISA.
          -----

          (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or
Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan has not been timely made, Workflow or any Subsidiary of Workflow or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of
the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or Workflow or any Subsidiary of Workflow has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of alien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually and/or in the aggregate, in the reasonable opinion of the Required Lenders, has had, or could reasonably be expected to have, a Material Adverse Effect; or

     9.07 Security Documents.  (a) Except in each case to the extent resulting
          ------------------
from the negligent or willful failure of the Collateral Agent to retain possession of the applicable Pledged Securities, any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby in favor of the Collateral Agent (or such other trustee as may be required and desired under local law), or (b) any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue unremedied for a period of at least 30 days; or

     9.08 Guaranties.  Any Guaranty or any provision thereof shall cease to be
          ----------
in full force and effect, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under its Guaranty or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to its Guaranty; or

     9.09 Judgments.  One or more judgments or decrees shall be entered against
          ---------
Workflow or any of its Subsidiaries involving a liability (to the extent not paid or covered by a reputable and solvent insurance company) of $1,000,000 or more (or, in the case of currencies other than Dollars, the Dollar Equivalent thereof) for all such judgments and decrees and all such judgments or decrees shall not have been vacated, paid, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

     9.10 Change of Control.  A Change of Control shall occur; or
          -----------------

     9.11 Existing Subordinated Indebtedness.  At any time after the issuance of
          ----------------------------------
the Existing Subordinated Indebtedness, the original holders thereof satisfactory to the Agent shall cease to hold at least 50% of the aggregate outstanding principal amount of the Existing Subordinated Indebtedness;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent shall, upon the written request of the Required Lenders, by written notice to the Borrowers, take any or all of the following actions, without prejudice to the rights of the Agent or any Lender to enforce its claims against any Guarantor or any Borrower (provided, that if an Event of Default specified in Section 9.05 shall occur with respect to a Borrower, the result which would occur upon the giving of written notice by the Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Revolving Commitment terminated, whereupon the Revolving Commitment of each Lender shall forthwith terminate immediately and any accrued Facility Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of, the Face Amount of and any accrued interest in respect of all Loans and all other Obligations owing hereunder (including Unpaid Drawings) to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Security Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; (v) direct Workflow to pay (and Workflow hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 9.05, to pay) to the Collateral Agent at the appropriate Payment Office such additional amounts of cash, to be held as security for Workflow's reimbursement obligations in respect of Letters of Credit then outstanding, equal to the aggregate Stated Amount of all Letters of Credit then outstanding; (vi) apply any cash collateral held pursuant to Section 4.02 to the repayment of the Obligations; and (vii) direct the appropriate Borrowers to pay (and each Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 9.05 with respect to any Borrower, it will pay) to the Agent (without duplication) all amounts required to be paid pursuant to clause (j) of Annex III.

     SECTION 10.  Definitions.  As used herein, the following terms shall have
                  -----------
the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

     "Absolute Rate" shall mean an interest rate (rounded to the nearest .0001) expressed as a decimal.

     "Acceptance Fee" shall mean, in respect of a Bankers' Acceptance, a fee calculated on the Face Amount of such Bankers' Acceptance at the applicable "Acceptance Fee Rate" determined in accordance with the schedule below based on the Leverage Ratio of Workflow for the Test Period then last ended and as determined from the most recent financial statements of Workflow (and related compliance certificate) timely delivered to the Lenders pursuant to Section 7.01
(a) or (b), as the case may be, provided that (x) so long as any Default or Event of Default then exists, the Acceptance Fee Rate shall be equal to the highest percentage set forth in the table below and (y) to the extent that, on the date of the consummation by of Workflow or any of its Subsidiaries of any Permitted Acquisition, the Leverage Ratio of Workflow is increased (after giving effect to such Permitted Acquisition) and such increase would result in a higher Acceptance Fee Rate in accordance with the schedule below, such increase in the Acceptance Fee Rate shall take effect from such date until the next date upon which the financial statements referred to above are required to be delivered to the Lenders:

                                                           Applicable Acceptance
               Leverage Ratio                                      Fee Rate
               --------------                                      --------

Greater than or equal to 3.5:1                                     1.750%
Less than 3.5:1.0 but greater than or equal to 3.0:1               1.500%
Less than 3.0:1 but greater than or equal to 2.5:1                 1.350%
Less than 2.5:1 but greater than or equal to 2.0:1                 0.875%
Less than 2.0:1                                                    0.700%

; provided further, that, notwithstanding the foregoing, during the Initial Rate
  ----------------
Period the Acceptance Fee Rate shall not be less than 1.500% (as such percentage may be increased as a result of clause (x) or (y) of the preceding proviso).

     "Acquired Business" shall mean each individual set of assets and/or Person acquired pursuant to a Permitted Acquisition.

     "Acquisition Date" shall have the meaning provided in Section 8.02(f).

     "Additional Subordinated Indebtedness" shall have the meaning provided in
Section 8.04(h).

     "Adjustment Date" shall have the meaning provided in Section 1.16(b).

     "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 5% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

     "Agency Assignment Agreement" shall mean that Assignment Agreement of even date herewith by Bankers Trust Company as "Agent" and "Collateral Agent" under the Existing Credit Agreement of its rights as "Agent" and "Collateral Agent" thereunder and under the other "Credit Documents" as defined therein to Fleet National Bank as Agent and Collateral Agent hereunder.

     "Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Agent appointed pursuant to
Section 11.10.

     "Agent Group" shall have the meaning provided for in Section 5.05.

     "Aggregate Dollar Revolving Credit Exposure" shall mean, at any time, the sum of (I) the aggregate principal amount of all Dollar Revolving Loans and Dollar Term Loans then outstanding plus (II) the aggregate principal amount of all Swingline Loans and Competitive Bid Loans then outstanding plus (III) the aggregate amount of all Letter of Credit Outstandings at such time.

     "Aggregate Revolving Credit Exposure" shall mean, at any time, the sum of
(I) the aggregate principal amount of all Revolving Loans and Canadian Term Loans then outstanding (for this purpose, using the Dollar Equivalent of the principal amount or Face Amount, as the case may be, of each Canadian Loan then outstanding) plus (II) the aggregate principal amount of all Swingline Loans and Competitive Bid Loans then outstanding plus (III) the aggregate amount of all Letter of Credit Outstandings at such time.

     "Agreement" shall mean this Amended and Restated Credit Agreement, as the same may be from time to time modified, amended and/or supplemented.

     "Anticipated Reinvestment Amount" shall mean, with respect to any Reinvestment Election, the amount specified in the Reinvestment Notice delivered by Workflow or DBF in connection therewith as (x) the amount of the Net Cash Proceeds from the related Asset Sale that Workflow and/or its Subsidiaries intend to use to purchase, construct or otherwise acquire Reinvestment Assets or
(y) the amount of the Net Insurance Proceeds from the related Recovery Event that Workflow and/or its Subsidiaries intend to use to purchase or construct Reinvestment Assets in respect of the asset subject to such Recovery Event.

     "Applicable Base Rate Margin/Applicable Canadian Prime Rate Margin" shall mean the margins determined in accordance with the schedule below based on the Leverage Ratio of Workflow for the Test Period then last ended and as determined from the most recent financial statements of Workflow (and related compliance certificate) timely delivered to the Lenders pursuant to Section 7.01(a) or (b), as the case may be, provided that (x) so long as any Default or Event of Default then exists, the Applicable Base Rate Margin and the Applicable Canadian Prime Rate Margin shall be equal to the highest percentage set forth in the table below and (y) to the extent that, on the date of the consummation by Workflow or any of its Subsidiaries of any Permitted Acquisition, the Leverage Ratio of Workflow is increased (after giving effect to such Permitted Acquisition) and such increase would result in a higher Applicable Base Rate Margin and Applicable Canadian Prime Rate Margin in accordance with the schedule below, such increase in the Applicable Base Rate Margin and Canadian Prime Rate Margin shall take effect from such date until the next date upon which the financial statements referred to above are required to be delivered to the Lenders:

                                                  Applicable                  Applicable Canadian
        Leverage Ratio                         Base Rate Margin                Prime Rate Margin
        --------------                         ----------------                -----------------
Greater than or equal to 3.5:1                        1.000%                              1.000%
Less than 3.5:1 but greater than or                   0.750%                              0.750%
 equal to 3.0:1
Less than 3.0:1 but greater than or                    .500%                               .500%
 equal to 2.5:1
Less than 2.5:1                                          .0%                                 .0%

; provided further, that, notwithstanding the foregoing, during the Initial Rate
  ----------------
Period the Applicable Base Rate Margin shall not be less than 0.750% and the Applicable Canadian Prime Rate Margin shall not be less than 0.750%.

     "Applicable Facility Fee Percentage" shall mean the percentage determined in accordance with the schedule below based on the Leverage Ratio of Workflow for the Test Period then last ended and as determined from the most recent financial statements of Workflow (and related compliance certificate) timely delivered to the Lenders pursuant to Section 7.01(a) or (b), as the case may be, provided that (x) so long as any Default or Event of Default then exists, the Applicable Facility Fee Percentage shall be equal to the highest percentage set forth in the table below and (y) to the extent that, on the date of the consummation by Workflow or any of its Subsidiaries of any Permitted Acquisition, the Leverage Ratio of Workflow is increased (after giving effect to such Permitted Acquisition) and such increase would result in a higher Applicable Facility Fee Percentage in accordance with the below schedule, such increase in the Applicable Facility Fee Percentage shall take effect from such date until the next date upon which the financial statements referred to above are required to be delivered to the Lenders:

                                                                              Applicable
             Leverage Ratio                                            Facility Fee Percentage
             --------------                                            -----------------------
Greater than or equal to 3.0:1                                                 0.500%
Less than 3.0:1 but greater than or equal to 2.5:1                              .400%
Less than 2.5:1 but greater than or equal to 2.0:1                             0.375%

Less than 2.0:1                                                           0.300%

; provided further, that, notwithstanding the foregoing, during the Initial Rate
  ----------------
Period the Applicable Facility Fee Percentage shall not be less than 0.500%.

     "Applicable Currency" shall mean, with respect to any Obligations, Dollars or, to the extent relating to Canadian Loans, Canadian Dollars.

     "Applicable Revolver Eurodollar Margin" shall mean the margin determined in accordance with the schedule below based on the Leverage Ratio of Workflow for the Test Period then last ended and as determined from the most recent financial statements of Workflow (and related compliance certificate) timely delivered to the Lenders pursuant to Section 7.01 (a) or (b), as the case may be, provided that (x) so long as any Default or Event of Default then exists, the Applicable Revolver Eurodollar Margin shall be equal to the highest percentage set forth in the table below and (y) to the extent that, on the date of the consummation by Workflow or any of its Subsidiaries of any Permitted Acquisition, the Leverage Ratio of Workflow is increased (after giving effect to such Permitted Acquisition) and such increase would result in a higher Applicable Revolver Eurodollar Margin in accordance with the schedule below, such increase in the Applicable Revolver Eurodollar Margin shall take effect from such date until the next date upon which the financial statements referred to above are required to be delivered to the Lenders:

                                                                             Applicable Revolver
                                                                                 Eurodollar
                 Leverage Ratio                                                  Rate Margin
                 --------------                                                  -----------
Greater than or equal to 3.5:1                                                       1.750%
Less than 3.5:1.0 but greater than or equal to 3.0:1                                 1.500%
Less than 3.0:1 but greater than or equal to 2.5:1                                   1.350%
Less than 2.5:1 but greater than or equal to 2.0:1                                   0.875%
Less than 2.0:1                                                                      0.700%

; provided further, that, notwithstanding the foregoing, during the Initial Rate
  ----------------
Period the Applicable Revolver Eurodollar Margin shall not be less than 1.500% (as such percentage may be increased as a result of clause (x) or (y) of the preceding proviso).

     "Applicable Term Eurodollar Margin" shall mean the margin determined in accordance with the schedule below based on the Leverage Ratio of Workflow for the Test Period then last ended and as determined from the most recent financial statements of Workflow (and related compliance certificate) timely delivered to the Lenders pursuant to Section 7.01 (a) or (b), as the case may be, provided that (x) so long as any Default or Event of Default then exists, the Applicable Term Eurodollar Margin shall be equal to the highest percentage set forth in the table below and (y) to the extent that, on the date of the consummation by Workflow or any of its Subsidiaries of any Permitted Acquisition, the Leverage Ratio of Workflow is increased (after giving effect to such Permitted Acquisition) and such increase would result in a higher Applicable Term Eurodollar Margin in accordance with the schedule below, such increase in the Applicable Term Eurodollar Margin shall take effect from such date until the next date upon which the financial statements referred to above are required to be delivered to the Lenders:

                                                                               Applicable Term
                                                                                 Eurodollar
             Leverage Ratio                                                      Rate Margin
             --------------                                                      -----------
Greater than or equal to 3.5:1.0                                                   2.500%
Less than 3.5:1.0 but greater than or equal to 3.0:1.0                             2.250%
Less than 3.0:1 but greater than or equal to 2.5:1                                 2.000%
Less than 2.5:1                                                                    1.500%

; provided further, that notwithstanding the foregoing, during the Initial Rate
  ----------------
period the Applicable Term Eurodollar Margin shall not be less than 2.250% (as such percentage may be increased as a result of clause (x) or (y) of the preceding proviso).

     "Arranger" shall mean FleetBoston Robertson Stephens Inc. acting as arranger in connection with the syndication of the Total Revolving Commitment and the Dollar Term Loan Commitments.

     "Asset Sale" shall mean the sale, transfer or other disposition (or series of related sales, transfers or dispositions) by Workflow or any Subsidiary of Workflow after the Effective Date to any Person other than Workflow or any Subsidiary of Workflow of any asset of Workflow or such Subsidiary (other than sales, transfers or other dispositions (x) in the ordinary course of business of inventory and/or obsolete or worn-out equipment, (y) the proceeds of which do not exceed $1,000,000 in any fiscal year of Workflow or (z) pursuant to Section 8.02(j).

     "Assignment and Assumption Agreement" shall have the meaning provided in
Section 12.04(b).

     "Authorized Financial Officer" shall mean the chief financial officer, the treasurer, any assistant treasurer or the corporate controller of Workflow or DBF, as appropriate.

     "BA Discount Proceeds" shall mean, in respect of any Bankers Acceptance to be purchased by a Canadian Lender on any date pursuant to Section 1.01 and Annex III, an amount rounded to the nearest whole Canadian cent, and with one-half of one Canadian cent being rounded up, calculated on such day by dividing:

          (a)  the Face Amount of such Banker's Acceptance; by

          (b)  the sum of one plus the product of:

               (i) the respective Canadian Lender's Discount Rate (expressed as a decimal) applicable to such Bankers' Acceptance; and

               (ii) a fraction, the numerator of which is the number of days in the term of maturity of such Banker's Acceptance and the denominator of which is 365;

               with such product rounded up or down to the fifth decimal place and with .000005 being rounded up.

     "Bankers' Acceptance" shall mean a Draft accepted by a Canadian Lender pursuant to Section 1.01 and Annex III.

     "Bankers' Acceptance Loans" shall mean the creation and discount of Bankers' Acceptances as contemplated in Section 1.01 and Annex III.

     "Bankruptcy Code" shall have the meaning provided in Section 9.05.

     "Base Rate" shall mean, at any time, the higher of (x) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate and (y) the Prime Lending Rate.

     "Base Rate Loan" shall mean (i) each Swingline Loan; (ii) each Dollar Revolving Loan designated or deemed designated as such by Workflow at the time of the incurrence thereof or conversion thereto and (iii) each Dollar Term Loan designated or deemed designated as such by Workflow at the time of the incurrence thereof or conversion thereto.

     "Benefited Lender" shall have the meaning provided in Section 12.06(b).

     "Bidder Lender" shall mean each Lender that has informed the Agent and Workflow in writing (which has not been retracted) that such Lender desires to participate generally in the bidding arrangements relating to Competitive Bid Borrowings.

     "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

     "Borrowing" shall mean and include (i) the incurrence of Swingline Loans from Fleet on a given date, (ii) the incurrence of one Type of Dollar Revolving Loan by Workflow from all of the Lenders on a pro rata basis on a given date (or
                                              --------
resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period, provided, that Base Rate Loans that are Dollar Revolving Loans incurred pursuant to Section 1.11(b) shall be considered part of any related Borrowing of Eurodollar Loans that are Dollar Revolving Loans, (iii) the incurrence of one Type of Canadian Revolving Loan by DBF from all of the Canadian Lenders on a pro rata basis on a given date, having in the case of
                      --------
Bankers' Acceptance Loans, underlying Bankers' Acceptances with the same maturities, (iv) a Competitive Bid Borrowing, (v) the incurrence of one Type of Dollar Term Loan by Workflow from all of the Dollar Term Lenders on a pro rata
                                                                      --- ----
basis on the Effective Date (or resulting from conversion on a given date), having in the case of Eurodollar Loans the same Interest Period, provided, that Base Rate Loans that are Term Loans incurred pursuant to Section 1.11(b) shall be construed part of any related Borrowing of Eurodollar Loans that are Term Loans, and (vi) the incurrence of one Type of Canadian Term Loan by DBF from all of the Canadian Lenders on a pro rata basis on the Canadian Term Out Date (or
                             --- ----
resulting from conversion on a given date), having in the case of Bankers' Acceptance Loans the same maturity date.

     "Business Day" shall mean (i) for all purposes other than as covered by clauses (ii) and (iii) below, any day excluding Saturday, Sunday and any day which shall be in the Boston, Massachusetts a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close, (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause

(i) above and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market and (iii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Canadian Loans made to DBF, any day which is a Business Day described in clauses (i) and, if relevant, (ii) above and which is also a day which is not a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in Toronto, Ontario and, if different, in the city where the applicable Payment Office of the Canadian Co-Agent is located in respect of Canadian Loans.

     "Canadian Co-Agent" shall mean, initially, a Canadian Lender appointed as such by the Agent on the Canadian Effective Date and, thereafter, any successor to the Canadian Co-Agent appointed pursuant to Section 11.10.

     "Canadian Credit Party" shall mean DBF, each Canadian Parent and each other Subsidiary of Workflow organized under the laws of Canada or any province thereof.

     "Canadian Dollar Equivalent" shall mean, at any time for the determination thereof, the amount of Canadian Dollars which could be purchased with the amount of Dollars involved in such computation at the spot rate of exchange therefor as quoted by the Agent as of 11:00 A.M. (New York time) on the date two Business Days prior to the date of any determination thereof for purchase on such date.

     "Canadian Dollars" and "Cdn" shall mean freely and transferable lawful money of Canada.

     "Canadian EBITDA Sublimit" at any time shall mean an amount equal to 2.5 times the Consolidated EBITDA of DBF and its Subsidiaries for the most recent period of four consecutive fiscal quarters of DBF and its Subsidiaries for which financial statements have been delivered.

     "Canadian Effective Date" shall have the meaning provided in Section 12.10.

     "Canadian General Guaranty" shall have the meaning provided in Section 5.10(b).

     "Canadian Guaranty" shall mean and include each of the Canadian General Guaranty and each Canadian Parent Guaranty.

     "Canadian Lender" shall mean (i) each Lender listed on Annex I-B, and (ii) each additional Person that becomes a Canadian Lender party hereto in accordance with Section 1.14 or 12.04(b). A Canadian Lender shall cease to be a "Canadian Lender" when it has assigned all of its Canadian Sub-Commitment and Canadian Term Loans in accordance with Section 1.14 and/or 12.04(b). For purposes of this Agreement, the term "Lender" includes each Canadian Lender unless the context otherwise requires.

     "Canadian Loan Amount" have the meaning provided in Section 1.17(b).

     "Canadian Loans" shall mean the Canadian Revolving Loans and the Canadian Term Loans.

     "Canadian Obligations" shall mean all Obligations in respect of the Canadian Loans or any guaranty thereof and all Obligations to the Canadian Co-Agent as such.

     "Canadian Notice Office" shall mean the office of the Canadian Co-Agent designated as such by the Canadian Co-Agent by written notice to the Agent and the Borrowers.

     "Canadian Parents" shall mean each of 1305995 Ontario and 1186202 Ontario.

     "Canadian Parent Guaranty" shall have the meaning provided in Section 5.10(b).

     "Canadian Percentage" of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Canadian Sub-Commitment of such Lender at such time and the denominator of which is the aggregate amount of Canadian Sub-Commitments of all Canadian Lenders at such time, provided that if the Canadian Percentage of any Canadian Lender is to be
      --------
determined after the Total Revolving Commitment has been terminated, then the Canadian Percentage of the Canadian Lenders shall be determined immediately prior (and without giving effect) to such termination.

     "Canadian Pledge Agreement" shall have the meaning provided in Section 5.11(b).

     "Canadian Prime Rate" shall mean, at any time, the greater of (i) the per annum rate of interest quoted, published and commonly known as the "prime rate" of the Canadian Co-Agent which the Canadian Co-Agent establishes at its main office as the reference rate of interest in order to determine interest rates for loans in Canadian Dollars to its Canadian borrowers, adjusted automatically with each quoted or published change in such rate, all without necessity of any notice to any Borrower or any other Person and (ii) the sum of (I) the average of the rates per annum for Canadian Dollar bankers' acceptances having a term of 30 days that appears on the Reuters Screen CDOR Page as of 10:00 A.M. (Toronto time) on the date of determination, as reported by the Canadian Co-Agent (and if such screen is not available, any successor or similar services may be selected by the Canadian Co-Agent), plus (II) 0.75%.

     "Canadian Prime Rate Loans" shall mean any Canadian Revolving Loans or Canadian Term Loans designated or deemed designated as such by DBF at the time of the incurrence thereof or conversion thereto.

     "Canadian Revolver Period" shall mean the period commencing on the Effective Date to and including the date immediately preceding the Canadian Term Out Date.

     "Canadian Revolving Loans" shall have the meaning provided in Section 1.01(a).

     "Canadian Revolving Note" shall have the meaning provided in Section
1.06(a).

     "Canadian Security Agreement" shall have the meaning provided in Section 5.11(c).

     "Canadian Sub-Commitment" shall mean, as to any Canadian Lender, (i) the amount, if any, set forth opposite such Lender's name in Annex I-B directly below the column entitled "Canadian Sub-Commitment", as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03, 4.02(e) and/or 9 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.14, 1.16 or 12.04(b). The Canadian Sub-Commitment of each Canadian Lender is a sub-limit of the Revolving Commitment of the respective Canadian Lender (or its respective Affiliate which is a Lender with the related Revolving Commitment) and not an additional commitment and, in no event, may exceed at any time, the Revolving Commitment of such Canadian

Lender (or its respective Affiliate which is a Lender with the related Revolving Commitment). On and subsequent to the Canadian Term Out Date, the Canadian Sub-Commitment of each Canadian Lender shall be equal to the aggregate amount of Canadian Term Loans of such Canadian Lender.

     "Canadian Syndication Date" shall mean the date upon which the Agent determines in its sole discretion (and notifies the Borrowers) that the primary syndication of the Total Canadian Sub-Commitment (and the resulting addition of institutions as Canadian Lenders pursuant to Section 12.04) has been completed.

     "Canadian Term Loans" shall mean the term loans to which the Canadian Revolving Loans have been converted on the Canadian Term Out Date pursuant to
Section 1.17.

     "Canadian Term Note" shall have the meaning provided in Section 1.06(a).

     "Canadian Term Out Date" shall have the meaning provided in Section
1.17(a).

     "Canadian Term Out Period" shall mean the period beginning on the Canadian Term Out Date and ending on the date when the Canadian Term Loans have been indefeasibly repaid in full in cash.

     "Capital Expenditure Amount" shall mean, for any fiscal year of Workflow set forth in Section 8.05(a), the sum of (x) $10,000,000 plus (y) 15% of the Consolidated EBITDA of Workflow for the immediately preceding fiscal year.

     "Capital Lease," as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

     "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of Workflow or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

     "Cash/Cancel Escrow Account" shall have the meaning given to such term in
Section 7.15 of the Credit Agreement.

     "Cash/Cancel Transaction" shall mean payment to the holders of options to buy common stock of Workflow in exchange for the cancellation of such options where (a) such options are held by certain individuals currently or formerly associated with Workflow as employees, directors or otherwise, (b) the maximum amount paid by Workflow for each option to buy one share of Workflow common stock shall not exceed the lesser of (i) $35.00 less the exercise price of such
                                                ----
option and (ii) the market price of such share and, (c) such payments to the holders of options to buy common stock may not occur prior to the successful completion of the QPO, (d) the aggregate amount paid by Workflow to cancel such options shall not exceed $60,000,000 and (e) the aggregate amount of proceeds of the Loans that may be used to cancel options to buy common stock of Workflow may not exceed the amounts set forth in Section 6.05 (a) and 7.15.

     "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) Dollar denominated time deposits, certificates of deposit and bankers acceptances of (x) any Lender or
(y) any bank whose short-term commercial paper rating from Standard & Poor's Ratings Service ("S&P") is at least A-1 or the equivalent thereof or from Moody's Investors Service, Inc. ("Moody's") is at least P-1 or the equivalent thereof (any such bank or Lender, an "Approved Lender"), in each case with maturities of not more than six months from the date of acquisition, (iii) commercial paper issued by any Approved Lender or by the parent company of any Approved Lender and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition, (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, (v) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clause (i) above and entered into with any Approved Lender, (vi) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through
(v) above and (vii) in the case of any Subsidiary of Workflow organized under the laws of Canada or any province thereof, (A) government obligations of Canada having maturities of not more than six months from the date of acquisition and
(B) Canadian Dollar denominated time deposits, certificates of deposit and banker's acceptances of any Approved Lender, in each case with maturation of not more than six months from the date of acquisition.

     "Cash Proceeds" shall mean, (i) with respect to any Asset Sale, the aggregate cash payments (including any cash as and when received by way of deferred payment pursuant to a promissory note, receivable or otherwise) received by Workflow and/or any Subsidiary of Workflow from such Asset Sale,
(ii) with respect to any QPO, the aggregate cash payments received by Workflow and/or any Subsidiary of Workflow (including, without limitation, iGetSmart.com) from the QPO and (iii) with respect to any Recovery Event, the aggregate cash payments received by Workflow and/or any Subsidiary of Workflow from such Recovery Event.

     "Change of Control" shall mean if (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (i) is or shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 20% or more on a fully diluted basis of the voting and economic interests of Workflow or (ii) shall have obtained the power (whether or not exercised) to elect a majority of Workflow's directors or
(b) the Board of Directors of Workflow shall cease to consist of a majority of Continuing Directors.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

     "Collateral" shall mean all of the Collateral as defined in (or subject to the security interest of) each of the Security Documents, as well as all cash and Cash Equivalents delivered as collateral pursuant to this Agreement.

     "Collateral Agent" shall mean the Agent acting as collateral agent for the Secured Creditors.

     "Competitive Bid Borrowing" shall mean each borrowing of any Competitive Bid Loan.

     "Competitive Bid Loan" shall have the meaning provided in Section 1.01(d)

     "Competitive Bid Loan Maturity Date" shall have the meaning provided in
Section 1.04(a).

     "Competitive Bid Notes" shall have the meaning provided in Section 1.06(a).

     "Confidential Information Memorandum" shall mean the Confidential Information Memorandum, dated January, 2000, distributed to the Lenders prior to the Effective Date in connection with this Agreement.

     "Consolidated Capital Expenditures" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases but excluding any amount representing capitalized interest) by Workflow and its Subsidiaries during that period that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the consolidated balance sheet of Workflow and its Subsidiaries, provided that Consolidated Capital Expenditures shall in any event include the purchase price paid in connection with the acquisition of any Person (including through the purchase of all of the capital stock or other ownership interests of such Person or through merger or consolidation) to the extent allocable to property, plant and equipment.

     "Consolidated EBIT" shall mean, for any period with respect to any Person, Consolidated Net Income of such Person, before (i) interest income, (ii) Consolidated Interest Expense, and (iii) provision for taxes and without giving effect to any extraordinary gains or extraordinary losses or gains from sales of assets (other than sales of inventory in the ordinary course of business).

     "Consolidated EBITDA" shall mean, for any period with respect to any Person, Consolidated EBIT of such Person for such period, adjusted by adding thereto the amount of all depreciation expense and amortization expense deducted in determining such Consolidated EBIT for such period, provided that there shall be included in determining Consolidated EBITDA of Workflow or any of its Subsidiaries for any period, the Consolidated EBITDA for each Acquired Business acquired by such Person or any Subsidiary of such Person during such period for the portion of such period prior to such acquisition but excluding, in a manner and to the extent satisfactory to the Agent, (i) any non-recurring charges (as determined pursuant to GAAP) incurred in connection with the Transaction otherwise included in the computation of Consolidated EBITDA and (ii) from the computation of Consolidated EBITDA of such Acquired Business, any non-recurring charges (as determined pursuant to GAAP) otherwise included in such computation.

     "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period.

     "Consolidated Interest Expense" shall mean, for any period with respect to any Person, the total interest expense (including that attributable to Capital Leases in accordance with GAAP) of such Person determined on a consolidated basis with respect to all outstanding Indebtedness of such Person, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, but excluding, however, amortization of deferred financing costs to the extent included in total interest expense, provided that there shall be included in determining Consolidated Interest Expense of Workflow or any of its Subsidiaries for any period, (x) the Consolidated Interest Expense for each Acquired Business acquired by such Person or any Subsidiary of such Person during such period for the portion of such period prior to such acquisition and (y) the additional interest that would have been paid on all Indebtedness incurred by such Person and its Subsidiaries to finance each Permitted Acquisition effected during such period if, in each such case, such Indebtedness had been incurred on the first day of such period, as reasonably determined by Workflow in a manner satisfactory to the Agent.

     "Consolidated Net Income" shall mean, for any period with respect to any Person, the net income (or loss), after provision for taxes, of such Person on a consolidated basis (but after deduction for minority interests) for such period taken as a single accounting period, provided that (i) the net income (but not loss) of any Person that is not a Subsidiary of Workflow or that is accounted for by Workflow by the equity method of accounting shall be included only to the extent of such amount of cash dividends or distributions paid to Workflow or a Wholly-Owned Subsidiary thereof, (ii) the net income of any Subsidiary of Workflow shall be excluded to the extent that the declaration or payment of dividends or distributions by such Subsidiary of that net income is not as at the date of determination permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, law, rule or governmental regulation and (iii) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded.

     "Contingent Obligations" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation, shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

     "Continuing Directors" shall mean the directors of Workflow on the Effective Date and each other director thereof if such director's nomination for the election to the Board of Directors of Workflow is recommended by a majority of the then Continuing Directors.

     "Credit Documents" shall mean this Agreement, each Note, each Bankers' Acceptance, each Guaranty, and each Security Document.

     "Credit Event" shall mean (i) the occurrence of the Effective Date and (ii) the making of a Loan or the issuance of a Letter of Credit.

     "Credit Party" shall mean each U.S. Credit Party, each Canadian Credit Party and each other Foreign Subsidiary of Workflow that is required to execute a Credit Document pursuant to this Agreement.

     "DBF" shall have the meaning provided in the introductory paragraph of this Agreement.

     "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

     "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

     "Discount Rate" shall mean, in respect of any Bankers' Acceptances to be purchased by a Canadian Lender pursuant to Section 1.01 and Annex III, the discount rate (calculated on an annual basis and rounded to the nearest 1/100 of 1%, with 5/1000 of 1% being rounded up) quoted by such Canadian Lender at 10:00 A.M. (Toronto time) as the discount rate at which such Canadian Lender would purchase, on the relevant Drawing Date, its own bankers' acceptances having an aggregate Face Amount equal to and with a term to maturity the same as the Bankers' Acceptances to be acquired by such Canadian Lender on such Drawing Date.

     "Dividends" shall have the meaning provided in Section 8.07.

     "Documents" shall mean the Credit Documents and, after the execution thereof, the QPO Documents (it being understood that nothing in this Agreement shall require Workflow to consummate the QPO).

     "Dollar Equivalent" of an amount denominated in Canadian Dollars shall mean, at any time for the determination thereof, the amount of Dollars which could be purchased with the amount of Canadian Dollars involved in such computation at the spot exchange rate therefor as quoted by the Agent as of 11:00 A.M. (New York time) on the date two Business Days prior to the date of any determination thereof for purchase on such date; provided that for purposes
                                                     --------
of (x) determining compliance with Sections 1.01, 2.01(c) and 4.02(a) and (y) calculating Fees pursuant to Section 3.01, the Dollar Equivalent of any amounts outstanding in a currency other than Dollars shall be revalued on a monthly basis using the spot exchange rate therefor quoted in the Wall Street Journal on the last Business Day of each month, provided that, at any time during a month,
                                     --------
if the full principal amount of Canadian Loans permitted to be incurred pursuant to this Agreement (i.e. up to the full amount of the respective Canadian Sub-
                   ----
Commitments as then in effect) were incurred, and if the Dollar Equivalent as recalculated based on the exchange rate therefor quoted in the Wall Street Journal on the respective date of determination pursuant to this exception would result in an increase in the Dollar Equivalent as then in effect of such amounts of 5% or more, then at the discretion of the Agent or at the request of the Required Lenders, the Dollar Equivalent shall be reset based upon the exchange rates quoted on such date in the Wall Street Journal, which rates shall remain in effect until the last Business Day of such month or such earlier date, if any, as the rate is reset pursuant to this proviso. Notwithstanding anything to the contrary contained in this definition, at any time that a Default or an Event of Default then exists, the Agent may revalue the Dollar Equivalent of any amounts outstanding under the Credit Documents in a currency other than Dollars in its sole discretion.

     "Dollar Loan" shall mean each Dollar Revolving Loan, each Competitive Bid Loan, and each Swingline Loan and each Dollar Term Loan.

     "Dollar Percentage" of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Dollar Revolving Sub-Commitment of such Lender at such time and the denominator of which is the aggregate amount of Dollar Revolving Sub-Commitments of all Lenders at such time. Notwithstanding anything to the contrary contained above, if the Dollar Percentage of any Lender is to be determined after the Total Revolving Commitment has been terminated, then the Dollar Percentages of the Lenders shall be determined immediately prior (and without giving effect) to such termination.

     "Dollar Revolving Loan" shall have the meaning provided in Section 1.01(a).

     "Dollar Revolving Note" shall have the meaning provided in Section 1.06(a).

     "Dollar Revolving Sub-Commitment" shall mean, for any Lender at any time, such Lender's Revolving Commitment at such time minus, in the case of a Lender that is, or whose Affiliate is, a Canadian Lender, such Canadian Lender's Canadian Sub-Commitment at such time.

     "Dollar Term Lenders" shall mean at any time any Lender with a Dollar Term Loan Commitment or to which Dollar Term Loans are owing at such time.

     "Dollar Term Loan Commitment" shall mean, at any time and with respect to each Lender, the amount set forth opposite such Lender's name in Annex I-C directly under the column entitled "Dollar Term Loan Commitment" as the same may be reduced from time to time pursuant to Sections 9 or 4.02(e) or adjusted from time to time as a result of assignments to or from such Lender as provided for in Sections 1.14 and 12.04.

     "Dollar Term Loan Percentage" of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Dollar Term Loans outstanding of such Lender at such time and the denominator of which is the total Term Loans outstanding at such time. Notwithstanding anything to the contrary contained above, if the Dollar Term Loan Percentage of any Lender is to be determined after the Term Loans have been repaid in full, then the Dollar Term Loan Percentages of the Lenders shall be determined immediately prior (and without giving effect) to such payment.

     "Dollar Term Loans" shall have the meaning provided in Section 1.01(b).

     "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

     "Dollar Term Note" shall have the meaning provided in Section 1.06(a).

     "Domestic Subsidiary" shall mean each Subsidiary of Workflow which is not a Foreign Subsidiary.

     "Draft" shall mean, at any time, a blank bill of exchange, within the meaning of the Bills of Exchange Act (Canada), drawn by any Borrower on Canadian
               ---------------------
Lender and bearing such
distinguishing letters and numbers as such Canadian Lender may determine, but which at such time has not been completed or accepted by such Canadian Lender.

     "Drawing Date" shall mean any Business Day fixed pursuant to Annex III for the creation and purchase of Bankers' Acceptances by a Canadian Lender.

     "Effective Date" shall have the meaning provided in Section 12.10.

     "Eligible Transferee" shall mean and include a commercial bank, financial institution, any fund that invests in loans or any other "accredited investor" (as defined in SEC Regulation D).

     "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law (hereafter "Claims") or any permit issued under any such law, including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

     "Environmental Law" shall mean any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, CERCLA, RCRA, the Federal Water Pollution Control Act, as amended, 33 U.S.C. (S) 1251 et seq., the Toxic
                                                             -------
Substances Control Act, 15 U.S.C. (S) 7401 et seq., the Clean Air Act, 42 U.S.C.
                                           -------
(S) 7401 et seq., the Safe Drinking Water Act, 42 U.S.C. (S) 3808 et seq., the
         -------                                                  -------
Oil Pollution Act of 1990, 33 U.S.C. (S) 2701 et seq., the Emergency Planning
                                              -------
and the Community Right-to-Know Act of 1986, 42 U.S.C. (S) 11001 et seq., the
                                                                 -------
Hazardous Material Transportation Act, 49 U.S.C. (S) 1801 et seq., the
                                                          -------
Occupational Safety and Health Act, 29 U.S.C. (S) 651 et seq., and any
                                                      -------
applicable state and local or foreign counterparts or equivalents.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

     "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Workflow or a Subsidiary of Workflow would be deemed to be a "single employer" (i) within the meaning of Section 414(b), (c), (m) or
(o) of the Code or (ii) as a result of Workflow or a Subsidiary of Workflow being or having been a general partner of such person.

     "Eurodollar Loans" shall mean each Dollar Revolving Loan and Dollar Term Loan designated as such by Workflow of the time of incurrence thereof or conversion thereto.

     "Eurodollar Rate" shall mean, with respect to each Interest Period for a Eurodollar Loan, (i) the arithmetic average (rounded to the nearest 1/100 of 1%) of the offered quotations to first-class banks in the interbank Eurodollar market by the Agent for Dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Loan of the Agent for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

     "Event of Default" shall have the meaning provided n Section 9.

     "Existing Credit Agreement" shall mean the Credit Agreement, dated as of June 9, 1998, among the Borrowers, the "Lenders" as defined therein and Bankers Trust Company as "Agent" as defined therein, as amended and restated pursuant to that Amendment and Restatement of Credit Agreement dated as of December 4, 1998 and as further amended, restated, modified and in effect immediately prior to the Effective Date.

     "Existing Debt" shall have the meaning provided in Section 6.21.

     "Existing Indebtedness Agreements" shall have the meaning provided in
Section 5.15(vi).

     "Existing Subordinated Indebtedness" shall mean the Indebtedness in an original principal amount of $4,878,000 (and in the principal amount of no more than $4,100,000 on and after the Effective Date) of Workflow issued under the Subscription and Investment Representation Agreements and 12% Subordinate Promissory Notes dated as of January 19, 1999, as in effect on such date.

     "Extension Request Date" shall have the meaning provided in Section
1.17(a).

     "Face Amount" shall mean, in respect of a Bankers' Acceptance, the amount payable to the holder thereof on its maturity. The Face Amount of any Bankers' Acceptance Loan shall be equal to the Face Amounts of the underlying Bankers' Acceptances.

     "Facility Fee" shall have the meaning provided in Section 3.01(a).

     "Facing Fee" shall have the meaning provided in Section 3.01(c).

     "Federal Funds Effective Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Lender of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

     "Fees" shall mean all amounts payable pursuant to, or referred to in,
Section 3.01.

     "Final Maturity Date" shall mean March 10, 2004.

     "Fleet" shall mean Fleet National Bank and any successor corporation thereto by merger, consolidation or otherwise.

     "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by Workflow or any one or more of its Subsidiaries primarily for the benefit of employees of Workflow or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

     "Foreign Subsidiary" shall mean each Subsidiary of Workflow that is incorporated under the laws of any jurisdiction other than the United States of America or any State thereof.

     "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 8, including defined terms as used therein, are subject (to the extent provided therein) to
Section 12.07(a).

     "Guarantor" shall mean and include Workflow, in is capacity as a Guarantor under the Canadian General Guaranty, and each Subsidiary Guarantor.

     "Guaranty" shall mean and include each of the U.S. Subsidiaries Guaranty, the Canadian General Guaranty, each Canadian Parent Guaranty and each other guaranty required to be executed pursuant to Section 8.12.

     "Hazardous Materials" shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas, (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect under any applicable Environmental Law and (c) any other chemical, material or substance, the Release of which is prohibited, limited or regulated by any applicable Environmental Law.

     "iGetSmart.com" shall mean iGetSmart.com, Inc., a Delaware corporation.

     "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services payable to the sellers thereof or any of such seller's assignees which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit, bankers' acceptances and similar obligations issued and outstanding for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed (provided that if such Indebtedness has not been assumed, such amount shall be equal to the fair market value of the property subject to such Lien),
(v) all Capitalized Lease

Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all obligations of
          ---
such Person under Interest Rate Protection Agreements and Other Hedging Agreements and (viii) all Contingent Obligations of such Person; provided, that
                                                                 --------
Indebtedness shall not include trade payables and accrued expenses, in each case arising in the ordinary course of business.

     "Indemnitee" shall have the meaning provided in Section 12.01.

     "Initial Rate Period" shall mean the period from the Effective Date to the earlier of (a) the six month anniversary of the Effective Date and (b) the closing of the QPO.

     "Intercompany Note" shall mean a promissory note substantially in the form of Exhibit L.

     "Interest Period" shall mean, with respect to any Eurodollar Loan, the interest period applicable thereto, as determined pursuant to Section 1.10.

     "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

     "Investment" shall have the meaning provided in Section 8.06.

     "Judgment Currency" shall have the meaning provided in Section 12.18(a).

     "Judgment Currency Conversion Date" shall have the meaning provided in
Section 12.18(a).

     "Leasehold" of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

     "Lender" shall mean each lender listed on Annex I-A, as well as each Person which becomes a "Lender" hereunder pursuant to Section 1.14 or 12.04(b). Unless the context otherwise requires, each reference in this Agreement to a Lender includes each Canadian Lender and shall include references to any Affiliate of any such Lender which is acting as a Canadian Lender.

     "Lender Default" shall mean (i) the refusal (which has not been retracted) of a Lender to make available its portion of any incurrence of Loans or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Lender having notified the Agent and/or the Borrower that it does not intend to comply with the obligations under Section 1.01 or under Section 2.04(c).

     "Letter of Credit" shall have the meaning provided in Section 2.01(a).

     "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

     "Letter of Credit Issuer" shall mean Fleet.

     "Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

     "Letter of Credit Request" shall have the meaning provided in Section 2.02(a).

     "Leverage Ratio" shall mean, as at any date with respect to any Person, the ratio of Total Indebtedness at such date to Consolidated EBITDA for the Test Period then last ended (including on such date), in each case of such Person.

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or otherwise) preference, priority, charge or other security arrangement of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any similar recording or notice statute, and any lease having substantially the same effect as the foregoing).

     "Loan" shall mean each Revolving Loan, each Swingline Loan each Competitive Bid Loan and each Term Loan.

     "Management Agreements" shall have the meaning provided in Section
5.15(iv).

     "Mandatory Borrowing" shall have the meaning provided in Section
1.01(c)(C).

     "Margin Stock" shall have the meaning provided in Regulation U.

     "Material Adverse Effect" shall mean a material adverse effect on (i) the business, assets, properties, operations, condition (financial or otherwise), liabilities or prospects of any Borrower or any Borrower and its Subsidiaries taken as a whole, (ii) the rights or remedies of the Lenders under the Credit Documents or (iii) the ability of any Borrower or any other Credit Party to perform its respective obligations to the Lenders under the Credit Documents.

     "Material Real Property" shall mean any Real Property owned by Workflow or any Subsidiary Guarantor having a fair market value of $500,000 or more.

     "Material Subsidiary" shall mean and include (x) each Subsidiary of Workflow which owns any capital stock of another Subsidiary of Workflow, (y) each Subsidiary of Workflow which owns a Material Real Property and (z) any other Subsidiary of Workflow either having total assets (including intercompany loans owed to such Subsidiary) the value of which equals or exceeds $3,000,000 at any time or which has issued any nonqualified preferred stock as defined in
Section 351(g)(2) of the Code.

     "Maximum Swingline Amount" shall mean $5,000,000.

     "Minimum Borrowing Amount" shall mean (i) for Revolving Loans or Term Loans that are maintained as Base Rate Loans, $500,000; (ii) for Revolving Loans or Term Loans that are maintained as Eurodollar Loans, $2,500,000; (iii) for Swingline Loans, $250,000; (iv) for Loans that are maintained as Canadian Prime Rate Loans, Cdn $250,000; (v) in the case of Bankers' Acceptance Loans, the amount specified in Annex III; and (vi) in the case of Competitive Bid Loans, $5,000,000.

     "Mortgage" shall mean each mortgage, deed to secure debt, debenture, hypothec, deed of trust or similar agreement pursuant to which any Credit Party shall have granted to the Collateral Agent a mortgage lien on such Credit Party's Mortgaged Property.

     "Mortgage Policies" shall have the meaning provided in Section 5.12 (ii).

     "Mortgaged Property" shall mean each parcel of Real Property owned or leased by any Credit Party which is encumbered by a Mortgage.

     "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net of expenses of sale (including payment of principal, premium and interest of other Indebtedness secured by the assets the subject of such Asset Sale and required to be, and which is, repaid under the terms thereof as a result of such Asset Sale), and incremental taxes paid or payable as a result thereof.

     "Net Insurance Proceeds" shall mean, with respect to any Recovery Event, the Cash Proceeds (net of reasonable costs and taxes incurred in connection with such Recovery Event) received in connection with the respective Recovery Event.

     "Net QPO Proceeds" shall mean, with respect to the QPO, the Cash Proceeds resulting therefrom net of expenses of the QPO, and incremental taxes paid or payable as a result thereof.

     "Non-Defaulting Lender" shall mean each Lender other than a Defaulting Lender.

     "Non-OEI Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit other than the OEI Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit other than the OEI Letters of Credit.

     "Note" shall mean each Dollar Revolving Note, each Canadian Revolving Note, the Swingline Note, each Term Note and each Competitive Bid Note.

     "Notice of Borrowing" shall have the meaning provided in Section 1.03(a).

     "Notice of Competitive Bid Borrowing" shall have the meaning provided in
Section 1.04(a).

     "Notice of Conversion" shall have the meaning provided in Section 1.07 (a).

     "Notice Office" shall mean the office of the Agent located at 1 Federal Street, Boston, MA 02110, MA-OF-DO7C (tel.: 617-346-4665; fax: 617-346-5409),
Attention: Agency Services.

     "Obligation Currency" shall have the meaning provided in Section 12.18(a).

     "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Agent, the Collateral Agent, the Canadian Co-Agent, the Letter of Credit Issuer or any Lender pursuant to the terms of this Agreement or any other Credit Document.

     "OEI Acquisition" shall mean the acquisition pursuant to the OEI Purchase Agreement by the Borrowers or their Subsidiaries subsequent to the Effective Date of all of the outstanding capital stock of Office Electronics, Inc. for an aggregate purchase price not to exceed $21,000,000, of which not more than $10,500,000 will be paid in cash on the date the OEI Acquisition becomes effective and the remainder shall be paid with the OEI Promissory Notes.

     "OEI Letters of Credit" shall mean the Letters of Credit issued to Workflow to secure its obligations in respect of the OEI Promissory Notes.

     "OEI Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding OEI Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all OEI Letters of Credit.

     "OEI Purchase Agreement" shall mean the Purchase Agreement among Workflow, Office Electronics, Inc. and the other parties thereto pursuant to which Workflow makes the OEI Acquisition.

     "OEI Promissory Notes" shall mean the promissory note by Workflow payable to the order of the "OEI Stockholders Agent" as defined in the OEI Purchase Agreement in the aggregate principal amount of $2,500,000 and due six months after the effective date of the OEI Acquisition and the promissory note by Workflow payable to the order of "OEI Stockholders Agent" as defined in the OEI Purchase Agreement in the aggregate principal amount of $8,000,000 and due one year after the effective date of the OEI Acquisition

     "1186202 Ontario" shall mean 1186202 Ontario Limited, an Ontario corporation and the direct parent company of 1305995 Ontario.

     "1305995 Ontario" shall mean 1305995 Ontario Inc, an Ontario corporation and the direct parent company of DBF.

     "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuation in currency values.

     "Participant" shall have the meaning provided in Section 2.04(a).

     "Payment Office" shall mean (i) in respect of Dollar Loans, incurred by Workflow, Letters of Credit, Fees and, except as provided in clause (ii) below, all other amounts owing under this Agreement and the other Credit Documents, the office of the Agent located at One Federal Street, Boston, MA 02110, ABA Number:
011500010, Reference: Workflow, Account Number: 151035203156, Attention: Agency Services (MA DE 10307C) and (ii) in respect of Canadian Loans incurred by DBF, such office as the Canadian Co-Agent may designate in writing as such to the other parties hereto.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

     "Percentage" of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Commitment of such Lender at such time and the denominator of which is the Total Revolving Commitment at such time. Notwithstanding anything to the contrary contained above, if the Percentage of any Lender is to be determined after the Total Revolving

Commitment has been terminated, then the Percentages of the Lenders shall be determined immediately prior (and without giving effect) to such termination.

     "Permitted Acquisition" shall have the meaning provided in Section 8.02(f).

     "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the Mortgage Policy delivered with respect thereto, all of which exceptions must be acceptable, on the date of delivery of such Mortgage Policy, to the Agent.

     "Permitted Liens" shall have the meaning provided in Section 8.03.

     "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) Workflow or a Subsidiary of Workflow or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which Workflow, or a Subsidiary of Workflow or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

     "Pledge Agreement" shall mean and include each of the U.S. Pledge Agreement, each Canadian Pledge Agreement and each other pledge agreement required to be executed pursuant to Section 8.12.

     "Pledged Securities" shall mean all the Pledged Securities as defined in the applicable Pledge Agreement.

     "Prime Lending Rate" shall mean the rate which the Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

     "Purchase Pro.com Shares" shall mean shares of common stock of Purchase Pro.com, Inc., a Nevada corporation.

     "PSD Interest Period" shall mean an Interest Period commenced prior to the Syndication Date, each of which Interest Periods must satisfy the requirements of Section 1.10(v).

     "QPO" shall mean an initial public offering of the common stock of iGetSmart.com.

     "QPO Documents" shall mean the registration statement of iGetSmart.com relating to the registration of its common stock in connection with the QPO, and all other documents or agreements related to the consummation of the QPO, including, without limitation, all underwriting or similar agreements and all documents related thereto filed with the SEC.

     "Qualified Preferred Stock" shall mean any preferred stock of Workflow so long as the terms of any such preferred stock (i) do not provide any collateral security, (ii) do not provide any guaranty or other support by any Subsidiary of Workflow, (iii) do not require the cash payment of dividends, (iv) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision, (v) do not contain any covenants other than periodic reporting requirements, (vi) do not grant the holders thereof any voting rights except for (x) voting rights required to be granted to such holders under applicable law and (y) limited customary voting rights on fundamental matters such as mergers, consolidations, sales of all or substantially all of the assets of Workflow or liquidations involving Workflow,
(vii) do not provide for the conversion into, or the exchange for (unless at the sole discretion of the issuer thereof), debt securities and (viii) are otherwise reasonably satisfactory to the Agent.

     "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

     "Recovery Event" shall mean the receipt by Workflow or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of Workflow or any of its Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 7.03.

     "Register" shall have the meaning provided in Section 12.17.

     "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

     "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successors to all or a portion thereof.

     "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

     "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

     "Reinvestment Assets" shall mean (i) in the case of any Asset Sale, any assets to be employed in, and/or the capital stock of any Person engaged in, the business of Workflow and its Subsidiaries, and (ii) in the case of any Recovery Event, any assets purchased or constructed in replacement of the assets subject to such Recovery Event.

     "Reinvestment Election" shall have the meaning provided in Section 3.03(b).

     "Reinvestment Notice" shall mean a written notice signed by the president, any vice-president or an Authorized Financial Officer of Workflow or DBF stating that Workflow, in good faith, intends and expects to use all or a specified portion of (i) the Net Cash Proceeds of an Asset Sale to purchase, construct or otherwise acquire Reinvestment Assets or (ii) the Net Insurance Proceeds of a Recovery Event to purchase or construct Reinvestment Assets, which Reinvestment Notice also shall set forth (in each case) in reasonable detail the approximate amount of the transaction costs and incremental taxes incurred or payable in connection with any such Asset Sale or Recovery Event.

     "Reinvestment Reduction Amount" shall mean, with respect to any Reinvestment Election, the amount, if any, on the Reinvestment Reduction Date relating thereto by which (x) the Anticipated Reinvestment Amount in respect of such Reinvestment Election exceeds (y) the aggregate amount thereof expended by Workflow and its Subsidiaries to acquire or construct Reinvestment Assets.

     "Reinvestment Reduction Date" shall mean, with respect to any Reinvestment Election, the earliest of (i) the date, if any, upon which a Default or an Event of Default shall have occurred, (ii) the date occurring one year after the making of such Reinvestment Election and (iii) the date on which Workflow or the respective Subsidiary shall have determined not to, or shall have otherwise ceased to, proceed with the purchase, construction or other acquisition of Reinvestment Assets with the related Anticipated Reinvestment Amount.

     "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

     "Replaced Lender" shall have the meaning provided in Section 1.14.

     "Replacement Lender" shall have the meaning provided in Section 1.14.

     "Reply Date" shall have the meaning provided in Section 1.04(b).

     "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection
 .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

     "Response Date" shall have the meaning provided in Section 1.17(a).

     "Required Lenders" shall mean Non-Defaulting Lenders the sum of whose Revolving Commitments (or after the termination thereof, outstanding Revolving Loans, Canadian Term Loans, Competitive Bid Loans and Percentages of outstanding Swingline Loans and Letter of Credit Outstandings) and outstanding Dollar Term Loans represent an amount greater than 50% (a) of the Total Revolving Commitment less the Revolving Commitments of Defaulting Lenders plus (b) the aggregate amount of all Dollar Term Loans outstanding to all Lenders (or after the termination of the Total Revolving Commitment, the sum of (a) the then total outstanding Revolving Loans, Canadian Term Loans and Competitive Bid Loans of Non-Defaulting Lenders and the aggregate Percentages of all Non-Defaulting Lenders in outstanding Swingline Loans and Letter of Credit Outstandings at such time plus (b) the aggregate amount of all Dollar Term Loans outstanding to all Lenders). For purposes of determining Required Lenders, all outstanding Loans and Revolving Commitments, as the case may be, that are denominated in Dollars will be calculated in Dollars and all Loans and Revolving Commitments, as the case may be, denominated in Canadian Dollars will be calculated according to the Dollar Equivalent thereof.

     "Revolver Lender" shall mean at any time any Lender with a Percentage greater than zero at such time or to which Revolving Loans or Canadian Term Loans are owing at such time, including, without limitation, any Canadian Lender.

     "Revolving Commitment" shall mean, at any time and with respect to each Lender, the amount set forth opposite such Lender's name in Annex I-A directly under the column entitled "Revolving Commitment," as the same may be reduced from time to time pursuant to Section 3.02, 3.03 or 9 or adjusted from time to time as a result of assignments to or from such Lender as provided for in Sections 1.14 and 12.04.

     "Revolving Credit Exposure" shall mean, for any Lender at any time, the sum of (i) the aggregate principal amount of all Revolving Loans or Canadian Term Loans made by such Lender (and its Affiliates, if any, acting as a Canadian Lender, and, for this purpose, using the Dollar Equivalent of the principal amount or Face Amount, as the case may be, of all Canadian Loans then outstanding from such Lender or any Affiliate thereof acting as a Canadian Lender) plus (ii) the product of (A) such Lender's Dollar Percentage and (B) the sum of (x) the aggregate amount of all Letter of Credit Outstandings at such time and (y) the aggregate principal amount of all Swingline Loans then outstanding.

     "Revolving Loan" shall have the meaning provided in Section 1.01(a).

     "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

     "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b).

     "Secured Creditors" shall have the meaning assigned in the respective Security Documents.

     "Security Agreement" shall mean and include each of the U.S. Security Agreement, each Canadian Security Agreement and each other security agreement required to be executed pursuant to Section 8.12.

     "Security Agreement Collateral" shall mean all "Collateral" as defined in the applicable Security Agreement.

     "Security Documents" shall mean and include each Security Agreement, the Mortgages and each Pledge Agreement.

     "Senior Leverage Ratio" shall mean, as at any date with respect to any Person, the ratio of Senior Indebtedness at such date to Consolidated EBITDA for the Test Period then last ended (including on such date), in each case of such Person

     "Senior Indebtedness" shall mean, at any time with respect to Workflow and its Subsidiaries, the remainder of (A) Total Indebtedness of such persons at such time, minus (B) Subordinated Indebtedness of such persons at such time.

     "Shareholders' Agreements" shall have the meaning provided in Section 5.15(iii).

     "Specified Subsidiaries" shall mean each Subsidiary of Workflow acquired after the Effective Date as permitted pursuant to this Agreement, which, at the time of the acquisition thereof, was the obligor with respect to Indebtedness and/or the property of which was subject to Liens securing Indebtedness, in each case, incurred other than pursuant to this Agreement and the other Credit Documents and that will remain outstanding after giving effect to such acquisition.

     "Stated Amount" of each Letter of Credit shall mean the maximum amount available to be drawn thereunder (regardless of whether any conditions for drawing could then be met).

     "Subordinated Indebtedness" shall mean Existing Subordinated Indebtedness and Additional Subordinated Indebtedness.

     "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture, limited liability or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time.

     "Subsidiary Guarantor" shall mean, at any time, each U.S. Subsidiary Guarantor and each Foreign Subsidiary of Workflow required to execute and deliver the U.S. Subsidiaries Guaranty, the Canadian Guaranty and/or any other guaranty required to be executed pursuant to Section 8.12, as the case may be.

     "Swingline Expiry Date" shall mean the date which is five Business Days prior to the Final Maturity Date.

     "Swingline Loan" shall have the meaning provided in Section 1.01(c).

     "Swingline Note" shall have the meaning provided in Section 1.06(a).

     "Syndication Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Syndication Agent.

     "Syndication Date" shall mean the earlier of (x) the date which is 90 days after the Effective Date and (y) the date upon which the Agent determines in its sole discretion (and notifies Workflow) that the primary syndication of the Total Revolving Commitment and Dollar Term Loans (and the resulting addition of institutions as Lenders pursuant to Section 12.04) has been completed.

     "Taxes" shall have the meaning provided in Section 4.04.

     "Tax Sharing Agreements" shall have the meaning provided in Section 5.15(iii).

     "Term Loans" shall mean the Dollar Term Loans and the Canadian Term Loans.

     "Test Period" shall mean, with respect to any Person, (i) for any determination of the Consolidated Interest Coverage Ratio of Workflow made on or prior to the last day of Workflow's fiscal year ending closest to April 30, 1999, the period from the Effective Date through and including the last day of Workflow's most recently ended fiscal quarter (in each case taken as one accounting period) and (ii) for any period thereafter and for any determination of the Leverage Ratio of Workflow, a period of four consecutive fiscal quarters of such Person ended on the last day of the then most recently ended fiscal quarter of such Person.

     "Total Canadian Sub-Commitment" shall mean, at any time, but otherwise subject to the provisions of Section 1.16, the sum of the Canadian Sub-Commitments of all Canadian Lenders at such time; provided, that in no event shall the Total Canadian Sub-Commitment exceed at any time the lesser of (x) $50,000,000 and (y) the Total Revolving Commitment at such time.

     "Total Competitive Bid Loan Limit" shall mean $50,000,000.

     "Total Dollar Revolving Sub-Commitment" at any time shall mean the sum of the Dollar Revolving Sub-Commitments of all of the Lenders at such time; provided that at no time shall the Total Dollar Revolving Sub-Commitment exceed the Total Revolving Commitment as then in effect.

     "Total Indebtedness" shall mean, at any time with respect to any Person, the remainder of (A) (i) all indebtedness of such Person and its Subsidiaries for borrowed money at such time, (ii) all Indebtedness of such Person and its Subsidiaries of the type described in clauses (iii), (iv) and (v) of the definition of Indebtedness at such time and (iii) all Contingent Obligations of such Person and its Subsidiaries in respect of Indebtedness of the type described in preceding clauses (i) and (ii) at such time, in each case determined on a consolidated basis, minus (B) the aggregate amount of all unrestricted cash and Cash Equivalents as would be reflected on the consolidated balance sheet of such Person at such time in accordance with GAAP, provided that in no event shall more than $500,000 in the aggregate be subtracted at any time pursuant to this clause (B).

     "Total Revolving Commitment" shall mean the sum of the Revolving Commitments of each of the Lenders.

     "Transaction" shall mean the entering into of this Agreement and the other Credit Documents.

     "Type" shall mean the type of Loan determined with respect to the interest option applicable thereto, i.e., whether a Base Rate Loan, a Canadian Prime Rate Loan, a Eurodollar Loan or a Bankers' Acceptance Loan.

     "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

     "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan, determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding accrued but unpaid contributions).

     "Unpaid Drawing" shall have the meaning provided in Section 2.03(a).

     "Unutilized Total Revolving Commitment" shall mean, at any time, an amount equal to the Total Revolving Commitment at such time less the Utilized Total Revolving Commitment at such time.

     "U.S. Credit Party" shall mean and include Workflow and each U.S. Subsidiary Guarantor.

     "U.S. Obligations" shall mean all Obligations that are not Canadian Obligations.

     "U.S. Office Products" shall mean U.S. Office Products Company, a Delaware corporation.

     "U.S. Pledge Agreement" shall have the meaning provided in Section 5.11(a).

     "U.S. Security Agreement" shall have the meaning provided in Section
5.11(c).

     "U.S. Subsidiary Guarantor" shall mean each Domestic Subsidiary of Workflow and iGetSmart.com.

     "U.S. Subsidiaries Guaranty" shall have the meaning provided in Section 5.10(a).

     "Utilized Revolving Commitment" with respect to any Lender, at any time, shall mean an amount equal to the sum of (I) the aggregate principal amount of all Revolving Loans, Canadian Term Loans and Swingline Loans made by such Lender (including any Affiliate of any such Lender acting as a Canadian Lender) and then outstanding (taking the Dollar Equivalent of the principal amount or Face Amount, as the case may be, in the case of Canadian Loans then outstanding) plus
(II) such Lender's Dollar Percentage of the Letter of Credit Outstandings at such time plus (III) the product of (A) the aggregate principal amount of all Competitive Bid Loans made by such Lender and then outstanding and (B) such Lender's Dollar Percentage of the Total Revolving Commitment.

     "Utilized Total Revolving Commitment" shall mean, at any time, an amount equal to the sum of (I) the aggregate outstanding principal amount or Face Amount, as the case may be, of all Revolving Loans and Canadian Term Loans at such time (for this purpose, taking the Dollar Equivalent thereof in the case of Canadian Loans then outstanding) plus (II) the aggregate principal amount of all Swingline Loans then outstanding plus (III) the then aggregate amount of all Letter of Credit Outstandings plus (IV) the aggregate principal amount of all Competitive Bid Loans then outstanding.

     "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than directors qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

     "Workflow" shall have the meaning provided in the first paragraph of this Agreement.

     "Written" or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile device, telegraph or cable.

     SECTION 11.  The Agent.
                  ---------

     11.01  Appointment.  Each Lender hereby irrevocably designates and appoints
            -----------
Fleet as Agent of such Lender (such term to include for purposes of this Section 11, Fleet acting as Collateral Agent) to act as specified herein and in the other Credit Documents, and each such Lender hereby irrevocably authorizes Fleet as the Agent to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Each Lender hereby irrevocably authorizes the Canadian Co-Agent to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Canadian Co-Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Each of the Agent and the Canadian Co-Agent agrees to act as such upon the express conditions contained in this Section 11. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Credit Document, neither the Agent nor the Canadian Co-Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent or the Canadian Co-Agent. The Agent is nevertheless a "representative" of the Lenders, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Lenders and the Agent with respect to all collateral security and guaranties contemplated by the Credit Documents. Such actions include the designation of the Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Lenders and the Agent. The provisions of this Section 11 are solely for the benefit of the Agent, the Canadian Co-Agent and the Lenders, and neither the Borrowers nor any of their respective Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, each of the Agent and the Canadian Co-Agent shall act solely as agent of the Lenders and neither the Agent nor the Canadian Co-Agent shall be deemed to have assumed any obligation or relationship of agency or trust with or for any Borrower or any of their respective Subsidiaries. In addition to the foregoing powers, each Lender hereby expressly authorizes the Agent and the Collateral Agent to amend or to amend and restate each of the "Security Documents" as defined in the Existing Credit Agreement to the extent that such Security Documents are amended or amended and restated in connection with the effectiveness of this Agreement or the occurrence of the Canadian Effective Date.

     11.02  Delegation of Duties.  Each of the Agent and the Canadian Co-Agent
            --------------------
may execute any of its duties under this Agreement or any other Credit Document (including any Security Document) by or through agents, subcollateral agents or attorneys-in-fact (each of whom shall be entitled to the benefits of this Section 11 to the same extent as the Agent or the Canadian Co-Agent, as applicable) and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Agent nor the Canadian Co-Agent shall be responsible for the negligence or misconduct of any agents, sub-collateral agents or attorneys-in-fact selected by it with reasonable care.

     11.03  Exculpatory Provisions.  None of the Agent, the Canadian Co-Agent
            ----------------------
nor any of their officers, directors, employees, agents, sub-collateral agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrowers, any of their respective Subsidiaries or any of their respective officers contained in this Agreement or the other Credit Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent or the Canadian Co-Agent under or in connection with, this Agreement or any other Credit Document or for any failure of any Borrower or any of their respective Subsidiaries or any of their respective officers to perform its obligations hereunder or thereunder. Neither the Agent nor the Canadian Co-Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Credit Documents, or to inspect the properties, books or records of the Borrowers or any of their respective Subsidiaries. Neither the Agent nor the Canadian Co-Agent shall be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent or the Canadian Co-Agent to the Lenders or by or on behalf of the Borrowers or any of their respective Subsidiaries to the Agent, the Canadian Co-Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

     11.04  Reliance by Agent. Each of the Agent and the Canadian Co-Agent shall
            -----------------
be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers or any of their respective Subsidiaries), independent accountants and other experts selected by the Agent or the Canadian Co-Agent. Each of the Agent and the Canadian Co-Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each of the Agent and the Canadian Co-Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

     11.05  Notice of Default.  Neither the Agent nor the Canadian Co-Agent
            -----------------
shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Person has actually received notice from a Lender or any Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     11.06  Non-Reliance on Agent and other Lenders.  Each Lender expressly
            ---------------------------------------
acknowledges that none of the Agent, the Canadian Co-Agent nor any of their respective officers, directors, employees, agents, sub-collateral agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Agent or the Canadian Co-Agent hereinafter taken, including any review of the affairs of the Borrowers or any of their respective Subsidiaries, shall be deemed to constitute any representation or warranty by the such Person to any Lender. Each Lender represents to each of the Agent and the Canadian Co-Agent that it has, independently and without reliance upon the Agent, the Canadian Co-Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Borrowers and their respective Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent, the Canadian Co-Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Borrowers and their respective Subsidiaries. Neither the Agent nor the Canadian Co-Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of any Borrower or any of their respective Subsidiaries which may come into the possession of the Agent, the Canadian Co-Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     11.07  Indemnification.  The Lenders agree to indemnify each of the Agent
            ---------------
and the Canadian Co-Agent in its capacity as such ratably according to their respective "percentages" as used in determining the Required Lenders at such time, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent or the Canadian Co-Agent in their capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Agent or the Canadian Co-Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrowers or any of their respective Subsidiaries; provided, that no Lender
                                                   --------
shall be liable to the Agent or the Canadian Co-Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of such Person (as finally determined by a court of competent jurisdiction). To the extent any Lender would be required to indemnify the Agent or the Canadian Co-Agent pursuant to the immediately preceding sentence but for the fact that it is a Defaulting Lender, such Defaulting Lender shall not be entitled to receive any portion of any payment or other distribution hereunder until each other Lender shall have been reimbursed for the excess, if any, of the aggregate amount paid by such Lender under this
Section 11.07 over the aggregate amount such Lender would have been obligated to pay had such first Lender not been a Defaulting Lender. If any indemnity furnished to the Agent or the Canadian Co-Agent for any purpose shall, in the opinion of such Person be insufficient or become impaired, such Person may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this
Section 11.07 shall survive the payment of all Obligations.

     11.08  Agent in its Individual Capacity.  Each of the Agent and the
            --------------------------------
Canadian Co-Agent and their affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Borrower and any of their respective Subsidiaries and Affiliates as though such Person were not the Agent or Canadian Co-Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, each of the Agent and the Canadian Co-Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent or the Canadian Co-Agent and the terms "Lender" and "Lenders" shall include each of the Agent and the Canadian Co-Agent in its individual capacity.

     11.09  Holders. Each of the Agent and the Canadian Co-Agent may deem and
            -------
treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with such Person. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

     11.10  Resignation of the Agent; Successor Agent.
            -----------------------------------------

            (a) Each of the Agent and the Canadian Co-Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Lenders. Such resignation shall take effect upon the appointment of a successor Agent or Canadian Co-Agent, as applicable, pursuant to clauses
(b) and (c) below or as otherwise provided below.

            (b) Upon any such notice of resignation by the Agent or the Canadian Co-Agent, the Required Lenders shall appoint a successor Agent or Canadian Co-Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to Workflow.

            (c) If a successor Agent or Canadian Co-Agent shall not have been so appointed within such 15 Business Day period, the Agent with the consent of Workflow (which consent shall not be unreasonably withheld or delayed), shall then appoint a successor Agent or Canadian Co-Agent, as applicable, who shall serve a successor Agent or Canadian Co-Agent, as applicable, as provided above.

            (d) If no successor Agent or Canadian Co-Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Agent or Canadian Co-Agent, as applicable, the Required Lenders shall thereafter perform all the duties of the Agent (or the Canadian Lenders shall thereafter perform all of the duties of the Canadian Co-Agent, as applicable) hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Agent or Canadian Co-Agent as provided above.

     11.11  Syndication Agent and Co-Agents.  None of the Co-Agents or the
            -------------------------------
Syndication Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to it as Lender as such and shall not have any fiduciary relationship with any other Lender. Each Lender makes the same acknowledgements with respect to each Co-Agent and the Syndication Agent as it makes with respect to the Agent and Canadian Co-Agent in Section 11.06.

     SECTION 12.  Miscellaneous.
                  -------------

     12.01  Payment of Expenses, etc.  The Borrowers jointly and severally agree
            ------------------------
to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent, the Canadian Co-Agent and the Arranger (including, without limitation, the reasonable fees and disbursements of Bingham Dana LLP and local counsel) in connection with the negotiation, preparation, execution and delivery and administration of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto and in connection with the Agent's and the Arranger's syndication efforts with respect to this Agreement; (ii) pay all reasonable out-of-pocket costs and expenses of the Agent, the Canadian Co-Agent and each of the Lenders in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein and, after an Event of Default shall have occurred and be continuing, the protection of the rights of the Agent, the Canadian Co-Agent and each of the Lenders thereunder, including in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings (including, without limitation, in each case the reasonable fees and disbursements of counsel (including in-house counsel) for the Agent and for each of the Lenders); (iii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iv) indemnify the Agent, the Collateral Agent, the Canadian Co-Agent and each Lender, their subsidiaries and affiliates, and their officers, directors, employees, representatives, agents and sub-collateral agents (each an "Indemnitee") from and hold each of them harmless against any and all losses, liabilities, claims, damages, settlement payments, obligations, actions or causes of action, costs or expenses incurred, suffered, sustained or required to be paid by any of them as a result of, or arising out of, or in any way related to, or by reason of this Agreement, the other Credit Documents and any transaction related thereto, including, without limitation (a) any investigation (other than those undertaken pursuant to Section 7.02), litigation or other proceeding (whether or not the Agent, the Collateral Agent, the Canadian Co-Agent or any Lender is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any other transactions contemplated in any Credit Document, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by any Borrower or any of their respective Subsidiaries, the Release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned, leased or operated by such Borrower or any of its Subsidiaries, the non-compliance by any Borrower or any of their respective Subsidiaries of any Real Property with foreign, federal, state and local laws, regulations, ordinances or Environmental Laws (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim relating to any Borrower or any of their respective Subsidiaries or any Real Property owned, leased or at any time operated by any Borrower or any of their respective Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel acting for the Agent, the Canadian Co-Agent and the Lenders and not reasonably objectionable to the Borrowers incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as finally determined by the court of competent jurisdiction)). The Agent, the Canadian Co-Agent and each Lender shall be entitled to select their own counsel not reasonably objectionable to the Borrowers in connection with any of the matters set forth in this Section 12.01. To the extent that the undertaking to indemnify, pay or hold harmless any Person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

     12.02  Right of Setoff.  In addition to any rights now or hereafter granted
            ---------------
under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Borrower or any of their Subsidiaries or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches, agencies and affiliates of such Lender wherever located) to or for the credit or the account of any Borrower or any Subsidiary Guarantor against and on account of the Obligations and liabilities of any Borrower or any Subsidiary Guarantor to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of the Borrowers or any of their Subsidiaries purchased by such Lender pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

     12.03  Notices.  Except as otherwise expressly provided herein, all notices
            -------
and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents, as the case may be; if to any Lender, at its address specified for such Lender on Annex II; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective (x) three Business Days after deposited in the mails, (y) one Business Day after delivered to the telegraph company, cable company or a recognized, overnight courier, as the case may be, or (z) when sent by telex or telecopier, except that notices and communications to the Agent or the Canadian Co-Agent shall not be effective until received by such Person.

     12.04  Benefit of Agreement.
            --------------------

            (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable, by the respective successors and assigns of the parties hereto; provided, that no Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lenders and, provided further, that, although any Lender may transfer, assign or grant
----------------
participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder and, provided further, that no
                                                       ----------------
Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan or Letter of Credit (unless such Letter of Credit is not extended beyond the Final Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 12.07(a) shall not constitute a reduction in the rate of interest or Fees for the purposes of this clause (i)), or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Revolving Commitment shall not constitute a change in the terms of such participation, and that an increase in any Revolving Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement to the extent relating to such participation or
(iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents). In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation.

          (b) Notwithstanding the foregoing, any Lender may (x) assign all or a portion of its Revolving Commitment and/or Term Loans (and related outstanding Obligations hereunder) to any Affiliate of such Lender or to one or more Lenders or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Lender, of its Revolving Commitment and/or Dollar Term Loans (and related outstanding Obligations hereunder) to one or more Eligible Transferees, provided that (i) the assignment by any Lender of its Canadian Sub-Commitment (or any portion thereof) shall constitute the assignment of a like amount of such Lender's (or its respective Affiliate's) Revolving Commitment, (ii) any assignment of all or any portion of the Revolving Commitment of any Lender shall be required to be accompanied by the assignment of all or such portions of the Canadian Sub-Commitment and/or Dollar Revolving Sub-Commitment of such Lender (or its respective Affiliate) as is equal, in the aggregate, to the amount of the Revolving Commitment being so assigned, (iii) any assignment of all or any portion of the Revolving Commitment and related outstanding Obligations shall be made on a basis such that the respective assignee participates in Revolving Loans and in Letter of Credit Outstandings, in accordance with the Revolving Commitment (and Canadian Sub-Commitment described above) so assigned, (iv) at such time Annexes I-A, I-B and I-C shall be deemed modified to reflect the Revolving Commitments, Canadian Sub-Commitments and Dollar Term Loan Commitments of such new Lender and of the existing Lenders, (v) upon surrender of the old Notes (if any), new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender upon the request of such new Lender and such new Notes to be in conformity with the requirements of Section 1.06 to the extent needed to reflect the revised Revolving Commitments and Dollar Terms, (vi) the consent of Workflow (so long as no Default or Event of Default then exists) and the Agent shall be required in connection with any such assignment pursuant to clause (y) above (each of which consents shall not be unreasonably withheld or delayed), (vii) the Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500,
(viii) no assignment shall be effective until recorded by the Agent on the Register pursuant to Section 12.17 and (ix) after such assignment neither the assigning Lender's nor the assignee Lender's Revolving Commitment plus its
                                                                  ----
Dollar Term Loans outstanding shall be less than $10,000,000, provided that the
                                                              --------
assigning Lender's Revolving Commitment plus its Dollar Term Loans outstanding
                                        ----
may be $0 after such assignment. If any Lender so sells or assigns all or a part of its rights hereunder or under the Notes, any reference in this Agreement or the Notes to such assigning Lender shall thereafter refer to such Lender and to the respective assignee to the extent of their respective interests and the respective assignee shall have, to the extent of such assignment

(unless otherwise provided therein), the same rights and benefits as it would if it were such assigning Lender. Each assignment pursuant to this Section 12.04(b) shall be effected by the assigning Lender and the assignee Lender executing an Assignment and Assumption Agreement substantially in the form of Exhibit K, appropriately completed (each, an "Assignment and Assumption Agreement"). To the extent of any assignment pursuant to this Section 12.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Revolving Commitment and Term Loans. At the time of each assignment pursuant to this Section 12.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall, to the extent legally entitled to do so, provide to Workflow the appropriate Internal Revenue Service Forms (and, if applicable, a
Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Lender's Revolving Commitments and/or Dollar Term Loans and related outstanding Obligations pursuant to Section
1.14 or this Section 12.04(b) would, at the time of such assignment, result in increased costs under Sections 1.11, 2.05 or 4.04 from those being charged by the respective assigning Lender prior to such assignment, then Workflow shall not be obligated to pay such increased costs (although Workflow, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

            (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Lender in support of borrowings made by such Lender from such Federal Reserve Lender.

     12.05  No Waiver; Remedies Cumulative.  No failure or delay on the part of
            ------------------------------
the Agent, the Collateral Agent, the Canadian Co-Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and the Agent, the Collateral Agent, the Canadian Co-Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent, the Collateral Agent, the Canadian Co-Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Canadian Co-Agent, the Collateral Agent or the Lenders to any other or further action in any circumstances without notice or demand.

     12.06  Payments Pro Rata.
            -----------------

            (a) Each of the Agent and the Canadian Co-Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party., it shall, except as otherwise provided in this Agreement, distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

            (b) Except to the extent that this Agreement provides for payments to be allocated to the Lenders with particular Obligations, (i) if any Lender shall at any time receive any payment of all or part of its U.S. Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9.05, pursuant to any Security Document or otherwise) (a "U.S. Benefited Lender"), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's U.S. Obligations owing to such other Lender, or interest thereon, such U.S. Benefited Lenders shall purchase for cash from the other Lenders with U.S. Obligations a participating interest in such portion of each such other Lender's U.S. Obligations owning to each such other Lenders, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such U.S. Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders with U.S. Obligations; provided,
                                                                 --------
however, that if all or any portion of such excess payment or benefits is
-------
thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest and (ii) if any Lender shall at any time receive any payment of all or part of its Canadian Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9.05, pursuant to any Security Document or otherwise)(a "Canadian Benefited Lender"), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Canadian Obligations owing to such other Lender, or interest thereon, such Canadian Benefited Lenders shall purchase for cash from the other Lenders with Canadian Obligations a participating interest in such portion of each such other Lender's Canadian Obligations owning to each such other Lenders, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Canadian Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders with Canadian Obligations; provided, however, that if
                                                    -----------------
all or any portion of such excess payment or benefits is thereafter recovered from such Canadian Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery.

     12.07  Calculations; Computations.
            --------------------------

            (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Workflow to the Lenders); provided, that (i) for purposes of determining compliance with any incurrence tests set forth in
Section 8 (excluding Sections 8.09 and 8.10), any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars) shall be converted into Dollars on the basis of the Dollar Equivalent of the respective amounts as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate, Dollar limitation provided for therein (and to the extent the respective incurrence test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the Dollar Equivalent of the respective amounts as in effect on the date any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding at any time) and (ii) except as otherwise specifically provided herein, all computations determining compliance with Section 8, including definitions used therein, shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the year end financial statements delivered to the Lenders pursuant to Section 6j 0(b).

            (b) All computations of interest on Base Rate Loans, Canadian Prime Rate Loans, Eurodollar Loans and Fees (including Letter of Credit Fees and Facing Fees, but excluding

Acceptance Fees) hereunder shall be, made on the basis of the actual number of days elapsed over a year of 360 days. Acceptance Fees shall be calculated on the basis of the term of maturity of the Bankers' Acceptance and a year of 365 days.

            (c) For purposes of the Interest Act (Canada), (i) whenever any interest or fee under this Agreement is calculated using a rate based on a year of 360 or 365 days, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 or 365 days, as the case may be, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360 or 365, as the case may be, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement, and
(iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

     12.08  GOVERNING LAW; SUBMISSION TO JURISDICTION VENUE.
            -----------------------------------------------

            (A) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS (EXCEPT, IN THE CASE OF CERTAIN OF THE SECURITY DOCUMENTS AND THE CANADIAN PARENT GUARANTIES, AS SPECIFICALLY OTHERWISE PROVIDED THEREIN) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER IT, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER IT. EACH BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH BORROWER, AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 12.03, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT, THE CANADIAN CO-AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

            (B) EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN THE FIRST SENTENCE OF CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     12.09  Counterparts.  This Agreement may be executed in any number of
            ------------
counter parts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts executed by all the parties hereto shall be lodged with each Borrower and the Agent.

     12.10  Effectiveness; Canadian Effective Date.
            --------------------------------------

            (a) This Agreement shall become effective on the date (the "Effective Date") on which (i) the Borrowers, the Agent, the Canadian Co-Agent and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Agent at the Notice Office or, in the case of the Lenders, shall have given to the Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it and (ii) the conditions set forth in Section 5 are met to the satisfaction of the Agent and the Required Lenders. Unless the Agent has received actual notice from any Lender that the conditions contained in Section 5 have not been met to its satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Agent's good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Effective Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met. The Agent will give each Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

            (b) The "Canadian Effective Date" shall be the date on which the conditions to the occurrence of the Canadian Effective Date set forth in Section 5 are satisfied. Unless the Agent or the Canadian Co-Agent has received actual notice from any Canadian Lender that such conditions contained in Section 5 have not been met to its satisfaction, upon the Agent's and the Canadian Co-Agent's good faith determination that such conditions have been met, then the Canadian Effective Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met. The Agent will give each Borrower and each Lender prompt written notice of the occurrence of the Canadian Effective Date.

     12.11  Headings Descriptive.  The headings of the several sections and
            --------------------
subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     12.12  Amendment or Waiver.
            -------------------

            (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Required Lenders and the Borrowers (or, in the case of any Credit Document other than this Agreement, as otherwise provided therein); provided, that no such change, waiver, discharge or
                   --------
termination shall, without the consent of each Lender (other than a Defaulting Lender) being directly affected thereby, (i) extend the final scheduled maturity of any Loan or Note or extend the stated expiration date of any Letter of Credit beyond the Final Maturity Date, or reduce the rate or extend the time of payment of interest thereon (other than as a result of waiving the applicability of any post-default increase in interest rates) or Fees, or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 12.07(a) shall not constitute a reduction in the rate of interest or Fees for the purposes of this clause (i)),
(ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all of the Security Documents, or release any Guarantor from its obligations under any Guaranty to which it is a party (except (in each case) as expressly provided in the Credit Documents),
(iii) amend, modify or waive any provision of this Section 12.12 to the extent that any such amendment, modification or waiver would alter any of the voting provisions set forth in the other provisions of this Section 12.12, (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Revolving Commitments are included on the Effective Date) or (v) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement or any other Credit Document except in accordance with the terms hereof or thereof; provided further, that no such change, waiver, discharge or
                   ----------------
termination shall (w) increase the Revolving Commitment (or Canadian Sub-Commitment) or Dollar Term Loan Commitment of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Revolving Commitment shall not: constitute an increase of the Revolving Commitment (or Canadian Sub-Commitment) of any Lender, and that an increase in the available portion of any Revolving Commitment (or Canadian Sub-Commitment) or Dollar Term Loan Commitment of any Lender shall not constitute an increase in the Revolving Commitment (or Canadian Sub-Commitment) of such Lender), (x) without the consent of the Letter of Credit Issuer, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (y) without the consent of Fleet, amend or modify the obligation of Fleet to make Swingline Loans, the terms of any such Swingline Loans or the obligations of the Lenders to fund Mandatory Borrowings, or (z) without the consent of the Agent, amend, modify or waive any provision of Section 11 as same applies to the Agent or any other provision as same relates to the rights or obligations of the Agent.

          (b) If, in connection with any proposed change, waiver, discharge or termination with respect to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to
Section 12.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Workflow shall have the right, to replace each such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more Replacement Lenders pursuant to Section 1.14 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination, provided that Workflow shall not have the right to replace a Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 12.12(a).

     12.13  Survival.  All indemnities set forth herein including, without
            --------
limitation, in Section 1.11, 1.12, 2.05, 4.04, 11.07 or 12.01, shall survive the execution and delivery of this Agreement, the making and repayment of the Loans and, with respect to any Lender that makes any assignment pursuant to Section 12.04, shall survive such assignment for the benefit of such assigning Lender.

     12.14  Domicile of Loans.  Each Lender may transfer and carry its Loans at,
            -----------------
to or for the account of any branch office, Subsidiary or Affiliate of such Lender provided that no Borrower shall be responsible for costs arising under
Section 1.11, 2.05 or 4.04 resulting from any such transfer (other than a transfer pursuant to Section 1.13) to the extent such costs would not otherwise be applicable to such Lender in the absence of such transfer.

     12.15  Confidentiality.
            ---------------

            (a) Each of the Lenders agrees that it will use its best efforts not to disclose without the prior consent of Workflow (other than to its employees, auditors, counsel or other professional advisors, to affiliates or to another Lender if the Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to Workflow or any of its Subsidiaries which is furnished pursuant to this Agreement and which is designated by Workflow to the Lenders in writing as confidential provided that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, and (e) to any prospective transferee in connection with any contemplated transfer of any of the Loans or Notes or any interest therein by such Lender provided that such prospective transferee agrees to be bound by the provisions of this Section. In connection with any disclosure by a Lender pursuant to clause (c) of the immediately preceding sentence, such Lender agrees to use its best efforts to give Workflow prior notice of such disclosure to the extent such prior notice is practicable or permitted under the circumstances, although the failure to give any such notice shall not result in any liability of such Lender to Workflow or any of its Subsidiaries. No Lender shall be obligated or required to return any materials furnished by any Borrower or any Subsidiary of any Borrower. The Borrowers hereby agree that the failure of a Lender to comply with the provisions of this Section 12.15 shall not relieve any Borrower of any of its obligations to such Lender under this Agreement and the other Credit Documents.

            (b) Each of the Borrowers hereby acknowledges and agrees that each Lender may, in connection with the Transaction or the participation of such Lender pursuant to this Agreement and the other Credit Documents, share with any of its affiliates any information related to Workflow or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of Workflow and its Subsidiaries, provided such Persons shall be subject to the provisions of this Section 12.15 to the same extent as such Lender).

     12.16  Waiver of Jury Trial.  Each of the parties to this Agreement hereby
            --------------------
irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby.

     12.17  Register.  The Borrowers hereby designate the Agent to serve as the
            --------
Borrowers' agent, solely for purposes of this Section 12.17, to maintain a register (the "Register") on which it will record the Revolving Commitments and Dollar Term Loan Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrowers' obligations in respect of such Loans. With respect to any Lender, the transfer of the Revolving Commitments and Dollar Term Loan Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Revolving Commitments or Dollar Term Loan Commitments shall not be effective until such transfer is recorded on the Register maintained by the Agent with respect to ownership of such Revolving Commitments, Dollar Term Loan Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Revolving Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Revolving Commitments, Dollar Term Loan Commitments and Loans shall be recorded by the Agent on the Register only upon the acceptance by the Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 12.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note (if any) evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender upon the request of any such Lender. The Borrowers jointly and severally agree to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this Section 12.17.

     12.18  Judgment Currency.
            -----------------

            (a) The Credit Parties' obligations hereunder and under the other Credit Documents to make payments in the respective Applicable Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Agent, the Canadian Co-Agent, the Collateral Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Agent, the Canadian Co-Agent, the Collateral Agent or such Lender under this Agreement or the other Credit Documents. If for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the Canadian Dollar Equivalent or the Dollar Equivalent thereof, as the case may be, and, in the case of other currencies, the rate of exchange (as quoted by the Agent or if the Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Agent) determined, in each case, as of the day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

            (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrowers covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

            (c) For purposes of determining the Canadian Equivalent or the Dollar Equivalent or any other rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

     12.19  Authorization for Quebec Security.  For greater certainty, and
            ---------------------------------
without limiting the powers of the Agent hereunder or under any of the Security Documents, DBF hereby acknowledges that the Agent shall, for purposes of holding any security granted by DBF on DBF's property pursuant to the laws of the Province of Quebec, be the holder of an irrevocable power of attorney (within the meaning of the Civil Code of Quebec) for all present and future Lenders, and in particular for all present and future holders of any debenture described in
Exhibit I-4. Each of the Lenders hereby irrevocably constitutes, to the extent necessary, the Agent as the holder of an irrevocable power of attorney (within the meaning of Article 2692 of the Civil Code of Quebec) in order to hold security granted by DBF in the Province of Quebec. Any assignee of any Lender shall be deemed to have confirmed and ratified the constitution of the Agent as the holder of such irrevocable power of attorney by execution of the relevant Assignment and Assumption Agreement. Notwithstanding the provisions of Section 32 of the Special Corporate Powers Act (Quebec), the Agent may acquire and be the holder of any debenture issued by DBF as contemplated under any of the Security Documents at any time and from time to time. DBF hereby acknowledges that any such debenture constitutes a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Quebec.

     12.20  Acknowledgment Regarding Canadian General Guaranty. The Lenders and
            --------------------------------------------------
the Agent hereby acknowledge that the obligations of the U.S. Credit Parties under the Canadian General Guaranty and the liens on the assets of the U.S. Credit Parties securing the U.S. Credit Parties' obligations in respect of the Canadian General Guaranty are subordinate and junior to the obligations of the U.S. Credit Parties in respect of their other Obligations (including, without limitation, in respect of the Dollar Loans and the Letters of Credit).

     SECTION 13.  Transitional Arrangements.
                  -------------------------

     13.01  Existing Credit Agreement Superseded. This Agreement shall supersede
            ------------------------------------
the Existing Credit Agreement in its entirety, except as provided in this (S)13. On the Effective Date, the rights and obligations of the parties under the Existing Credit Agreement and the "Notes" as defined therein shall be subsumed within and be governed by this Agreement and the Notes; provided, however, that each of the "Revolving Loans", "Swingline Loans" and "Competitive Bid Loans" (as each such term is defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement on the Effective Date shall, for purposes of this Agreement, be included as, respectively, as Revolving Loans or Swingline Loans and Competitive Bid Loans and each of the "Letters of Credit" (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement on the Effective Date shall be Letters of Credit.

     13.02  Return and Cancellation of Notes. Upon its receipt of the Notes to
            --------------------------------
be delivered hereunder on the Effective Date, each Bank will promptly return to the Borrower, marked "Exchanged" or "Cancelled," as applicable, the Notes of the Borrower held by such Bank pursuant to the Existing Credit Agreement, if any.

     13.03  Interest and Fees Under Superseded Agreement. All interest and all
            --------------------------------------------
commitment and other fees and expenses owing or accruing under or in respect of the Existing Credit Agreement shall be calculated as of the Effective Date (prorated in the case of any fractional periods), and shall be paid on the dates and in accordance with the method specified in the Existing Credit Agreement, as if the Existing Credit Agreement were still in effect.


                                     * * *

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.


Address:                             WORKFLOW MANAGEMENT, INC.

240 Royal Palm Way
Palm Beach, FL  33480
(561) 659-6551                   By  /s/ Workflow Management, Inc.
                                   --------------------------------
                                            Name:
                                            Title:



                                     DATA BUSINESS FORMS LIMITED



                                     By  /s/ Data Business Forms Limited
                                       --------------------------------------
                                            Name:
                                            Title:



                                     FLEET NATIONAL BANK
                                     Individually and as Agent




                                     By  /s/ Fleet National Bank
                                       --------------------------------------
                                            Name:
                                            Title:

                                     BANK ONE, N.A.



                                     By    /s/ Bank One, N.A.
                                       --------------------------------------
                                            Name:
                                            Title:

                                     COMERICA BANK



                                     By  /s/ Commerce Bank
                                       --------------------------------------
                                           Name:
                                           Title:

                                     BANK OF AMERICA



                                     By  /s/ Bank of America
                                       --------------------------------------
                                          Name:
                                          Title:

                                     UNION BANK OF CALIFORNIA, N.A.



                                     By    /s/ Union Bank of California, N.A.
                                       ---------------------------------------
                                          Name:
                                          Title:

                                     NATIONAL CITY BANK



                                     By  /s/ National City Bank
                                       ----------------------------------------
                                          Name:
                                          Title: